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ASSET PURCHASE AGREEMENT

BY AND BETWEEN

SIERRA PACIFIC POWER COMPANY
d/b/a NV ENERGY

AND

CALIFORNIA PACIFIC ELECTRIC COMPANY, LLC

DATED: April 22, 2009

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TABLE OF CONTENTS

ASSET PURCHASE AGREEMENT		1

Article I DEFINITIONS		1

1.1	Definitions	1
1.2	Other Definitional and Interpretive Matters	12
1.3	Joint Negotiation and Preparation of Agreement	13

Article II PURCHASE AND SALE		13

2.1	The Sale	13
2.2	Excluded Assets	15
2.3	Assumed Obligations	17
2.4	Excluded Liabilities	18

Article III PURCHASE PRICE		19

3.1	Purchase Price	19
3.2	Determination of Purchase Price	19
3.3	Allocation of Purchase Price	21
3.4	Proration	21

Article IV THE CLOSING		22

4.1	Time and Place of Closing	22
4.2	Payment of Closing Payment Amount	22
4.3	Deliveries by Seller	22
4.4	Deliveries by Buyer	23

Article V REPRESENTATIONS AND WARRANTIES OF SELLER		24

5.1	Organization; Qualification	24
5.2	Authority Relative to this Agreement	24
5.3	Consents and Approvals; No Violation	24
5.4	Governmental Filings	25
5.5	Financial Information; No Material Adverse Effect	25
5.6	Operation in the Ordinary Course	25
5.7	Title	26
5.8	Leases	26
5.9	Environmental	26
5.10	Certain Contracts and Arrangements	26
5.11	Legal Proceedings and Orders	27
5.12	Permits	27
5.13	Compliance with Laws	28
5.14	Insurance	28
5.15	Taxes	28
5.16	Employment and Labor Matters	28
5.17	ERISA; Benefit Plans	29

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5.18	Fees and Commissions	29
5.19	FERC Accounts	29
5.20	Sufficiency of Assets	30
5.21	Intellectual Property	30
5.22	Effective Transfer of Purchased Assets	30
5.23	No Other Agreements	30
5.24	Affiliate Interests	30
5.25	No Material Misstatements or Omissions	30

Article VI REPRESENTATIONS AND WARRANTIES OF BUYER		31

6.1	Organization	31
6.2	Authority Relative to this Agreement	31
6.3	Consents and Approvals; No Violation	31
6.4	Buyer’s Knowledge	32
6.5	Fees and Commissions	32
6.6	Financial Capability	32

Article VII COVENANTS OF THE PARTIES		32

7.1	Conduct of Business	32
7.2	Access to Information	35
7.3	Notice of Events; Supplements to Disclosure Schedules	36
7.4	Expenses	37
7.5	Perimeter Metering, System Coordination, and Interconnection	37
7.6	Easements	39
7.7	Interconnection and Transmission Reservations	39
7.8	Further Assurances	39
7.9	Consents and Approvals of Governmental Entities	40
7.10	Consents and Approvals of Other Third Parties	42
7.11	Tax Matters	43
7.12	Employees	44
7.13	Employee Benefits	45
7.14	Eminent Domain; Casualty Loss	47
7.15	Transitional Use of Signage and Other Materials	49
7.16	Litigation Support	49
7.17	Notification of Customers	49
7.18	Equipment Relocation	49
7.19	Borderline Customer Agreements	49
7.20	Public Statements	50
7.21	Title Insurance	50
7.22	Franchises	50

Article VIII CONDITIONS TO CLOSING		50

8.1	Conditions to Each Party’s Obligations to Effect the Closing	50
8.2	Conditions to Obligations of Buyer	51
8.3	Conditions to Obligations of Seller	53

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Article IX INDEMNIFICATION		54

9.1	Survival of Representations and Warranties	54
9.2	Indemnification	54
9.3	Indemnification Procedures	55
9.4	Limitations on Indemnification	57
9.5	Applicability of Article IX	59
9.6	Tax Treatment of Indemnity Payments	59
9.7	No Consequential Damages	59
9.8	Exclusive Remedy	59

Article X TERMINATION		60

10.1	Termination	60
10.2	Procedure and Effect of Termination	61
10.3	Remedies upon Termination	61
10.4	Specific Performance; Attorney’s Fees	62

Article XI MISCELLANEOUS		63

11.1	Amendment and Modification	63
11.2	Waiver of Compliance; Consents	63
11.3	Notices	63
11.4	Assignment	64
11.5	Governing Law	64
11.6	Severability	65
11.7	Entire Agreement	65
11.8	Bulk Sales or Transfer Laws	65
11.9	Delivery	65
11.10	Waiver of Jury Trial	65

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EXHIBITS AND SCHEDULES

Exhibit 1.1-A	Form of Assignment of Easements
Exhibit 1.1-B	Form of Bill of Sale, Assignment and Assumption Agreement
Exhibit 1.1-C	Form of Special Warranty Deed
Exhibit 1.1-D	Emergency Backup Service Agreement Term Sheet
Exhibit 1.1-E	System Coordination Agreement Term Sheet
Exhibit 1.1-F	Transmission Interconnection Agreement Term Sheet
Exhibit 3.1	Determination of Purchase Price
Exhibit 3.1.A	Example of Closing Payment Amount
Exhibit 3.1.B	Example of Post-Closing Adjustment Statement
Exhibit 3.1.C	Sample Calculation of Purchase Price
Exhibit 4.3(l)	Form of Opinion of Seller’s Counsel
Exhibit 4.4(i)	Form of Opinion of Buyer’s Counsel
Exhibit 7.9(b)	Regulatory Plan
Exhibit 7.12(b)	Transferred Employees

Schedule 1.1-A	Buyer Required Regulatory Approvals
Schedule 1.1-B	Permitted Encumbrances
Schedule 1.1-C	Seller Required Regulatory Approvals
Schedule 1.1-D	Seller’s Knowledge
Schedule 1.1-E	Territory
Schedule 2.1(a)(i)	Real Property
Schedule 2.1(a)(ii)	Distribution Assets
Schedule 2.1(a)(iv)	Vehicles
Schedule 2.1(j)	Other Assets
Schedule 2.2(d)	Retained Agreements
Schedule 2.2(n)	Other Excluded Assets
Schedule 5.3	Seller’s Consents and Approvals
Schedule 5.4	Governmental Filings
Schedule 5.5	Material Adverse Effect
Schedule 5.6	Transactions Outside the Ordinary Course of Business
Schedule 5.7	Title
Schedule 5.8	Real Property Leases
Schedule 5.9(a)-1	Sufficiency of Environmental Permits
Schedule 5.9(a)-2	Environmental Permits
Schedule 5.9(b)	Environmental Notices
Schedule 5.9(c)	Environmental Claims or Releases
Schedule 5.10(a)	Certain Contracts and Arrangements
Schedule 5.10(b)	Franchises
Schedule 5.11	Legal Proceedings and Orders
Schedule 5.12(a)	Permits
Schedule 5.12(b)	Sufficiency of Permits
Schedule 5.13	Compliance with Laws
Schedule 5.14	Insurance
Schedule 5.16(a)	Collective Bargaining Agreements

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Schedule 5.16(b)	Labor Matters
Schedule 5.17(a)	ERISA; Benefit Plans
Schedule 5.17(c)	Benefit Plan Obligations
Schedule 5.21	Intellectual Property
Schedule 6.3	Buyer’s Consents and Approvals
Schedule 7.1	Conduct of Business
Schedule 7.12(a)	Locals
Schedule 8.1(c)	Required Consents

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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”) is made and entered into as of April 22, 2009 by and between Sierra Pacific Power Company, a Nevada corporation d/b/a NV Energy (“Seller”), and California Pacific Electric Company, LLC, a California limited liability company (“Buyer”).

WHEREAS, Buyer desires to purchase, and Seller desires to sell, the Purchased Assets (as hereinafter defined) upon the terms and conditions set forth in this Agreement;

WHEREAS, contemporaneously with the execution of this Agreement, Algonquin Power Fund (America) Inc. (“Algonquin America”) is executing and delivering an APA Co-signatory Agreement (“APA Co-signatory Agreement”) pursuant to which Algonquin America guarantees, subject to the terms thereof, payment by Buyer in respect of certain covenants and obligations of Buyer under this Agreement and the other documents associated with the transaction contemplated hereunder; and

WHEREAS, contemporaneously with the execution of this Agreement, Algonquin Power Income Fund (“Algonquin Power”) is executing and delivering a Guarantee of APA Co-signatory Agreement (“Guarantee”) pursuant to which Algonquin Power guarantees, subject to the terms thereof, payment by Algonquin America under the APA Co-signatory Agreement;

NOW THEREFORE, in consideration of the Parties’ respective covenants, representations, warranties, and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.

  (a) As used in this Agreement, the following terms have the meanings specified in this Section 1.1(a):

“Affiliate” has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

“Affiliated Group” means any affiliated group within the meaning of Code section 1504(a) or any similar group defined under a similar provision of Law.

“Assignment of Easements” means the form of Assignment of Easements set forth on Exhibit 1.1-A.

“Bill of Sale” means the bill of sale, assignment and assumption agreement to be executed and delivered by Seller and Buyer at the Closing, in the form of Exhibit 1.1-B.

“Borderline Customer Agreements” means one or more agreements, to be consistent with the principles set forth in Section 7.19, pursuant to which each Party, following the Effective Time and without becoming subject to regulation by the state utility regulatory commission of the other Party, shall either provide electric distribution service to, or provide wholesale power to the other Party to enable such Party to provide electric distribution service to, certain customers

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located in the franchised service territory of the other Party that cannot economically be served by the Party that otherwise serves such franchised service territory.

“Business” means the business of distributing retail electric utility services to Seller’s retail distribution customers in the Territory, providing certain wholesale power to Pacific Gas and Electric Company, and owning and operating the Purchased Assets.

“Business Agreements” means any contract, agreement, real or personal property lease, commitment, understanding, or instrument (other than the Retained Agreements) to which Seller is a party or by which it is bound that either (i) is listed or described on Schedule 5.8 or Schedule 5.10(a), or (ii) relates principally to the Business or the Purchased Assets and (A) has been entered into, renewed, extended, or otherwise amended in the ordinary course of business and does not involve annual obligations in excess of $100,000, or (B) is entered into, renewed, extended, or otherwise amended after the date hereof consistent with the terms of this Agreement.

“Business Day” means any day other than Saturday, Sunday, or any day which is a legal holiday or a day on which banking institutions in Reno, Nevada or Toronto, Ontario are authorized by Law to close.

“Buyer Desired Business Agreements” means any Business Agreement which Buyer has, at least 15 days prior to the Closing Date, advised Seller that Buyer wishes to have transferred to Buyer as of the Effective Time, whether by assignment or otherwise.

“Buyer Group” means Algonquin Power and Emera.

“Buyer Required Regulatory Approvals” means (i) the filings by Seller and Buyer required by the HSR Act and the expiration or earlier termination of all waiting periods under the HSR Act, and (ii) the approvals set forth on Schedule 1.1-A.

“Buyer’s Representatives” means Buyer’s accountants, employees, counsel, environmental consultants, financial advisors, and other representatives.

“Claims” means any and all administrative, regulatory, or judicial actions or causes of action, suits, petitions, proceedings (including arbitration proceedings), investigations, hearings, demands, demand letters, claims, or notices of noncompliance or violation delivered by any Governmental Entity or other Person.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“COBRA Continuation Coverage” means the continuation of medical coverage required under sections 601 through 608 of ERISA, and section 4980B of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

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“Confidentiality Agreement” means the Confidentiality Agreement, dated June 4, 2008 between Seller and Algonquin Power.

“CPUC” means the California Public Utilities Commission.

“Documents” means all files, documents, instruments, papers, books, reports, tapes, microfilms, photographs, letters, ledgers, journals, title policies, real property surveys, purchase orders, invoices, copies of cancelled checks, engineering assessments, technical reports, economic studies, customer lists and information, regulatory filings including in respect of general or other rate cases, operating data and plans, technical documentation (such as design specifications, functional requirements, and operating instructions), user documentation (such as installation guides, user manuals, and training materials), Transferred Employee Records, and other similar materials related principally to the Business, the Purchased Assets, or the Assumed Obligations; provided, that “Documents” does not include: (i) information which, if provided to Buyer, would violate any applicable Law or Order or the Governing Documents of Seller or any of its Affiliates, (ii) bids, letters of intent, expressions of interest, or other proposals received from others in connection with the transactions contemplated by this Agreement or otherwise and information and analyses relating to such communications, (iii) any information, the disclosure of which would jeopardize any legal privilege relating to such information asserted by Seller or any of its Affiliates in a hearing (provided, that in the case of any items that would be Documents but for such privilege, Seller will use commercially reasonable efforts at Buyer’s request to put safeguards in place to protect such privilege) or would cause Seller or any of its Affiliates to breach a confidentiality obligation by which it is bound (provided, that in the case of any items that would be Documents but for a confidentiality obligation, Seller will use commercially reasonable efforts at Buyer’s request to promptly obtain a waiver of such obligation), (iv) any valuations or projections of or related to the Business, the Purchased Assets, or the Assumed Obligations (other than customary studies, reports, and similar items prepared by or on behalf of Seller for the purposes of completing, performing, prosecuting or executing general or any other rate cases, unperformed service obligations, Easement relocation obligations, and engineering and construction required to complete scheduled construction, construction work in progress, and other capital expenditure projects, in each case related principally to the Business and the Purchased Assets), (v) any information management systems of Seller, or (vi) any rights, information, or other matters to the extent used for or on the Internet, including any web pages or other similar items.

“Emera” means Emera Incorporated, a corporation organized under the laws of the Province of Nova Scotia.

“Emergency Backup Service Agreement” means the agreement to provide backup electric power service, consistent with the principles set forth in Exhibit 1.1-D attached hereto and having such other terms and in such form as shall be agreed upon by the Parties as soon as practical following the date of this Agreement, to be executed and delivered by Seller and Buyer at Closing.

“Encumbrances” means any mortgages, pledges, liens, claims, charges, security interests, conditional and installment sale agreements, activity and use limitations, easements, covenants, encumbrances, obligations, limitations, title defects, deed restrictions, and any other restrictions

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of any kind, including restrictions on use, transfer, receipt of income, or exercise of any other attribute of ownership.

“Environment” means all or any of the following media: soil, land surface and subsurface strata, surface waters (including navigable waters, streams, ponds, drainage basins, and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including the air within buildings and the air within other natural or man-made structures above or below ground), plant and animal life, and any other natural resource.

“Environmental Claims” means any and all Claims (including any such Claims involving toxic torts or similar liabilities in tort, whether based on negligence or other fault, strict or absolute liability, or any other basis) arising pursuant to any Environmental Laws or Environmental Permits, or arising from the presence, Release, or threatened Release (or alleged presence, Release, or threatened Release) into the Environment of any Hazardous Materials, including any and all Claims by any Governmental Entity or by any Person for enforcement, cleanup, remediation, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation, or injunctive relief pursuant to any Environmental Law or for any property damage or personal or bodily injury (including death) or threat of injury to health, safety, natural resources, or the Environment.

“Environmental Laws” means all Laws relating to pollution or the protection of human health, safety, the Environment, or damage to natural resources, including Laws relating to Releases and threatened Releases or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials.  Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Endangered Species Act, 16 U.S.C. § 1531 et seq.; the National Environmental Policy Act, 42 U.S.C. § 4321, et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Atomic Energy Act, 42 U.S.C. § 2014 et seq.; the Nuclear Waste Policy Act, 42 U.S.C. § 10101 et seq.; and their state and local counterparts or equivalents, all as amended from time to time, and regulations issues pursuant to any of those statutes.

“Environmental Permits” means all permits, certifications, licenses, franchises, quotas, exemptions, approvals, consents, waivers or other authorizations of Governmental Entities issued under or with respect to applicable Environmental Laws and used or held by Seller for the operation of the Business.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“FERC” means the Federal Energy Regulatory Commission.

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“Final Regulatory Order” means, with respect to a Required Regulatory Approval, an Order granting such Required Regulatory Approval that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which (i) the Order has become final and non-appealable, either because the statutorily-prescribed deadline for seeking rehearing or appeal of the Order has passed and no rehearing or appeal has been sought, or any such rehearing or appeal has been disposed of; (ii) any required waiting period prescribed by applicable Law before the transactions contemplated by this Agreement may be consummated has expired; and (iii) all conditions to effectiveness prescribed therein or otherwise by Law or Order have been satisfied.

“GAAP” means United States generally accepted accounting principles, applied on a consistent basis.

“Generation Assets” means all assets owned by Seller used to generate electricity, other than the Kings Beach Generation Facility.

“Good Utility Practice” means any practices, methods, standards, guides, or acts, as applicable, that (i) are generally accepted in the region during the relevant time period in the regulated electric utility industry, (ii) are commonly used in prudent utility engineering, construction, project management, and operations, or (iii) would be expected if the Business is to be conducted at a reasonable cost in a manner consistent with Laws and Orders applicable to the Business and the objectives of reliability, safety, environmental protection, economy, and expediency.  Good Utility Practice includes acceptable practices, methods, or acts generally accepted in the region, and is not limited to the optimum practices, methods, or acts to the exclusion of all others.

“Governing Documents” of a Party means the articles or certificate of incorporation and bylaws, or comparable governing documents, of such Party.

“Governmental Entity” means the United States of America and any other federal, state, local, or foreign governmental or regulatory authority, department, agency, commission, body, court, or other governmental entity.

“Hazardous Material” means (i) any chemicals, materials, substances, or wastes which are now or hereafter defined as or included in the definition of  “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic substance,” “extremely hazardous substance,” “pollutant,” “contaminant,” or words of similar import under any applicable Environmental Laws; (ii) any petroleum, petroleum products (including crude oil or any fraction thereof), natural gas, natural gas liquids, liquefied natural gas or synthetic gas useable for fuel (or mixtures of natural gas and such synthetic gas), or oil and gas exploration or production waste, polychlorinated biphenyls, asbestos-containing materials, mercury, and lead-based paints; and (iii) any other chemical, material, substances, waste, or mixture thereof which is prohibited, limited, or regulated by Environmental Laws.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder.

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“Income Tax” means any Tax based upon, measured by, or calculated with respect to (i) net income, profits, or receipts (including capital gains Taxes and minimum Taxes) or (ii) multiple bases (including corporate franchise and business license Taxes) if one or more of the bases on which such Tax may be based, measured by, or calculated with respect to is described in clause (i), in each case together with any interest, penalties, or additions to such Tax.

“Independent Accounting Firm” means any independent accounting firm of national reputation mutually appointed by Seller and Buyer; provided, however, that if the Parties are unable to so agree, each shall select an accounting firm, and such accounting firms shall mutually agree upon and appoint a third, which third shall be the Independent Accounting Firm.

“Independent Engineering Firm” means any electric utility engineering firm of national reputation mutually appointed by Seller and Buyer; provided, however, that if the Parties are unable to so agree, each shall select an electric utility engineering firm, and such engineering firms shall mutually agree upon and appoint a third, which third shall be the Independent Engineering Firm.

 “Intellectual Property” shall mean (a) any U.S. or foreign patents, copyrights, trademarks, maskworks, and other similar intangible rights throughout the world, and applications or registrations for any of the foregoing, (b) any protectible or proprietary interest, whether registered or unregistered, in know how, trade secrets, database rights, software, operating and manufacturing procedures, designs, specifications and the like, (c) any protectible or proprietary interest in any similar intangible asset of a technical, scientific or creative nature, and (d) any protectible or proprietary interests in or to any documents or other tangible media containing any of the foregoing.

“Kings Beach Generation Facility” means the generation facility located in Placer County, California, which includes six diesel generation units having a total nameplate capacity of 12 megawatts.

“Lake Tahoe Employees” means the employees of Seller who are based in the Territory.

“Law” means any statutes, regulations, rules, ordinances, codes, and similar acts or promulgations of any Governmental Entity.

“Loss” or “Losses” means losses, liabilities, damages, obligations, payments, costs, and expenses (including the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto and reasonable attorneys’ fees and reasonable disbursements in connection therewith).

“Material Adverse Effect” means a material adverse effect on the business, assets, properties, prospects, expected future profits, results of operations, or financial condition of the Business and the Purchased Assets (taken as a whole), with prospects and future profits judged against the current and recent historical performance of the Purchased Assets and the financial performance and profits of the Business, or on the ability of the Seller or any of its Affiliates to perform timely its obligations under this Agreement or to consummate the transactions

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contemplated hereby on a timely basis, which effect is considered in the aggregate with all other changes, whether beneficial or adverse, in the Business and the Purchased Assets (taken as a whole), but shall not include an effect (i) that has been cured (including by payment of money or credit to the Purchase Price; provided neither Buyer nor Seller have an obligation to make such payment or provide such credit) on or before the Closing Date, or (ii) the cost of which Buyer believes, acting reasonably, will be fully recovered through rates (except that any portion of the cost which is not anticipated to be recovered in rates together with the delay costs associated with the reasonably expected lag in the establishment of rates necessary to provide such recovery shall be considered in determining whether a Material Adverse Effect has occurred), or (iii) that results from or arises out of: (A) factors generally affecting the international, national or regional economy, financial markets, capital markets, or commodities markets, (B) any change in international, national, regional, or local regulatory or political conditions, (C) any Law or Order (other than a Law adopted or an Order issued specifically with respect to the Business, the Purchased Assets, or the transactions contemplated by this Agreement), (D) any change in accounting standards, principles, or interpretations, (E) the execution, announcement, or performance of this Agreement or the transactions contemplated hereby, (F) any matter or change in any matter disclosed in this Agreement, or any Schedule or Exhibit hereto, or any other certificate or instrument delivered to Buyer prior to the Closing under or in accordance herewith, or (G) any action permitted under this Agreement or taken with the consent of Buyer.

“Non-Rate Recoverable” means any expense or investment which would not reasonably be included by the CPUC in the determination of the value of the total assets and/or in the amount of recoverable expenses for rate making purposes in the context of establishing rates and tariffs for the Business.

“OATT” means the Sierra Pacific Resources Operating Companies Open Access Transmission Tariff, as the same may be amended, modified or replaced from time to time.

“Order” means any order, decision, judgment, writ, injunction, decree, directive, or award of a court, administrative judge, or other Governmental Entity acting in an adjudicative or regulatory capacity, or of an arbitrator with applicable jurisdiction over the subject matter.

“Party” means either Buyer or Seller, as indicated by the context, and “Parties” means Buyer and Seller.

“Permits” means all permits, certifications, licenses, franchises, quotas, exemptions, approvals, consents, waivers or other authorizations of Governmental Entities issued under or with respect to applicable Laws or Orders and used or held by Seller for the operation of the Business, other than Environmental Permits.

“Permitted Encumbrances” means (i) those Encumbrances set forth in Schedule 1.1-B; (ii) Encumbrances securing or created by or in respect of any of the Assumed Obligations; (iii) statutory liens for current Taxes or assessments not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings, none of which contested matters is material; (iv) mechanics’, carriers’, workers’, repairers’, landlords’, and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of Seller or the validity or amount of which is being

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contested in good faith by appropriate proceedings, none of which contested matters is material, or pledges, deposits, or other liens securing the performance of bids, trade contracts, leases, or statutory obligations (including workers’ compensation, unemployment insurance, or other social security legislation); (v) zoning, entitlement, restriction, and other land use and environmental regulations by Governmental Entities that do not materially interfere with the present use of the Purchased Assets; (vi) any Encumbrances set forth in any state, local, or municipal franchise or governing ordinance under which any portion of the Business is conducted; (vii) all rights of condemnation, eminent domain, or other similar rights of any Person; and (viii) such other Encumbrances (including requirements for consent or notice in respect of assignment of any rights) which do not, individually or in the aggregate, materially interfere with Buyer’s use of the Business and the Purchased Assets (taken as a whole), and do not secure indebtedness or the payment of the deferred purchase price of property (except for Assumed Obligations).

“Person” means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or Governmental Entity.

“Power Purchase Agreement” means the Service Agreement dated April 22, 2009, between Seller and Buyer, pursuant to which Seller has agreed to sell power and capacity to Buyer following the Closing upon the terms and conditions set forth therein.

“Prime Rate” means, for any day, the per annum rate of interest quoted by Wachovia Bank, National Association (or its successor) as its prime commercial lending rate.

“PUCN” means the Public Utilities Commission of Nevada.

“Regulatory Order” means an Order issued by the CPUC, PUCN or FERC that affects or governs the rates, services, or other utility operations of the Business.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Materials into the Environment.

“Required Regulatory Approvals” means the Seller Required Regulatory Approvals and the Buyer Required Regulatory Approvals.

“SEC” means the Securities and Exchange Commission.

“Seller Disclosure Schedules” means, collectively, Schedule 1.1-C and all Schedules referenced in Article V of this Agreement.

“Seller Marks” means the names “NV Energy,” “Sierra Pacific Power Company,” “Sierra Pacific Power,” “Sierra Pacific Resources,” and “Sierra Pacific”, and any derivative of any of the foregoing, and any related, similar, and other trade names, trademarks, service marks, and logos of Seller.

“Seller Required Regulatory Approvals” means (i) the filings by Seller and Buyer required by the HSR Act and the expiration or earlier termination of all waiting periods under the HSR Act, and (ii) the approvals set forth on Schedule 1.1-C.

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“Seller’s Knowledge,” or words to similar effect, means the actual knowledge of the persons set forth in Schedule 1.1-D, after due and appropriate inquiry into the relevant matter of all reasonable sources of information possessed by or readily accessible to Seller pertaining to the matter in question, including employees of Seller who could be reasonably expected to have knowledge or information with respect to the matter in question, but without obligation to contact any third party to confirm the non-existence of any Claim or default.

“Seller’s Representatives” means Seller’s accountants, employees, counsel, environmental consultants, financial advisors, managers and other representatives.

“Special Warranty Deed” means the special warranty deed or deeds to be executed and delivered by Seller at the Closing, substantially in the form set forth on Exhibit 1.1-C attached hereto.

“Subsidiary,” when used in reference to a Person, means any Person of which outstanding securities or other equity interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such Person are owned directly or indirectly by such first Person.

“System Coordination Agreement” means an agreement providing for the coordination of the integrated operation and maintenance of the distribution system forming part of the Purchased Assets and the other distribution assets of Seller, consistent with the principles set forth in Exhibit 1.1-E attached hereto and having such other terms and in such form as shall be agreed upon by the Parties as soon as practical following the date of this Agreement, to be executed and delivered by Seller and Buyer at Closing.

“Tax” and “Taxes” means all taxes, charges, fees, levies, penalties, or other assessments imposed by any foreign or United States federal, state, or local taxing authority, including income, excise, property, sales, transfer, franchise, license, payroll, withholding, social security, or other taxes (including any escheat or unclaimed property obligations), including any interest, penalties, or additions attributable thereto.

“Tax Affiliate” of a Person means a member of that Person’s Affiliated Group and any other Subsidiary of that Person which is a partnership or is disregarded as an entity separate from that Person for Tax purposes.

“Tax Return” means any return, report, information return, or other document (including any related or supporting information) required to be supplied to any Governmental Entity with respect to Taxes.

“Territory” means the service territory described in Schedule 1.1-E.

“Transferred Employee Records” means the following records relating to Transferred Employees: (i) skill and development training records and resumes, (ii) seniority histories, (iii) salary and benefit information, (iv) Occupational, Safety and Health Administration medical reports, (v) active medical restriction forms, and (vi) job performance reviews and applications; provided that such records will not be deemed to include any record which Seller is restricted by applicable Law or agreement from providing to Buyer (provided that, in the case of restriction by

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agreement, Seller will use commercially reasonable efforts at Buyer’s request to obtain amendment or waiver of such restriction).

“Transition Services Agreement” means the Transition Services Agreement, dated as of April 22, 2009, by and between Seller and Buyer.

“Transmission Assets” means all assets owned by Seller used to transmit electricity under the jurisdiction of the FERC and subject to the OATT and which assets are not included in the FERC Accounts.  Transmission Assets include all real property, facilities, equipment, materials, supplies, other personal property, contracts, permits, easements and rights principally used in or for the conduct of the Transmission Business.

“Transmission Business” means the electric utility transmission business conducted by Seller.

“Transmission Interconnection Agreement” means a transmission to transmission interconnection agreement, consistent with the principles set forth in Exhibit 1.1-F attached hereto and having such other terms and in such form as shall be agreed upon by the Parties as soon as practical following the date of this Agreement, to be executed and delivered by Seller and Buyer at Closing.

“WARN Act” means the Worker Adjustment Retraining and Notification Act of 1988, as amended.

(b)           In addition, each of the following terms has the meaning specified in the Exhibit or Section set forth opposite such term:

Term                                                                                     Reference

Adjustment Dispute Notice                                             Section 3.2(d)

Affected Party                                                                    Exhibit 1.1-E

Agreement                                                                          Recitals

Algonquin America                                                           Recitals

Algonquin Power                                                               Recitals

APA Co-signatory Agreement                                        Recitals

Assumed Environmental Liabilities                                Section 2.3(g)

Assumed Obligations                                                       Section 2.3

Benefit Plan                                                                        Section 5.17(a)

Buyer                                                                                   Recitals

California Utility                                                                 Exhibit 7.9(b)

Closing                                                                                Section 4.1

Closing Date                                                                       Section 4.1

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Closing Payment Amount                                                   Section 3.2(a)

Collective Bargaining Agreement                                      Section 5.16(a)

Confidential Information                                                     Section 7.2(b)

contract year                                                                         Exhibit 1.1-D

Direct Loss                                                                            Section 9.3(d)

Distribution Assets                                                             Section 2.1(a)(ii)

Easements                                                                             Section 7.6

Effective Time                                                                       Section 4.1

Excluded Assets                                                                   Section 2.2

Excluded Liabilities                                                               Section 2.4

FERC Accounts                                                                    Exhibit 3.1

Franchises                                                                             Section 5.10(b)

Final Purchase Price                                                             Section 3.2(c)

Guarantee                                                                               Recitals

Indemnifiable Loss                                                               Section 9.2(a)

Indemnifying Party                                                               Section 9.3(a)

Indemnitee                                                                             Section 9.2(c)

Inventory                                                                               Section 2.1(a)(iii)

IT Assets                                                                               Section 2.1(a)(v)

Locals                                                                                     Section 7.12(a)

machine hour                                                                         Exhibit 1.1-D

Member                                                                                   Exhibit 7.9(b)

Member Transfer                                                                   Exhibit 7.9(b)

Net Plant In Service                                                               Exhibit 3.1

North American Electric Reliability Corporation               Section 5.4

Post-Closing Adjustment Statement                                   Section 3.2(c)

Purchase Price                                                                         Section 3.1

Purchased Assets                                                                   Section 2.1

Qualifying Offer                                                                       Section 7.12(b)

Real Property                                                                            Section 2.1(a)(i)

Reimbursed Metering Costs                                                  Section 7.5(b)

Retained Agreements                                                              Section 2.2(d)

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Seller                                                                                             Recitals

Seller Accounts Receivable                                                      Exhibit 3.1

Seller A/R Payment Amount                                                    Section 3.2(a)

Shared Easement Rights                                                           Section 7.6

Shared Easements                                                                      Section 7.6

Substations                                                                                 Section 2.1(a)(ii)

Termination Date                                                                        Section 10.1(b)

Termination Fee                                                                          Section 10.3(b)

Third Party Claim                                                                        Section 9.3(a)

Transferable Environmental Permits                                        Section 2.1(h)

Transferable Permits                                                                   Section 2.1(g)

Transferred Employee                                                                 Section 7.12(b)

Transition Committee                                                                  Section 7.1(b)

Value                                                                                              Exhibit 3.1

Vehicles                                                                                        Section 2.1(a)(iv)

1.2 Other Definitional and Interpretive Matters.

  Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation apply:

(a) Calculation of Time Period.  When calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded.  If the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day.

(b) Dollars.  Any reference in this Agreement to “dollars” or “$” means U.S. dollars.

(c) Exhibits and Schedules.  Unless otherwise expressly indicated, any reference in this Agreement to an “Exhibit” or a “Schedule” refers to an Exhibit or Schedule to this Agreement.  The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement.  Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein are defined as set forth in this Agreement.  In the event of conflict or inconsistency, the order of prevalence shall be:  this Agreement, the Exhibits, the Schedules.

(d) Gender and Number.  Any reference in this Agreement to gender includes all genders, and the meaning of defined terms applies to both the singular and the plural of those terms.

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(e) Headings.  The provision of a Table of Contents, the division of this Agreement into Articles, Sections, and other subdivisions, and the insertion of headings are for convenience of reference only and do not affect, and will not be utilized in construing or interpreting, this Agreement.  All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

(f) “Herein”.  The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement (including the Schedules and Exhibits to this Agreement) as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(g) “Including”.  The word “including” or any variation thereof means “including, without limitation” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

(h) “To the extent”.    The words “to the extent” when used in reference to a liability or other matter, means that the liability or other matter referred to is included in part or excluded in part, with the portion included or excluded determined based on the portion of such liability or other matter exclusively related to the subject or period.

(i) “Principally in the Business”.  With reference to assets owned by Seller, and liabilities of Seller, which are used by, in, or for, or relate to, the Business, the phrases “principally in the Business,” “principally for the Business,” and other statements of similar import will be construed to refer to assets or liabilities that are: (i) specifically listed in a Schedule setting forth Purchased Assets or Assumed Obligations; or (ii) that are not Excluded Assets or Excluded Liabilities and are utilized (or in the case of liabilities, are incurred) principally in the conduct of the Business.

1.3 Joint Negotiation and Preparation of Agreement.  The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as jointly drafted by the Parties hereto and no presumption or burden of proof favoring or disfavoring any Party will exist or arise by virtue of the authorship of any provision of this Agreement.

ARTICLE II

PURCHASE AND SALE

2.1 The Sale.   Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, Seller will sell, assign, convey, transfer, and deliver to Buyer, and Buyer will purchase and acquire from Seller, free and clear of all Encumbrances (except for Permitted Encumbrances), all of Seller’s right, title, and interest in, to, and under the  real and personal property, tangible or intangible, described below, as the same exists at the Effective Time (and, as applicable and as permitted or contemplated hereby, with such additions and deletions as shall occur from the date hereof through the Effective Time), except to the extent that such assets are Excluded Assets (collectively, the “Purchased Assets”):

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(a) The property (both real and personal), plant and equipment assets set out in the FERC Accounts set forth in Exhibit 3.1 (determined as of the Effective Time) including:

(i) the real property and real property interests described on Schedule 2.1(a)(i), including buildings, structures, substations, the Kings Beach Generation Facility, the Kings Beach switching substation, other improvements, and fixtures located thereon, the leasehold and subleasehold interests under the leases described on Schedule 5.8 (to the extent such leasehold and subleasehold interests are assignable), and the Easements and Shared Easement Rights to be conveyed at the Closing pursuant to Section 7.6 (to the extent such Easements and Shared Easement Rights are assignable) (collectively, the “Real Property”);

(ii) the substations listed on Schedule 2.1(a)(ii) (the “Substations”) and all other electric utility distribution system assets (other than Transmission Assets) installed in the Territory and used principally in the Business, as generally described on  Schedule 2.1(a)(ii), including lines, poles, wires, switches, and other similar equipment (overhead and underground) (collectively, including the Substations, the “Distribution Assets”);

(iii) all parts and other inventory, including lines, poles, wires, switches, transformers, relays, and fuel, that is either (A) held for use specifically in connection with the Distribution Assets or Kings Beach Generation Facility, or (B) of a type and amount that is reasonably determined by Seller as of the Closing to be attributable or allocable to the Business based upon historical relative use thereof by the Business and Seller’s other operations (collectively, the “Inventory”);

(iv) the vehicles listed on Schedule 2.1(a)(iv), to the extent owned, whether on the date hereof or as a result of the purchase thereof by Seller pursuant to Section 7.10(c) (the “Vehicles”) (with any vehicles listed on Schedule 2.1(a)(iv) that are leased being governed by Section 7.10);

(v) all information technology and communications equipment that is installed or in use solely at or on, and used principally in connection with the operation of, the Distribution Assets, the Kings Beach Generation Facility, or the other Real Property, other than such equipment that (A) is specifically excluded pursuant to Section 2.2, or (B) constitutes a portion of an integrated system of Seller and cannot reasonably be incorporated into a replacement of such system with respect to the Purchased Assets (the “IT Assets”);

(vi) all furnishings, fixtures, machinery, equipment, materials and other tangible personal property (other than Inventory, Vehicles, and IT Assets) that is located in the Territory and that either constitutes a part of, or is used principally in connection with the operation of, the Distribution Assets, the Kings Beach Generation Facility, or the other Real Property;

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(b) all warranties against manufacturers or vendors relating to any of the Purchased Assets, to the extent that such warranties are assignable in connection with the transactions contemplated hereby, and all rights of Seller with respect to Intellectual Property of Seller or of any third party that is necessary for the use of any equipment or other tangible assets included in the Purchased Assets;

(c) the accounts receivable, prepayments, deferred charges and similar items principally related to the Business to the extent that Buyer is directly or indirectly, contingently or otherwise, entitled to the benefit of such items, all of a nature required to be and which are (as of the Effective Time) included in the applicable FERC Accounts set forth on Exhibit 3.1 (including any interest accrued with respect to any of the foregoing);

(d) the Documents and all rights of Seller with respect to any Intellectual Property of Seller or of any third party embodied therein;

(e) the Buyer Desired Business Agreements and the Franchises, in each case, to the extent the same are assignable (regardless of whether such assignment requires consent, provided that such consent has been obtained prior to the Effective Time) in connection with the transactions contemplated hereby;

(f) any assets that are leased on the date hereof but that are purchased by Seller pursuant to Section 7.10(c) for inclusion in the Purchased Assets;

(g) the Permits listed on Schedule 5.12(a), in each case to the extent the same are assignable (regardless of whether such assignment requires consent, provided that such consent has been obtained prior to the Effective Time) in connection with the transactions contemplated hereby (the “Transferable Permits”);

(h) the Environmental Permits listed on Schedule 5.9(a)-2, in each case to the extent the same are assignable (regardless of whether such assignment requires consent, provided that such consent has been obtained prior to the Effective Time) in connection with the transactions contemplated hereby (the “Transferable Environmental Permits”);

(i) Claims and defenses of Seller to the extent such Claims or defenses relate to the Purchased Assets or Assumed Obligations, provided such Claims and defenses will be assigned by Seller, using commercially reasonable efforts, to Buyer without warranty or recourse;

(j) any other assets owned by Seller and set forth on Schedule 2.1(j); and

(k) any other assets principally related to the Business, other than the Excluded Assets.

2.2 Excluded Assets.  The Purchased Assets do not include any property or assets of Seller not described in Section 2.1 and, notwithstanding any provision to the contrary in Section 2.1 or elsewhere in this Agreement (other than as set forth on Schedule 2.1(j)), the Purchased

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Assets do not include the following property or assets of Seller (all assets excluded pursuant to this Section 2.2, the “Excluded Assets”):

(a) the Transmission Assets, the Generation Assets, and all assets principally related to the business of Seller other than the Business, including the business of generating and distributing electricity outside of the Territory;

(b) meters, switches, and other interconnection and metering equipment, in each case to the extent provided in the Transmission Interconnection Agreement;

(c) all software and software licenses (except to the extent set forth on Schedule 2.1(j) or Schedule 5.10(a)), all information technology and communications systems and equipment (other than the IT Assets), and any items set forth in or generally described in subparts (i) through (vi) of the definition of “Documents” in Section 1.1(a);

(d) all (i) agreements and contracts set forth on Schedule 2.2(d) (the “Retained Agreements”), (ii) tariffs, agreements and arrangements to which Seller or its Affiliates is a party for the purchase or sale of electric capacity or energy, or for the purchase of generation, transmission or ancillary services, and (iii) other agreements and contracts (including Business Agreements) that are not Buyer Desired Business Agreements or Franchises;

(e) any assets that have been disposed of in the ordinary course of business or otherwise in compliance with this Agreement after the date hereof and prior to the Effective Time and in respect of which an appropriate adjustment to the FERC Accounts on or before the Effective Time has been made;

(f) cash, cash equivalents, and bank deposits, including customer deposits and customer advances;

(g) certificates of deposit, shares of stock, securities, bonds, debentures, evidences of indebtedness, and any other debt or equity interest in any Person;

(h) the Seller Marks and, except as otherwise provided in Section 2.1(b) or Section 2.1(d), any other Intellectual Property or rights therein;

(i) subject to Section 3.4 hereof, any refund or credit related to Taxes paid by or on behalf of Seller, whether such refund is received as a payment or as a credit against future Taxes payable;

(j) all books, records, or the like other than the Documents;

(k) except to the extent expressly provided in Section 2.1(i), all of the Claims or causes of action of Seller against any Person;

(l) except with respect to insurance proceeds which may be assigned to Buyer pursuant to Section 7.14(b), all insurance policies, and rights thereunder, including any such policies and rights in respect of the Purchased Assets or the Business;

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(m) the rights of Seller arising under or in connection with this Agreement, any certificate or other document delivered in connection herewith, and any of the transactions contemplated hereby and thereby;

(n) assets used by Seller in performing corporate, support, administrative and other services from locations outside of the State of California which are not included in the FERC Accounts; and

(o) the assets and other rights set forth on Schedule 2.2(o).

2.3 Assumed Obligations.  On the Closing Date, Buyer will deliver to Seller the Assignment and Assumption Agreement pursuant to which Buyer will specifically assume, as of the Effective Time, the liabilities and obligations with respect to the following (the “Assumed Obligations”):

(a) any trade accounts payable or other accrued and unpaid current expenses in respect of goods and services incurred principally by or for the Business in the ordinary course of business to the extent attributable to the period on or after the Effective Time;

(b) all liabilities and obligations of Seller under the Buyer Desired Business Agreements to the extent that (i) such Buyer Desired Business Agreements are assigned to Buyer or (ii) Buyer receives the benefits of such Buyer Desired Business Agreement pursuant to Section 7.10(a), the Transferable Permits, the Transferable Environmental Permits, and any other agreements or contractual rights assigned to Buyer pursuant to the terms of this Agreement arising in respect of the period on or after the Effective Time;

(c) all liabilities and obligations of Seller with respect to over-recovered energy cost adjustment charges, customer deposits, customer advances for construction, deferred credits, regulatory liabilities and other similar items, in each case related principally to the Business or the Purchased Assets and outstanding on or arising after the Effective Time, all of a nature required to be and, to the extent outstanding on the Effective Time, which are (as of the Effective Time) included in the applicable FERC Accounts set forth on Exhibit 3.1 (including liability for any interest required to be accrued with respect to any of the foregoing);

(d) all liabilities and obligations relating to unperformed service obligations, Easement relocation obligations, and engineering and construction required to complete scheduled construction, construction work in progress, and other capital expenditure projects, in each case related principally to the Business or the Purchased Assets and outstanding on or arising after the Effective Time;

(e) all liabilities and obligations associated with the Purchased Assets or the Business in respect of Taxes for which Buyer is liable pursuant to Section 3.4 or Section 7.11;

(f) all liabilities and obligations for which Buyer is responsible pursuant to Section 7.13;

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(g) all liabilities, obligations, Environmental Claims, and demands arising under, in respect of, or relating to compliance or non-compliance with past, present and future Environmental Laws, existing, arising, or asserted with respect to the Business or the Purchased Assets, whether before, on, or after the Closing Date (the “Assumed Environmental Liabilities”) except that the Assumed Environmental Liabilities shall exclude any liabilities, obligations, Environmental Claims and demands (whether known or unknown) existing, arising, or asserted with respect to the Business or the Purchased Assets before the Closing Date to the extent the payments associated therewith would be Non-Rate Recoverable;

(h) all liabilities and obligations of Seller or Buyer (i) arising before, on or after the Effective Time under any Regulatory Orders applicable to the Business or the Purchased Assets (other than payment obligations of Seller arising before the Effective Time under any Regulatory Orders applicable to the Business or the Purchased Assets, to the extent such payments would be Non-Rate Recoverable and such obligations are not taken into account in determining the Purchase Price in accordance with Exhibit 3.1), or (ii) imposed on Buyer or the Purchased Assets or Business in connection with any Required Regulatory Approval.

2.4 Excluded Liabilities.  Seller acknowledges that the sole liabilities and obligations being assumed by Buyer are the Assumed Obligations and Seller shall retain all other liabilities and obligations including (collectively, the “Excluded Liabilities”):

(a) any trade accounts payable or other accrued and unpaid current expenses in respect of goods and services incurred by or for the Business in the ordinary course of business to the extent attributable to the period prior to the Effective Time;

(b) any liabilities or obligations of Seller to the extent related to any Excluded Assets;

(c) any liabilities or obligations of Seller in respect of indebtedness for borrowed money;

(d) any liabilities or obligations in respect of Taxes of Seller or any Tax Affiliate of Seller, or any liability of Seller for unpaid Taxes of any Person under Treasury Regulation section 1.1502-6 (or similar provision of state, local, or foreign law) as a transferee or successor, by contract or otherwise, except for Taxes for which Buyer is liable pursuant to Section 3.4 or Section 7.11;

(e) any obligations of Seller or any of its Affiliates for wages, vacation pay, other paid time off, employment Taxes, bonuses, other incentive compensation, commissions, expense reimbursement, or retention or severance pay to the extent attributable to the period prior to the Effective Time or which may become payable as a result of the Closing, except as otherwise provided in Section 7.13;

(f) any liabilities under or relating to any Employee Benefit Plan at any time maintained, contributed to or required to be contributed to by Seller or any of its

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Affiliates, or under which Seller or any Affiliate has or may incur liability, or any contributions, benefits or liabilities therefor, or any liability with respect to Seller’s or any of Seller’s Affiliates withdrawal or partial withdrawal from or termination of any Benefit Plan;

(g) except for the Assumed Environmental Liabilities, any liabilities or obligations arising from any lawsuit against Seller (including any workers compensation claim) involving the Purchased Assets or the Business filed or first arising prior to the Effective Time including as set out in Schedule 5.11;

(h) any liabilities or obligations of Seller arising under or in connection with this Agreement, any certificate or other document delivered in connection in herewith, and any of the transactions contemplated hereby and thereby;

(i) all of the debts, liabilities, obligations, duties, and responsibilities of Seller of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown, or matured or unmatured, or of any other nature, to the extent related to the Purchased Assets or the Business existing, first arising or asserted in respect of the period preceding the Effective Time, except to the extent specifically included in the Assumed Obligations pursuant to Section 2.3.

ARTICLE III

PURCHASE PRICE

3.1 Purchase Price.   The purchase price for the Purchased Assets (the “Purchase Price”) will be determined in accordance with the provisions of Section 3.2 and Exhibit 3.1 hereof.

3.2 Determination of Purchase Price.

(a) No later than fifteen (15) days prior to the Closing Date, Seller will prepare and deliver to Buyer (i) a good faith estimate of the amount of the Seller Accounts Receivable as of the Closing (the “Seller A/R Payment Amount”), which amount shall be paid to Seller following the Closing in accordance with Section 3.2(b), and (ii) a good faith estimate of the Purchase Price less the Seller A/R Payment Amount, calculated in accordance with Exhibit 3.1(A) (such estimated Purchase Price, less such estimate of the Seller A/R Amount, being referred to herein as the “Closing Payment Amount”), which amount shall be paid to Seller at the Closing.  Such estimates shall be delivered together with all worksheets and supporting documentation.  Buyer shall have a reasonable right of consultation with Seller with respect to the estimate of the Purchase Price, including with respect to the balances used and the calculations thereof.

(b) Following the Closing, Buyer shall remit and pay to Seller (as part of the Purchase Price) one-hundred percent (100%) of the amount of all remittances from customers received by Buyer (or by Seller, on Buyer’s behalf), until the aggregate amount so paid equals the Seller A/R Payment Amount or, if earlier, the date on which the payment required by Section 3.2(f) is paid.  Such amounts shall be paid to Seller in

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periodic installments, no less frequently than weekly, as such remittances are received and processed.

(c) Within one hundred and twenty (120) days after the Closing Date, Seller will prepare and deliver to Buyer a revised Purchase Price (such Purchase Price being referred as the “Final Purchase Price”), calculated in good faith in accordance with Exhibit 3.1(B) together with worksheets and supporting documentation (the “Post-Closing Adjustment Statement”).  Seller agrees that Buyer shall have a reasonable right of consultation with Seller in connection with Seller’s preparation of the Post-Closing Adjustment Statement and related information, and will provide Buyer with access to its books, records, information, and employees as Buyer may reasonably request.  In the event that Buyer raises any objections or disagreements with any methodology used or determination made by Seller during the preparation of the Post-Closing Adjustment Statement, the Parties will attempt in good faith to resolve such objection or disagreement prior to delivery of the Post-Closing Adjustment Statement by Seller to Buyer.  No action or inaction by Buyer under this Section 3.2(c) shall prejudice any rights of Buyer under Section 3.2(d) or otherwise.

(d) The amounts determined by Seller as set forth in the Post-Closing Adjustment Statement will be final, binding, and conclusive for all purposes unless, and only to the extent, that within sixty (60) days after Seller has delivered the Post-Closing Adjustment Statement Buyer notifies Seller of any dispute with respect to matters set out in the Post-Closing Adjustment Statement.  Any such notice of dispute delivered by Buyer (an “Adjustment Dispute Notice”) will identify with specificity each item in the Post-Closing Adjustment Statement with respect to which Buyer disagrees, the basis of such disagreement, and Buyer’s position with respect to such disputed item.

(e) If Buyer delivers an Adjustment Dispute Notice in compliance with Section 3.2(d) and Seller and Buyer are unable to reach a resolution with respect to all disputed items within forty-five (45) days of delivery of the Adjustment Dispute Notice, Seller and Buyer will submit any items remaining in dispute for determination and resolution to the Independent Accounting Firm, which will be instructed to determine in accordance with GAAP or FERC accounting principles, as appropriate depending on the item at issue, and report to the Parties, within thirty (30) days after such submission, upon such remaining disputed items.  The report of the Independent Accounting Firm will be final, binding, and conclusive on the Parties for all purposes.  The fees and disbursements of the Independent Accounting Firm will be allocated between Seller and Buyer so that Buyer’s share of such fees and disbursements will be in the same proportion that the aggregate amount of any such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by Buyer (as finally determined by the Independent Accounting Firm) bears to the total amount of such disputed amounts initially submitted to the Independent Accounting Firm.

(f) Within five (5) days following the final determination of the Final Purchase Price pursuant to Section 3.2(d) or Section 3.2(e), (i) if the Final Purchase Price is greater than the sum of the Closing Payment Amount plus the amount of the Seller A/R Payment Amount paid pursuant to Section 3.2(b) prior to the date of payment under this Section 3.2(f), Buyer will pay the difference to Seller; or (ii) if the Final Purchase Price is less than the sum of the Closing Payment Amount plus the amount of the Seller A/R Payment Amount paid pursuant to Section 3.2(b) prior to the date of payment under this

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Section 3.2(f), Seller will pay the difference to Buyer.  Any amount paid under this Section 3.2(f), other than amounts in respect of Seller Accounts Receivable, will be paid with interest for the period commencing on the Closing Date through the date of payment, calculated at the Prime Rate in effect on the Closing Date.  Any amount paid under this Section 3.2(f) shall be paid in cash by wire transfer of immediately available funds to the account specified by the Party receiving payment.

3.3 Allocation of Purchase Price.  The sum of the Purchase Price and the Assumed Obligations will be allocated among the Purchased Assets on a basis consistent with section 1060 of the Code and the Treasury Regulations thereunder.  Within sixty (60) days following the Closing Date, the Parties will work together in good faith to agree upon such allocation; provided that in the event that such agreement has not have been reached within such 60-day period, the allocation will be determined by the Independent Accounting Firm, and such determination will be binding on the Parties.  Each Party will pay one-half of the fees and expenses of the Independent Accounting Firm in connection with such determination.  Each Party will report the transactions contemplated by the Agreement for federal Income Tax and all other Tax purposes in a manner consistent with such allocation.  Each Party will provide the other promptly with any other information required to complete Form 8594 under the Code.  Each Party will notify the other, and will provide the other with reasonably requested cooperation, in the event of an examination, audit, or other proceeding regarding the allocations provided for in this Section 3.3.

3.4 Proration.

(a) For purposes of determining the Purchase Price, the items listed below, to the extent relating to the Business or the Purchased Assets and which are not due or assessed until after the Effective Time but which are attributable in whole or in part to any period commencing prior to the Effective Time, will be prorated as of the Effective Time, with Seller liable to the extent such items relate to any period prior to the Effective Time, and Buyer liable to the extent such items relate to any period from and after the Effective Time.  To the extent that Seller determines in good faith that amounts to be prorated under this Section 3.4 can be reasonably estimated at Closing, Seller shall provide Buyer with such estimate itemized in the Closing Adjustment Statement and the Parties shall adjust the amounts paid at Closing to reflect such prorations.  Such items to be prorated will include:

(i) personal property and real property Taxes, assessments, franchise Taxes, and other similar charges;

(ii) any permit, license, registration, compliance assurance fees or other fees with respect to any Transferable Permits and Transferable Environmental Permits; and

(iii) rents under any leases of real or personal property.

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(b) In connection with any Real Property Tax prorations, including installments of special assessments, Buyer will be credited with an amount equal to the amount of the current Real Property Tax or installment of special assessments, as the case may be, multiplied by a fraction, (i) the numerator of which is the number of days from the date of the immediately preceding installment to the day before the Closing Date, and (ii) the denominator of which is the total number of days in the assessment period in which the Closing Date occurs.  In connection with any other prorations, in the event that actual amounts are not available at the Closing Date, the proration will be based upon the Taxes, assessments, charges, fees, or rents for the most recent period completed prior to the Closing Date for which actual Taxes, assessments, charges, fees, or rents are available.  All prorations will be based upon the most recent available Tax rates, assessments, and valuations.  Any prorations shall be made so as to avoid duplication of any items, and will not include items which are otherwise taken into account in determining the Purchase Price.

(c) The proration of all items under this Section 3.4 will be recalculated by Buyer within sixty (60) days following the date upon which the actual amounts become available to Buyer.  Buyer will notify Seller promptly of such recalculated amounts, and will provide Seller with all documentation relating to such recalculations, including tax statements and other notices from third parties.  The Parties will make such payments to each other as are necessary to reconcile any estimated amounts prorated as of the Effective Time with the final amounts to be prorated.  Seller and Buyer agree to furnish each other with such documents and other records as may be reasonably requested in order to confirm all proration calculations made pursuant to this Section 3.4.

ARTICLE IV

THE CLOSING

4.1 Time and Place of Closing.  Upon the terms and subject to the satisfaction of the conditions contained in Article VIII of this Agreement, the closing of the purchase and sale of the Purchased Assets and assumption of the Assumed Obligations (the “Closing”) will take place at the offices of Seller in Las Vegas, Nevada, beginning at 10:00 A.M. (Las Vegas, Nevada time) on the first Business Day of the calendar month following the calendar month during which the conditions set forth in Article VIII (other than conditions to be satisfied by deliveries at the Closing) have been satisfied or waived, or at such other place or time as the Parties may agree.  The date on which the Closing occurs is referred to herein as the “Closing Date.”  The purchase and sale of the Purchased Assets and assumption of the Assumed Obligations will be effective as of 12:01 A.M. (Las Vegas, Nevada time) on the Closing Date (the “Effective Time”).

4.2 Payment of Closing Payment Amount.  At the Closing, Buyer will pay or cause to be paid to Seller the Closing Payment Amount, by wire transfer of immediately available funds or by such other means as may be agreed upon by Seller and Buyer.

4.3 Deliveries by Seller.  At or prior to the Closing, Seller will deliver the following to Buyer:

(a) the certificate contemplated by Section 8.2(d);

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(b) the Bill of Sale, duly executed by Seller;

(c) one or more deeds of conveyance of the parcels of Real Property with respect to which Seller holds fee interests, substantially in the form of the Special Warranty Deed, duly executed and acknowledged by Seller and in recordable form;

(d) one or more instruments of assignment or conveyance, substantially in the form of the Assignment of Easements, as are necessary to transfer the Easements and the Shared Easement Rights pursuant to Section 7.6;

(e) all such other instruments of assignment or conveyance as are reasonably requested by Buyer or its legal counsel in connection with the transfer of the Purchased Assets to Buyer, each in accordance with this Agreement;

(f) all consents, waivers or approvals obtained by Seller from third parties in connection with this Agreement;

(g) terminations or releases of Encumbrances, other than Permitted Encumbrances, on the Purchased Assets;

(h) the Transmission Interconnection Agreement, duly executed by Seller;

(i) the Borderline Customer Agreements, duly executed by Seller;

(j) the System Coordination Agreement, duly executed by Seller;

(k) the Emergency Backup Service Agreement, duly executed by Seller;

(l) the opinion of counsel of Seller substantially in the form attached hereto as Exhibit 4.3(l); and

(m) such other agreements, documents, instruments, and writings as are required to be delivered by Seller at or prior to the Closing Date pursuant to this Agreement.

4.4 Deliveries by Buyer.  At or prior to the Closing, Buyer will deliver the following to Seller:

(a) the certificate contemplated by Section 8.3(c);

(b) the Bill of Sale, duly executed by Buyer;

(c) all such other documents, instruments, and undertakings as are reasonably requested by Seller or its legal counsel in connection with the assumption by Buyer of the Assumed Obligations, in accordance with this Agreement;

(d) all consents, waivers, or approvals obtained by Buyer from third parties in connection with this Agreement;

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(e) the Transmission Interconnection Agreement, duly executed by Buyer;

(f) the Borderline Customer Agreements, duly executed by Buyer;

(g) the System Coordination Agreement, duly executed by Buyer;

(h) the Emergency Backup Service Agreement, duly executed by Buyer;

(i) the opinion of counsel of Buyer substantially in the form attached hereto as Exhibit 4.4(i); and

(j) such other agreements, documents, instruments and writings as are required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in, or qualified by any matter set forth in, the Seller Disclosure Schedules, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date, except to the extent a particular date is otherwise indicated  in which case the particular representation and warranty speaks as of such date.

5.1 Organization; Qualification.  Seller is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and has all requisite corporate power and authority to own, lease, and operate the Purchased Assets and to carry on the Business as presently conducted.  Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of the Business, or the ownership or operation of any Purchased Assets, by Seller makes such qualification necessary.

5.2 Authority Relative to this Agreement.  Seller has all corporate power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller, and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting or relating to enforcement of creditors’ rights generally or general principles of equity.

5.3 Consents and Approvals; No Violation.  Except as set forth in Schedule 5.3, the execution and delivery of this Agreement by Seller, and the consummation by Seller of the transactions contemplated hereby, do not:

(a) conflict with or result in any breach of Seller’s Governing Documents;

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(b) result in a default (including with notice, lapse of time, or both), require consent, approval or notice, give rise to any right of termination, cancellation, or acceleration, require any payment, or result in the creation of a lien or other encumbrance under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, agreement, lease, or other instrument or obligation to which Seller or its Affiliates is a party or by which Seller or any of its Affiliates or any of the Purchased Assets may be bound, except in the case of any of the foregoing as would not, individually or in the aggregate, result in a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement;

(c) violate any Law or Order applicable to Seller, any of its Affiliates, or any of the Purchased Assets; or

(d) require any declaration, filing, or registration by Seller or any of its Affiliates with, or notice by Seller or any of its Affiliates to, or authorization, consent, or approval with respect to Seller or any of its Affiliates of, any Governmental Entity, other than (i) the Seller Required Regulatory Approvals, (ii) such declarations, filings, registrations, notices, authorizations, consents, or approvals which, if not obtained or made, would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement, or (iii) any requirements which become applicable to Seller or any of its Affiliates as a result of the specific regulatory status of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to any business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged.

5.4 Governmental Filings.  Except as set forth in Schedule 5.4, or as otherwise contemplated by this Agreement, since June 3, 2005, Seller has filed or caused to be filed with the CPUC, PUCN, North American Electric Reliability Corporation (“NERC”), and FERC all material forms, statements, reports, and documents (including all exhibits, amendments, and supplements thereto) required by Law or Order to be filed by Seller with the CPUC, PUCN, NERC, or FERC with respect to the Business and the Purchased Assets.  As of the respective dates on which such forms, statements, reports, and documents were filed (but giving effect to any subsequent amendment thereof), each complied in all material respects with all requirements of any Law or Order applicable to such form, statement, report, or document in effect on such date and were true and correct in all material respects.

5.5 Financial Information; No Material Adverse Effect.  Except as set forth on Schedule 5.5, the financial information with respect to the Purchased Assets as of March 31, 2008 included in Seller’s 2008 rate case filing with the CPUC accurately reflects, in all material respects, the Purchased Assets as of March 31, 2008.  Except as set forth in Schedule 5.5, or as otherwise contemplated by this Agreement, since March 31, 2008, no change or event has occurred which, either individually or in the aggregate, has resulted in or is likely to result in a Material Adverse Effect.

5.6 Operation in the Ordinary Course.  Except as otherwise disclosed herein or set forth in Schedule 5.6, or otherwise contemplated or permitted pursuant to the terms hereof, since

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March 31, 2008, and until the date hereof, the Business has been operated in the ordinary course of business consistent with past practice.

5.7 Title.  Except as set forth on Schedule 5.7, Seller owns, and has good title to, the Purchased Assets, free and clear of Encumbrances, other than Permitted Encumbrances.

5.8 Leases.  Schedule 5.8 lists all real property leases under which Seller is a lessee or lessor that relate principally to the Business or the Purchased Assets.

5.9 Environmental.  The only representations and warranties given in respect to Environmental Laws, Environmental Permits, Environmental Claims, or other environmental matters are those contained in this Section 5.9, and none of the other representations and warranties contained in this Agreement will be deemed to constitute, directly or indirectly, a representation or warranty with respect to Environmental Laws, Environmental Permits, Environmental Claims, other environmental matters, or matters incident to or arising out of or in connection with any of the foregoing.  All such matters are governed exclusively by this Section 5.9.

(a) Except as set forth on Schedule 5.9(a)-1, to Seller’s Knowledge (i) Seller presently possesses in its own name all Environmental Permits necessary to operate the Business as it is currently being operated, and (ii) the Purchased Assets and the Business are in compliance, in all material respects, with the requirements of such Environmental Permits and Environmental Laws.  Schedule 5.9(a)-2 sets forth a list of all material Environmental Permits held by Seller for the operation of the Business.

(b) Except as set forth on Schedule 5.9(b), to Seller’s Knowledge neither Seller nor, to Seller’s Knowledge, any Affiliate of Seller has received within the last three (3) years any written notice, report, or other information regarding any actual or alleged violation of Environmental Laws or any liabilities or potential liabilities, including any investigatory, remedial, or corrective obligations, relating to the operation of the Business or the Purchased Assets arising under Environmental Laws.

(c) Except as set forth on Schedule 5.9(c), (i) to Seller’s Knowledge there is and has been no Release from, in, on, or beneath the Real Property that could form a basis for an Environmental Claim, and (ii) there are no Environmental Claims related to the Purchased Assets or the Business, which are pending or, to Seller’s Knowledge, threatened against Seller.

5.10 Certain Contracts and Arrangements.

(a) Except for contracts, agreements, leases, commitments, understandings, or instruments which (i) are listed on Schedule 5.8 or Schedule 5.10(a), or (ii) have been entered into in the ordinary course of business and do not individually involve annual payment obligations in excess of $100,000 and do not have a term exceeding three (3) years from the date hereof, Seller is not a party to any contract, agreement, lease, commitment, understanding, or instrument which is principally related to the Business or the Purchased Assets other than the Retained Agreements and any other contracts,

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agreements, personal property leases, commitments, understandings, or instruments that are Excluded Assets. Except as disclosed in Schedule 5.10(a), each material Business Agreement constitutes a valid and binding obligation of Seller and, to Seller’s Knowledge, constitutes a valid and binding obligation of the other parties thereto and is in full force and effect.  Seller is not in breach or default (nor has any event occurred which, with notice or the passage of time, or both, would constitute such a breach or default) under, and has not received written notice that it is in breach or default under, any material Business Agreement, except for such breaches or defaults as to which requisite waivers or consents have been obtained.  Except as set forth in Schedule 5.10(a), to Seller’s Knowledge, no other party to any material Business Agreement is in breach or default (nor has any event occurred which, with notice or the passage of time, or both, would constitute such a breach or default) under any material Business Agreement.  The Business Agreements, the Franchises, and the Retained Agreements constitute all of the agreements necessary for the operation of the Business and the Purchased Assets as presently conducted.

(b) Schedule 5.10(b) sets forth a list of each municipal, town or county franchise agreement relating to the Business to which Seller is a party (the “Franchises”).  Seller has all rights required under applicable Law (including CPUC orders) and Franchises to provide electric distribution service to retail distribution customers located within the Territory. Except as disclosed in Schedule 5.10(b), Seller has not been put in default under such agreements nor do the circumstances exist that would constitute such a default and, to Seller’s Knowledge, each such agreement is in full force and effect and no other party to any such agreement is in default (nor has any event occurred which, with notice or the passage of time, or both, would constitute such a default) under any such agreement.

5.11 Legal Proceedings and Orders.  Except as set forth in Schedule 5.11, there are no material Claims relating to the Purchased Assets or the Business, which are pending or, to Seller’s Knowledge, threatened against Seller.  Except for Regulatory Orders of general applicability or as set forth in Schedule 5.11, Seller is not subject to any outstanding Orders that would reasonably be expected to apply to the Purchased Assets or the Business following Closing. For greater certainty, except as provided in Section 2.3, all Claims first arising prior to Closing, whether or not specifically denoted on Schedule 5.11, are Excluded Liabilities and Buyer shall be entitled to indemnification in respect thereof under Section 9.3(a).

5.12 Permits.

(a) Schedule 5.12(a) sets forth a list of all material Permits held by Seller and required for the operation of the Business as presently conducted.

(b) Except as set forth on Schedule 5.12(b), (i) Seller presently possesses all Permits necessary to operate the Business as it is currently being operated, (ii) the Purchased Assets and the Business are in compliance, in all material respects, with the requirements of such Permits.

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5.13 Compliance with Laws.  Except as set forth on Schedule 5.13, Seller is in material compliance with all Laws and Orders applicable to the Purchased Assets or the Business.

5.14 Insurance.  Except as set forth on Schedule 5.14, since June 3, 2005, the Purchased Assets have been continuously insured with financially sound insurers in such amounts and against such risks and losses as are customary in the electric utility industry, and Seller has not received any written notice of cancellation or termination with respect to any material insurance policy of Seller providing coverage in respect of the Purchased Assets.  All insurance policies of Seller covering the Purchased Assets are in full force and effect; however, coverage of the Purchased Assets under Seller’s insurance policies will terminate as of the Effective Time. Schedule 5.14 sets forth a true and complete list of the particulars of all insurance claims made by Seller in respect of the Business or Purchased Assets since June 30, 2006 in an amount exceeding $100,000.

5.15 Taxes.

(a) All Tax Returns relating to the Business or the Purchased Assets required to be filed by or on behalf of Seller have been filed in a timely manner, and all Taxes required to be shown on such Tax Returns have been paid in full, except to the extent being contested in good faith by appropriate proceedings.

(b) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor of the Business, and all forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(c) Seller is not a party to any Tax allocation or sharing agreement relating to the Business or the Purchased Assets.

5.16 Employment and Labor Matters.

(a) Schedule 5.16(a) lists each collective bargaining agreement covering any of the Lake Tahoe Employees to which Seller is a party or is subject (each, a “Collective Bargaining Agreement”).

(b) Except to the extent set forth in Schedule 5.16(b), (i) Seller is in material  compliance with all Laws applicable to the Lake Tahoe Employees respecting employment and employment practices, terms and conditions of employment, and wages and hours; (ii) Seller has not received written notice of any unfair labor practice complaint against Seller pending before the National Labor Relations Board with respect to any of the Lake Tahoe Employees; (iii) Seller has not received notice that any representation petition respecting the Lake Tahoe Employees has been filed with the National Labor Relations Board; (iv) Seller is in material compliance with its obligations under the Collective Bargaining Agreements; (v) no arbitration proceeding arising out of or under the Collective Bargaining Agreements is pending against Seller; and (vi) there is no labor strike, slowdown, work stoppage, or lockout actually pending or, to Seller’s Knowledge, threatened against Seller in respect of the Purchased Assets or the Business.

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(c) Except for obligations to be assumed or undertaken by Buyer pursuant to Section 7.13, there are no employment, severance, or change in control agreements or contracts between Seller and any Lake Tahoe Employee under which Buyer would have any liability.

5.17 ERISA; Benefit Plans.

(a) Schedule 5.17(a) lists each employee benefit plan (as such term is defined in section 3(3) of ERISA) and each other plan, program, or arrangement providing benefits to employees that is maintained by, contributed to, or required to be contributed to by Seller as of the date hereof on account of current Lake Tahoe Employees or persons who have retired or may retire from the Business (each, a “Benefit Plan”).  Copies of such plans and all amendments thereto, together with the most recent annual report and actuarial report with respect thereto, if any, have been made available to Buyer.

(b) Each Benefit Plan that is intended to be qualified under section 401(a) of the Code has received a determination from the Internal Revenue Service that such Benefit Plan is so qualified, and each trust that is intended to be exempt under section 501(a) of the Code has received a determination letter that such trust is so exempt.  Nothing has occurred since the date of such determination that would materially adversely affect the qualified or exempt status of such Benefit Plan or trust, nor will the consummation of the transactions provided for by this Agreement have any such effect.  Seller has made available to Buyer a copy of the most recent determination letter of the IRS with respect to each such Benefit Plan or trust.

(c) Each Benefit Plan has been maintained, funded, and administered in material compliance with its terms, the terms of any applicable Collective Bargaining Agreements, and all applicable Laws, including ERISA and the Code.  Except as set forth on Schedule 5.17(c), neither Seller nor any ERISA Affiliate has any obligation to contribute to or any other liability under or with respect to any multiemployer plan (as such term is defined in section 3(37) of ERISA).  Except as set forth on Schedule 5.17(c), no liability under Title IV or section 302 of ERISA has been incurred by Seller or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Seller or any ERISA Affiliate of incurring any such liability, other than liability for premiums due to the Pension Benefit Guaranty Corporation.

5.18 Fees and Commissions.  No broker, finder, or other Person is entitled to any brokerage fees, commissions, or finder’s fees for which Buyer could become liable or obligated in connection with the transactions contemplated hereby by reason of any action taken by Seller.

5.19 FERC Accounts.  The FERC Accounts, as utilized in the calculation of the Final Purchase Price pursuant to Section 3.2(c), are an accurate accounting of the Purchased Assets and Assumed Obligations, determined in accordance with standards and methodologies previously utilized by Seller and generally accepted by the CPUC in the establishment of rates and tariffs with regard to the type of assets and liabilities constituting the Purchased Assets and Assumed Obligations (including adjustments in respect of depreciation, contributions and advances in aid of construction and deferred income taxes and other charges and credits).

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5.20 Sufficiency of Assets.  The Purchased Assets, when considered together with the Excluded Assets, represent all material assets required by Seller for the conduct of the Business in accordance with Good Utility Practice.

5.21 Intellectual Property.  Except for Intellectual Property described in Section 2.1(b) or Section 2.1(d), Schedule 5.21 sets forth a true and complete list of all Intellectual Property held, owned or licensed by Seller and used or held for use in the Business, whether registered or unregistered, and all applications therefor.  Except as set forth in Schedule 5.21: (a) Seller owns, possesses or has the right to use all Intellectual Property rights that are used in the Business as presently conducted; (b) no royalties, honorariums or fees are payable by Seller to other Persons by reason of ownership, sale, or use of the Intellectual Property, other than with respect to Intellectual Property identified on Schedule 5.21 as licensed to Seller; (c) no product or service manufactured, marketed or sold by Seller violates any licenses or infringes any intellectual property rights of another; (d) there is no pending, or, to Seller’s Knowledge, threatened, claim or litigation against Seller (nor, to Seller’s Knowledge, does there exist any reasonable basis therefor) contesting the validity of or right of Seller to use any of the Intellectual Property; and (e) the transfer to Buyer of the Intellectual Property included in the Purchased Assets will not breach, violate or conflict with any instrument or agreement governing such Intellectual Property rights and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of such Intellectual Property or in any way impair the right of Buyer to use or to bring any action for the infringement of any such Intellectual Property.

5.22 Effective Transfer of Purchased Assets.   Seller has and will transfer good and marketable title to the Purchased Assets, and upon the consummation of the transactions contemplated hereby Buyer will acquire good and marketable title to all of the Purchased Assets, in each case free and clear of any Encumbrances except for Permitted Encumbrances.

5.23 No Other Agreements.   None of the Seller nor any of Seller’s Affiliates have any commitment or legal obligation, absolute or contingent, to any other Person other than the Buyer to sell, assign, transfer or effect a sale of any of the Purchased Assets, to sell or effect a sale of the capital stock of Seller, to effect any merger, consolidation, liquidation, dissolution or other reorganization of Seller, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

5.24 Affiliate Interests.  As of the Effective Time, no Affiliate of the Seller (a) owns, leases or otherwise has any right to or interest in the Purchased Assets, (b) has any claim or cause of action against the Business in connection with the Business or the Purchased Assets, or (c) owes any money to or is otherwise indebted to the Business, except as may be properly reflected in the FERC Accounts as of the Effective Time with respect to accounts receivable or similar amounts, all of which shall be paid by Seller’s Affiliates in the ordinary course when due.

5.25 No Material Misstatements or Omissions.  To Seller’s Knowledge, no representations, warranties or certifications by Seller in this Agreement or in any agreement or document executed by Seller pursuant hereto or in connection herewith, or in any Exhibit or Schedule hereto or thereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained

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therein not misleading.  Seller has furnished or caused to be furnished to Buyer or its representatives for review copies that are complete and correct, in all material respects, of all agreements and documents set forth in the Schedules.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in, or qualified by any matter set forth in Schedule 6.3, Buyer makes the following representations and warranties to Seller as of the date hereof and as of the Closing Date, except to the extent a particular date is otherwise indicated  in which case the particular representation and warranty speaks as of such date.

6.1 Organization.  Buyer is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of California and has all requisite limited liability company power and authority to own, lease, and operate its properties and to carry on its business as is now being conducted.

6.2 Authority Relative to this Agreement.  Buyer has all limited liability company power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the governing body of Buyer and no other limited liability company proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Buyer, and constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting or relating to enforcement of creditors’ rights generally or general principles of equity.

6.3 Consents and Approvals; No Violation. Except as set forth in Schedule 6.3, the execution and delivery of this Agreement by Buyer, and the consummation by Buyer of the transactions contemplated hereby, do not:

(a) conflict with or result in any breach of Buyer’s Governing Documents;

(b) result in a default (including with notice, lapse of time, or both), or give rise to any right of termination, cancellation, or acceleration, under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, agreement, lease, or other instrument or obligation to which Buyer or any of its Affiliates is a party or by which Buyer or any of its Affiliates or any of their respective assets may be bound, except in the case of any of the foregoing as would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement;

(c) violate any Law or Order applicable to Buyer, any of its Affiliates, or any of their respective assets;

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(d) require any declaration, filing, or registration by Buyer or any of its Affiliates with, or notice by Buyer or any of its Affiliates to, or authorization, consent, or approval with respect to Buyer or any of its Affiliates of, any Governmental Entity, other than (i) the Buyer Required Regulatory Approvals, or (ii) such declarations, filings, registrations, notices, authorizations, consents, or approvals which, if not obtained or made, would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement.

6.4 Buyer’s Knowledge.  Buyer represents that it is a sophisticated party, and has conducted a due diligence investigation of the Business, the Purchased Assets, and the Assumed Obligations satisfactory to itself.  Buyer understands and agrees that any financial forecasts or projections relating to the Business prepared by or on behalf of Seller have been provided to Buyer with the understanding and agreement that Seller is making no representation or warranty with respect to such forecasts or projections and that actual future results will vary from those forecast or projected based upon numerous factors.  Without making any specific inquiry into any matter and excluding matters in respect of which Buyer, acting reasonably, believes Seller has knowledge, Buyer does not have knowledge of any inaccuracy or breach of or in any of Seller’s factual representations, warranties, or other statements set forth in this Agreement or any of the Exhibits or Schedules hereto.

6.5 Fees and Commissions.  No broker, finder, or other Person is entitled to any brokerage fees, commissions, or finder’s fees for which Seller could become liable or obligated in connection with the transactions contemplated hereby by reason of any action taken by Buyer.

6.6 Financial Capability.  Buyer will have at the Closing sufficient funds available to pay the Purchase Price and any expenses incurred by Buyer in connection with the transactions contemplated by this Agreement.

ARTICLE VII

COVENANTS OF THE PARTIES

7.1 Conduct of Business.

(a) Except as contemplated in this Agreement, required by any Business Agreement, Law, or Order, or otherwise described in Schedule 7.1, during the period from the date of this Agreement to the Effective Time, Seller will operate the Purchased Assets and the Business in the ordinary course consistent with Good Utility Practice and will use commercially reasonable efforts to preserve intact the Business, and to preserve the goodwill and relationships with customers, suppliers, and others having business dealings with the Business.  Without limiting the generality of the foregoing, prior to the Closing Date, Seller will not, except as contemplated in this Agreement, required by any Business Agreement, Law, or Order, or otherwise described in Schedule 7.1, or with the prior written consent of Buyer (such consent not be unreasonably withheld, delayed or conditioned):

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(i) create, incur, assume, or suffer to exist any Encumbrance upon the Purchased Assets, except for Permitted Encumbrances and except as set forth on Schedule 5.7;

(ii) other than any such sales, leases, transfers, or dispositions involving any Purchased Assets involving less than $25,000 on an individual basis, or $100,000 in the aggregate, sell, lease (as lessor), transfer, or otherwise dispose of any of the Purchased Assets, other than in the ordinary course of  business or consistent with Good Utility Practice;

(iii) other than in the ordinary course of business or consistent with Good Utility Practice, (A) enter into, terminate, extend, renew, or otherwise amend any material Business Agreement, or (B) waive any material default by, or release, settle, or compromise any material claim against, any other Person who is a party thereto;

(iv) reduce the number of, or fail to use commercially reasonable efforts to fill, the positions of employment in which Lake Tahoe Employees are employed;

(v) enter into any collective bargaining agreement under which the terms and conditions applicable to Lake Tahoe Employees materially differ from those currently applicable to other of Seller’s employees covered by such collective bargaining agreement, except where such differences are appropriate based upon job classifications or seniority or applicable Law;

(vi) grant any increase in the compensation of, or grant any bonus or retention or severance pay to, Lake Tahoe Employees not covered by any Collective Bargaining Agreement, except for (A) increases in compensation and bonuses in the ordinary course of business and consistent with past practice, and (B) bonuses and retention and severance pay that will be fully paid by Seller, and in the case of both (A) and (B) above, the particulars of which have been disclosed to Buyer; or

(vii) agree or commit to take any action which would be a violation of the restrictions set forth in this Section 7.1(a).

Notwithstanding the foregoing, Seller shall not be obligated prior to the Closing to enter into any Business Agreement (or amendment, renewal, or other modification of any Business Agreement) that will survive the Closing Date unless Buyer has agreed in writing to assume such Business Agreement, in which case such Business Agreement will constitute a Buyer Desired Business Agreement.  Notwithstanding anything in this Agreement to the contrary, in no event shall Buyer have the right to terminate this Agreement based on the exercise by Seller of its rights under this paragraph.

(b) Within five (5) Business Days after the date hereof, a committee comprised of one or more Persons designated by Seller and one or more Persons

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designated by Buyer (collectively, the “Transition Committee”) will be established to examine transition issues relating to or arising in connection with the transactions contemplated hereby including data, systems, operation and administration, and to provide for consultation on matters, whether or not within the control of Seller, that either Seller or Buyer believes are reasonably likely to significantly affect the Business, Purchased Assets or Assumed Obligations following the Closing.

(i) The Transition Committee shall meet on a regular basis to (A) review current Business procedures; (B) develop the specific implementation plan under the Transition Services Agreement to ensure the continued processing of all regular business transactions and assist in the migration of files and data; and (C) formulate the approach to be taken with respect to obtaining the Required Regulatory Approvals and coordinate filings for such approvals. Without limiting the obligations of the Parties set out hereunder, it is intended that Seller and Buyer each will, through the Transition Committee, keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby.

(ii) Through the Transition Committee, Seller shall keep Buyer apprised of, and regularly consult with Buyer concerning, the overall operations of the Business and all matters known to Seller that Seller reasonably expects to result in a significant increase in operating expenses and/or a significant decrease in revenue for the Business or to otherwise materially affect the Business, Purchased Assets, or Assumed Obligations, including capital or equipment improvement or replacement projects, regulatory developments, significant developments with customers, suppliers, and other constituencies of the Business, third party claims or demands, and material proposed changes in Seller’s operating or other policies and procedures, in each case regardless of whether occurring in the ordinary course of business or otherwise required to be disclosed in the Schedules to this Agreement; provided, however, that nothing in this Section 7.1(b) shall limit in any respect Seller’s authority or discretion prior to the Closing, without any prior consent or approval from the Transition Committee or Buyer (except as otherwise expressly provided herein), to make any and all decisions and to take any and all actions with respect to the Business, the Purchased Assets and the Assumed Obligations.

(iii) From time to time, the Transition Committee will report its findings to the senior management of each of Seller and Buyer.  Members of the Transition Committee shall have no authority to bind either Party and, for greater certainty, shall not make or commit to make any concessions, agreements or other undertakings with or to any Governmental Entity or other Person in connection with obtaining the Required Regulatory Approvals or otherwise consummating the transactions contemplated under this Agreement related thereto without the prior approval of Buyer and Seller.

(iv) If so requested by Buyer, Seller shall make available to Buyer, at Seller’s expense, reasonable office space and attendant facilities in Seller’s Reno,

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Nevada offices for use by representatives of Buyer in connection with operational consultation and transition planning.

7.2 Access to Information.

(a) To the extent permitted by applicable Law, between the date of this Agreement and the Closing Date, Seller will, during ordinary business hours and upon reasonable notice, (i) give Buyer and Buyer’s Representatives reasonable access to the Purchased Assets; (ii) permit Buyer to make such reasonable inspections thereof, including survey work pursuant to Section 7.21 hereof, as Buyer may reasonably request; (iii) furnish Buyer with such financial and operating data and other information with respect to the Business as Buyer may from time to time reasonably request; and (iv) furnish Buyer with a copy of each material report, schedule, or other document principally relating to the Business filed or submitted by Seller with, or received by Seller from, any Governmental Entity; provided, however, that (A) any such investigation will be conducted in such a manner as not to interfere unreasonably with the operation of the Business or any other Person, (B) Buyer will indemnify and hold harmless Seller from and against any Losses caused to Seller by any action of Buyer or Buyer’s Representatives while present on any of the Purchased Assets or other premises to which Buyer is granted access hereunder (including restoring any such premises to the condition substantially equivalent to the condition such premises were in prior to any such investigation), (C) Seller will not be required to take any action which would constitute a waiver of the attorney-client privilege, and (D) Seller need not supply Buyer with any information which Seller is under a contractual or other legal obligation not to supply; provided, however, if Seller relies upon clauses (C) or (D) as a basis for withholding information from disclosure to Buyer it will use commercially reasonable efforts to put safeguards in place to protect such privilege or promptly obtain a waiver of the contractual or other legal obligation, as applicable, failing which, to the fullest extent possible without causing a waiver of the attorney-client privilege, or a violation of a contractual or legal obligation, as the case may be, Seller will provide Buyer with a description of the information withheld and the basis for withholding such information.  Notwithstanding anything in this Section 7.2 to the contrary, any investigation of environmental matters by or on behalf of Buyer will be limited to visual inspections and site visits commonly included in the scope of “Phase 1” level environmental inspections, and Buyer will not have the right to perform or conduct any other sampling or testing at, in, on, or underneath any of the Purchased Assets.

(b) Buyer will, and will cause its Affiliates and Buyer’s Representatives to, hold in strict confidence and not use or disclose to any other Person all Confidential Information.  “Confidential Information” means all information in any form heretofore or hereafter obtained from Seller in connection with Buyer’s evaluation of the Business or the Purchased Assets or the negotiation of this Agreement, whether pertaining to financial condition, results of operations, methods of operation or otherwise, other than information which is in the public domain through no violation of this Agreement or the Confidentiality Agreement by Buyer, its Affiliates, or Buyer’s Representatives.  Notwithstanding the foregoing, Buyer may disclose Confidential Information to the extent that such information is required to be disclosed by Buyer by Law or in connection

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with any proceeding by or before a Governmental Entity, including any disclosure, financial or otherwise, required to comply with any SEC rules.  In the event that Buyer believes any such disclosure is required, Buyer will give Seller notice thereof as promptly as possible and will cooperate with Seller in seeking any protective orders or other relief as Seller may determine to be necessary or desirable.  In no event will Buyer make or permit to be made any disclosure of Confidential Information other than to the extent Buyer’s legal counsel has advised in writing is required by Law, and Buyer will use its commercially reasonable efforts to assure that any Confidential Information so disclosed is protected from further disclosure to the maximum extent permitted by Law.  If the transactions contemplated hereby are not consummated, Buyer will promptly return to Seller all copies of any Confidential Information, including any materials prepared by Buyer or Buyer’s Representatives incorporating or reflecting Confidential Information, and an officer of Buyer shall certify in writing compliance by Buyer with the foregoing.

(c) The provisions of Section 7.2(b) supersede the Confidentiality Agreement, and will survive for a period of two (2) years following the Closing or the termination of this Agreement, except that if the Closing occurs, the provisions of Section 7.2(b) will expire with respect to any information principally related to the Purchased Assets and the Business.

(d) For a period of seven (7) years after the Closing Date, each Party and its representatives will have reasonable access to all of the books and records relating to the Business or the Purchased Assets, including all Transferred Employee Records, in the possession of the other Party, and to the employees of the other Party, to the extent that such access may reasonably be required by such Party in connection with the Assumed Obligations or the Excluded Liabilities, or other matters relating to or affected by the operation of the Business and the Purchased Assets.  Such access will be afforded by the applicable Party upon receipt of reasonable advance notice and during normal business hours; provided, however, that (i) any review of books and records or discussions with employees will be conducted in such a manner as not to interfere unreasonably with the operation of the business of any Person or its respective Affiliates, (ii) no Party will be required to take any action which would constitute a waiver of the attorney-client privilege, and (iii) no Party need supply the other Party with any information which such Party is under a contractual or other legal obligation not to supply.  The Party exercising the right of access hereunder will be solely responsible for any costs or expenses incurred by either Party in connection therewith.  If the Party in possession of such books and records desires to dispose of any such books and records prior to the expiration of such seven-year period, such Party will, prior to such disposition, give the other Party a reasonable opportunity at such other Party’s expense to segregate and take possession of such books and records as such other Party may select.

7.3 Notice of Events; Supplements to Disclosure Schedules.

(a) Each Party shall, promptly after obtaining knowledge thereof, give written notice to the other Party of any event or condition that (without giving effect to Section 7.3(b)) causes, or is reasonably likely to cause, any representation or warranty of such Party to be inaccurate or that is reasonably likely to result in the nonfulfillment of any of

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the conditions to the consummation of the transactions hereunder.  Each Party shall work collaboratively with the other and use its commercially reasonable efforts to address such matter, and shall consult with the other and give due regard to the views of the other with respect to such matter, for the purpose of minimizing any adverse impact thereof on the Business, the Purchased Assets and the transactions contemplated hereby; provided, however, that the foregoing shall not limit any right otherwise available to a Party hereunder to terminate this Agreement as a result of such matter or any effect thereof.

(b) Prior to the Closing Date, Seller shall supplement or amend the Seller Disclosure Schedules (but excluding Schedule 5.6) to properly reflect matters, if any, arising after the date hereof or, in the case of matters that are based on Seller’s Knowledge, matters, if any, of which Seller first acquires Knowledge after the date hereof to cure and correct, for all purposes, any breach of any representation or warranty which would have existed if Seller had not made such supplements or amendments; provided, however, that Seller shall have no right to supplement or amend the Seller Disclosure Schedules to reflect matters constituting a breach of Section 7.1. Seller shall reasonably highlight the changes in the Seller Disclosure Schedules comprising such supplements or amendments. In the event that the changes to the Seller Disclosure Schedules resulting from such supplements and amendments, considered collectively with all matters previously arising pursuant to this Section 7.3 including proposed amendments to Schedule 5.5, give rise to a Material Adverse Effect, Buyer may either (i) terminate this Agreement without liability to either Party, or (ii) not so terminate this Agreement (in which event any breach of any representation or warranty made by Seller which would otherwise exist absent such supplements and amendments will be deemed cured to the extent the breach relates to information that is supplemented or amended).  In order to terminate this Agreement pursuant to this Section 7.3, Buyer must give notice of such termination to Seller within twenty (20) Business Days following receipt of such supplemented or amended Schedules from Seller.  In the event that Buyer terminates this Agreement pursuant to this Section 7.3, such termination shall be Buyer’s sole remedy hereunder, and neither Party shall have any further liability or obligation to the other, subject to the survival clause of Section 10.3(a).

7.4 Expenses.  Buyer and Seller shall bear, in equal proportions, responsibility for payment of (a) all filing fees in connection any Required Regulatory Approvals, and (b) all other filing, recording, transfer, or other fees or charges of any nature (other than in respect of regulatory filings or approvals) payable pursuant to any provision of Law or any Order or Franchise in connection with the sale, transfer, and assignment by Seller of the Purchased Assets and the Assumed Obligations to Buyer.  Except as provided in the foregoing or to the extent otherwise specifically provided herein, and irrespective of whether the transactions contemplated hereby are consummated, all other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be borne by the Party incurring such costs and expenses.

7.5 Perimeter Metering, System Coordination, and Interconnection.

(a) The Parties shall negotiate in good faith and agree upon the form and final terms of the Emergency Backup Service Agreement, the System Coordination

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Agreement, and the Transmission Interconnection Agreement as soon as practical following the date of this Agreement, which terms shall be consistent with the economic and other principles set forth in Exhibit 1.1-D, Exhibit 1.1-E, and Exhibit 1.1-F, respectively, and (except as inconsistent with the foregoing) Good Utility Practice.  In the event that the Parties are unable to resolve any matters in connection with any of the foregoing prior to the date which is sixty (60) days after the date hereof, the Parties shall submit all unresolved matters for determination and resolution to the Independent Engineering Firm, which will be instructed to make such determination and report to the Parties within sixty (60) days after such submission.  Subject to manifest error or breach of applicable Law, the report of the Independent Engineering Firm will be final, binding, and conclusive on the Parties for all purposes.  The fees and disbursements of the Independent Engineering Firm incurred in accordance with this Section 7.5(a) will be allocated equally between Seller and Buyer.

(b) Promptly following the date hereof, Seller, in consultation with Buyer, shall design, plan and estimate the cost of all matters necessary for the permitting, procurement and installation of such real-time metering, data communication, and other equipment as may be necessary to enable Seller to measure in a manner acceptable to the CPUC, FERC or other Governmental Entity having jurisdiction over the Business, the flow (and back-flow) of electricity between distribution lines included in the Purchased Assets and those to be retained by Seller at the Nevada-California state border, and the flow of power and energy from the Kings Beach Generation Facility, so as to determine Buyer’s coincident peak with Seller’s system and other data as necessary for accurate measurement and billing for service under the Power Purchase Agreement, the Transmission Interconnection Agreement and the Emergency Backup Service Agreement.  The equipment measuring flows between the two systems need not be located at the state line if such metering can be reasonably estimated through standard compensation methodologies as may be acceptable to the CPUC or other Governmental Entity having jurisdiction over the Business.  Seller shall perform or cause to be performed in a timely manner all work required in connection with the foregoing and shall be responsible for the payment of all third party expenses in connection therewith; provided, however, that Buyer shall reimburse Seller for fifty percent (50%) of all such costs, within fifteen (15) days following delivery to Buyer of each invoice therefor by Seller, and all costs so reimbursed by Buyer (“Reimbursed Metering Costs”) shall be included as a deduction in calculating the Adjustment Amount.  Notwithstanding the foregoing, Seller shall not be obligated to incur any significant third party costs pursuant to this Section 7.5(b), and Buyer shall not be obligated to reimburse any such costs so incurred by Seller, until each Party has confirmed to the other Party in writing that, in the opinion of such Party acting reasonably, the Final Regulatory Orders are expected to be issued in a form satisfactory to such Party (upon which time Buyer’s reimbursement obligation shall include fifty percent (50%) of all such expenses incurred prior to such time).  In the event that this Agreement is terminated prior to Closing and Seller or any of its Affiliates enters into a binding agreement within three (3) years after the date hereof to sell any substantial portion of the Purchased Assets (other than to Buyer or any Affiliate of Seller or Buyer), Seller shall, promptly following such sale, reimburse Buyer, in cash, the amount of the Reimbursed Metering Costs, together with interest thereon at the Prime Rate from the date of payment by Buyer to Seller until the date so paid.  The Parties’

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respective obligations with regard to such equipment and metering shall otherwise be as set forth in the Transmission Interconnection Agreement.

7.6 Easements.  Seller has easements, license agreements (including railroad crossing rights), rights-of-way, and leases for rights-of-way, some of which relate solely to the Business and Purchased Assets (the “Easements”) and others of which relate to both the Business and Purchased Assets and Seller’s other businesses, including the Transmission Business (the “Shared Easements”).  At the Closing, Seller will convey and assign to Buyer, subject to the obtaining of any necessary consents, (a) by the Assignment of Easements, all Easements, and (b) by separate sub-easement or other document, sufficient rights under the Shared Easements to permit Buyer to use the same, as presently used by Seller with respect to the Business, on a nonexclusive basis (the “Shared Easement Rights”).

7.7 Interconnection and Transmission Reservations.  Promptly following the execution of this Agreement, Buyer shall (a) submit an application with Seller for transmission-to-transmission interconnection and (b) submit a Completed Application (including designation of network resources if the application is for Network Integration Transmission Service and appropriate deposit) for either Long-Term Firm Point-to-Point Transmission Service or Network Integration Transmission Service under and in accordance with (and as such terms are defined in) the OATT.  Buyer shall use commercially reasonable efforts to satisfy or cause to be satisfied all other conditions of the OATT as of the Effective Time with respect to such service and to take all actions available to Buyer under and in connection with the OATT to establish and maintain sufficient priority for such service through the Effective Time.  To the extent necessary to maintain such priority, Buyer and Seller shall take any and all actions reasonably available to them to cause Buyer to be accorded the priority (or, if applicable, the equivalent priority) of an existing firm service customer of Seller under Section 2.2 of the OATT.

7.8 Further Assurances.

(a)           Subject to the terms and conditions of this Agreement, each of the Parties will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated hereby, including using commercially reasonable efforts to obtain satisfaction of the conditions precedent to each Party’s obligations hereunder within the reasonable control of such Party or any of its Affiliates.  Neither Party will, and each Party will cause its Affiliate not to, in each case without the prior written consent of the other Party, take any action which would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement.  Subject to Section 7.8(b) below, from time to time on or after the Closing Date, Seller will, at Buyer’s expense, execute and deliver such documents to Buyer as Buyer may reasonably request in order to more effectively consummate the transactions contemplated hereby.  From time to time after the date hereof, Buyer will, at Seller’s expense, (i) execute and deliver such documents to Seller as Seller may reasonably request in order to more effectively consummate the transactions contemplated hereby, and (ii) cooperate with Seller in connection with obtaining any releases or discharges of Seller from any of the Assumed Obligations.

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Following the Closing, each Party will promptly remit to the other any payments such Party receives that are in satisfaction of any rights or assets belonging to the other Party.

(b)           Notwithstanding anything else in this Agreement to the contrary, from time to time on or after the Closing Date, Seller will reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with obtaining releases or discharges of Encumbrances, except for Permitted Encumbrances arising under clauses (i),(ii),(iii),(v),(vi) or (vii) of the definition thereof, that have not been released or discharged on or before the Closing Date; provided that any amounts reimbursed by Seller pursuant to this Section 7.8(b) shall not be subject to or eligible for indemnification under Article IX hereof.

(c)           To the extent Buyer does not assume or otherwise request that any Business Agreement be transferred to Buyer at the Closing, Buyer shall use its commercially reasonable efforts to ensure that Buyer has procured all contracts, agreements, and other commercial arrangements necessary or appropriate to maintain and operate the Business and the Purchased Assets following the Closing, in a manner consistent with Seller's past practice.

(d)           At least ninety (90) days prior to the anticipated Closing Date, Buyer will provide to Seller a list setting forth (i) any services that Buyer requests be provided by Seller following the Closing Date pursuant to the Transition Services Agreement, and (ii) the period of time following the Closing Date during which Buyer requests such services be provided.  Upon delivery of the list, the Parties will use commercially reasonable efforts to reach agreement on the contents of the services to be provided under Schedules to the Transition Services Agreement, the anticipated costs associated with such services, and the periods during which each type of service will be provided by Seller following the Closing Date, all in a manner consistent with the terms and conditions set forth in the Transition Services Agreement.  For clarification, nothing in this clause (d) is intended to limit the Parties’ obligations (including obligations to cooperate) under this Agreement or the Transition Services Agreement, as such obligations are set forth herein and therein, respectively.

7.9 Consents and Approvals of Governmental Entities.

(a) Seller and Buyer will each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice, Antitrust Division any notifications required to be filed under the HSR Act with respect to the transactions contemplated hereby.  Each Party will, and will cause its Affiliates to, consult and cooperate with the other Party as to the appropriate time of filing such notifications and will (i) make such filings at the agreed upon time, (ii) furnish to the other Party such necessary information and reasonable assistance in connection with the preparation of such filings, (iii) respond promptly to any requests for additional information made by either of such agencies, and (iv) use their commercially reasonable efforts to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of such filings.

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(b) Seller and Buyer will, and will cause their respective Affiliates to, cooperate with each other and use commercially reasonable efforts to (i) promptly prepare and file all necessary applications, notices, petitions, and filings, and execute all agreements and documents, to the extent required by Law or Order for consummation of the transactions contemplated by this Agreement (including the Required Regulatory Approvals), (ii) obtain the transfer to Buyer of all Transferable Permits and Transferable Environmental Permits, and the reissuance to Buyer of all Permits that are not Transferable Permits and all Environmental Permits that are not Transferable Environmental Permits, (iii) obtain the consents, approvals, and authorizations of all Governmental Entities to the extent required by Law or Order for consummation of the transactions contemplated by this Agreement (including the Required Regulatory Approvals) (including by taking all structural corporate actions necessary to consummate the transactions contemplated hereby in a timely manner), and (iv) obtain all consents, approvals, and authorizations of all other Persons to the extent necessary to consummate the transactions contemplated by this Agreement as required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease, or other instrument to which Seller, Buyer or any of their respective Affiliates is a party or by which any of them is bound.  Seller and Buyer each will have the right to review in advance all characterizations of the information relating to it or the transactions contemplated by this Agreement which appear in any filing made by the other Party or any of its Affiliates in connection with the transactions contemplated hereby.  All applications, testimony, evidence, filings and other information and communications will be consistent with the regulatory plan set forth on Exhibit 7.9(b).

(c) Neither Party nor any Affiliate thereof will on an ex parte basis initiate, directly or indirectly, any communications, meetings, or other contacts with any Governmental Entity in connection with the transactions contemplated hereby or any matters relating to any declaration, filing, or registration with, notice to, or authorization, consent, or approval of any such Governmental Entity in connection with this Agreement without following the procedures set forth in this section.  In connection with any communications, meetings, or other contacts, formal or informal, oral or written, with any Governmental Entity in connection with the transactions contemplated hereby or any such declaration, filing, registration, notice, authorization, consent, or approval, each Party agrees (and will cause its Affiliates to): (i) to inform the other Party in advance of any such communication, meeting, or other contact which such Party or any of its Affiliates proposes or intends to make, including the subject matter, contents, intended agenda, and other aspects of any of the foregoing; (ii) to consult and cooperate with the other Party, and to take into account the comments of such other Party in connection with any of the matters covered by Section 7.9(c)(i); (iii) to arrange for representatives of the other Party to participate to the maximum extent possible in any such communications, meetings, or other contacts; (iv) to notify the other Party of any oral communications with any Governmental Entity relating to any of the foregoing; and (v) to provide the other Party with copies of all written communications with any Governmental Entity relating to any of the foregoing.  Notwithstanding the foregoing, nothing in this Section 7.9 will apply to or restrict communications or other actions by Seller or its Affiliates with or with regard to Governmental Entities in connection with the Purchased Assets or the Business in the ordinary course of business.

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(d) Seller and Buyer will cooperate with each other and promptly prepare and file notifications with, and request Tax clearances from, federal, state and local taxing authorities in jurisdictions in which a portion of the Purchase Price may be required to be withheld or in which Buyer would otherwise be liable for any Tax liabilities of Seller pursuant to such federal, state and local Tax Law (other than any such liabilities which under the terms hereof are to be paid by Buyer).

7.10 Consents and Approvals of Other Third Parties.

(a) To the extent that Seller’s rights under any Buyer Desired Business Agreement or Franchise may not be assigned to Buyer without the consent of another Person which consent has not been obtained, this Agreement will not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or would be unlawful.  Seller will use its commercially reasonable efforts (without being required to make any payment to any third party  (other than as provided under Section 7.4) or to incur any economic burden) to obtain any such required consent promptly after the date hereof.  Buyer agrees to cooperate with Seller in its efforts to obtain any such consent (including the submission of such financial or other information concerning Buyer and the execution of any assumption agreements or similar documents reasonably requested by a third party) without being required to make any payment to any third party (other than as provided under Section 7.4) or to incur any economic burden (other than the assumption of Seller’s obligations under the applicable Buyer Desired Business Agreement or Franchise).  Seller and Buyer agree that if any consent to an assignment under any Buyer Desired Business Agreement or Franchise is not obtained prior to the Closing, at the Closing the Parties will, to the extent permitted by Law and such Buyer Desired Business Agreement or Franchise, enter into such arrangements with each other as are reasonably necessary to effect the transfer or assignment of such Buyer Desired Business Agreement or Franchise, or to provide Buyer with the benefits and obligations of such Buyer Desired Business Agreement or Franchise, from and after the Closing.

(b) Seller shall, at the request of Buyer, assist and cooperate with Buyer, and use Seller’s commercially reasonable efforts in connection therewith, in connection with Buyer’s negotiation of contracts and agreements in replacement of rights of Seller under the Retained Agreements that relate to the Business or the Purchased Assets.  Such assistance and cooperation shall be provided by Seller without cost to Buyer, but Seller will not be required to make any payment to any third party or to incur any other economic burden in connection therewith.  Nothing herein shall constitute an assignment by Seller, or an assumption by Buyer, of any rights or obligations under any of the Retained Agreements; provided, however, that the Parties may agree otherwise in writing after the date hereof with respect to any particular contract or agreement.

(c) With respect to vehicles, equipment or other personal property that is used principally for the Business and that is leased by Seller pursuant to a personal property lease that is a Buyer Desired Business Agreement that cannot be assigned to Buyer or pursuant to any other agreement, and with respect to which Buyer is unable to negotiate a substitute lease satisfactory to Buyer to which such assets leased thereunder can be

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transferred, Seller will prior to the Effective Time purchase the assets leased under such lease that are used principally for the Business, and such assets will be included in the Purchased Assets, if such purchase (including the price thereof) is provided for in such lease or otherwise can be accomplished on a commercially reasonable basis; provided, however, that where such purchase (or the price thereof) is not provided for in such lease, Seller shall use its commercially reasonable efforts to identify substitute assets owned by Seller, in which case Buyer shall have the option of including in the Purchased Assets such substitute assets in lieu of the corresponding leased assets.

7.11 Tax Matters.

(a) All transfer, documentary, stamp, registration, sales and use Taxes, including real property conveyance Taxes, incurred in connection with this Agreement and the transactions contemplated hereby will be paid by Buyer, and Buyer, at its own expense, will file, to the extent required by applicable Law, all necessary Tax Returns and other documentation with respect to all such transfer or sales and use Taxes, and, if required by applicable Law, Seller will join in the execution of any such Tax Returns or other documentation.

(b) Seller will be responsible for the preparation and timely filing of all Tax Returns reflecting Taxes payable by Seller and the timely payment of all Taxes shown to be due on such returns.  Buyer will be responsible for the preparation and timely filing of all Tax Returns reflecting Taxes payable by Buyer and the timely payment of all Taxes shown to be due on such returns. Any Tax Return that reflects Taxes to be prorated in accordance with Section 3.4 will be subject to the approval of the Party not preparing such return, which approval will not be unreasonably withheld or delayed.  Each Party will make any such Tax Return prepared by it available for the other Party’s review and approval no later than twenty (20) Business Days prior to the due date for filing such Tax Return.  Within fifteen (15) Business Days after receipt and approval of such Tax Return, the approving Party will pay to the Party preparing the Tax Return the amount of such prorated Taxes shown as due on such approved Tax Return for which such approving Party is responsible under Section 3.4.

(c) Buyer and Seller will provide each other with such assistance as may reasonably be requested by the other Party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each Party will retain and provide the other with any records or information which may be relevant to such return, audit or examination or proceedings.  Any information obtained pursuant to this Section 7.11(c) or pursuant to any other Section hereof providing for the sharing of information in connection with the preparation of, or the review of, any Tax Return or other schedule relating to Taxes will be kept confidential by the Parties hereto in accordance with Section 7.2(b).

(d)           Prior to the Closing, the Parties shall cooperate with each other and use their commercially reasonable efforts to establish the consideration for or value of real property interests conveyed pursuant to this Agreement for purposes of any documentary

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transfer tax payable by Buyer as a result of the transactions contemplated by this Agreement.

7.12 Employees.

(a) To the extent Buyer (as anticipated) is a successor to Seller under the National Labor Relations Act, as amended, Buyer shall, from and after the Effective Time, recognize the union locals set forth on Schedule 7.12(a) (the “Locals”) as the exclusive bargaining representatives of the bargaining units set forth on Schedule 7.12(a) that include Transferred Employees.  Nothing in this Agreement shall obligate Buyer to assume any Collective Bargaining Agreement, and Buyer shall be free to determine, offer and implement its own initial terms and conditions of employment in a manner consistent with the terms of this Agreement; provided, however, that in the event Buyer (as anticipated) is a successor to Seller under the National Labor Relations Act, as amended, Buyer shall, from and after the Effective Time, bargain in good faith with each Local the terms and conditions of a new collective bargaining agreement with respect to the applicable bargaining unit represented by such Local.  Notwithstanding the foregoing provisions, Buyer's rights and obligations under this Section 7.12(a) shall at all times be subject to applicable Law.

(b) The employees of Seller to whom Buyer shall make offers of employment shall be identified no later than forty (40) Business Days prior to the Closing Date in accordance with the procedures set forth in Exhibit 7.12(b).  No later than twenty (20) Business Days prior to the Closing Date, Buyer will, for the exclusive benefit of Seller and not for the benefit of any third parties, give Qualifying Offers of employment to each of such employees.  For this purpose, a “Qualifying Offer” means an offer of employment (i) at a level of base pay at least equal to such employee’s base pay in effect immediately prior to the Closing Date, (ii) provided such Transferred Employee is a Lake Tahoe Employee, with a primary work location within a thirty-five (35) mile radius from such employee’s primary work location immediately prior to the Closing Date, and (iii) that the aggregate economic value of the wages and benefits offered to such employee shall be substantially comparable to the value of the wages and benefits in effect immediately prior to the Closing Date for such employee; provided that Buyer shall not be obligated to offer the same type of retirement benefits as may be in effect immediately prior to the Closing Date for such employee.  All offers of employment made by Buyer pursuant to this Section 7.12(b) will be made in accordance with all applicable Laws, will be conditioned only on the occurrence of the Closing, and will remain open for a period expiring no earlier than ten (10) Business Days prior to the Closing Date.  Any such offer which is accepted before it expires will thereafter be irrevocable, except for good cause.  Following acceptance of such offers, Buyer will provide written notice thereof to Seller and Seller will provide Buyer with access to the Transferred Employee Records.  Each such person who becomes employed by Buyer pursuant to this Section 7.12(b) is referred to herein as a “Transferred Employee.”

(c) Buyer agrees that, except as otherwise provided in this Section 7.12, neither Buyer nor any Affiliate of Buyer will, without Seller’s written consent, directly or indirectly solicit for employment or employ any person who is employed by Seller or any

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of its Affiliates, for a period of two (2) years following the later of (i) the Closing, (ii) the termination of this Agreement, or (iii) with respect to any employee that provides services to Buyer under the Transition Services Agreement, the termination of the provision of such service by Seller to Buyer.  Seller agrees that, without Buyer’s written consent, neither Seller nor any Affiliate of Seller will directly or indirectly solicit for employment or employ any Transferred Employee, for a period of two (2) years following the Closing.  Generalized solicitations for employees that are not specifically targeted at the employees specifically covered by this Section 7.12(c), through the use of media advertisements, professional search firms, or otherwise, shall not constitute a violation of this Section 7.12(c).  The provisions of this Section 7.12(c) supersede the restrictions on solicitation and hiring set forth in the Confidentiality Agreement, and will survive for the periods stated in this Section 7.12(c).

(d) In accordance with protocols to be developed by Buyer and Seller within a commercially reasonable period of time not to exceed 30 days after the date of this Agreement, Buyer and Seller will, to the extent permitted by Law, consult and share information with each other with respect to (i) the initial terms and conditions of employment to be offered to employees of Seller, as contemplated by Section 7.12(b); (ii) the content and timing of announcements and communications to be made by the Parties to the employees of Seller who will or may be offered employment by the Buyer; and (iii) the negotiations between Seller and the Locals regarding a renewal or extension of any Collective Bargaining Agreement; provided, however, that neither Party will be obligated to follow any advice that may be provided by the other Party during any such consultation.

7.13 Employee Benefits.

(a) As of the Effective Time and for a period of at least one year thereafter, Buyer will cause the Transferred Employees to be covered by Buyer-sponsored benefit plans that provide benefits that are comparable, in the aggregate, to the benefits provided to the Transferred Employees as of the date immediately preceding the Closing Date; provided that nothing in this Agreement shall obligate Buyer to maintain a defined benefit pension plan.  Following such period, Buyer will cause the Transferred Employees to be covered by Buyer benefit plans available to similarly situated employees of the utility operations of Algonquin Power and its Affiliates and, except as provided below, on the same terms and conditions as are made available to such similarly situated employees.  From and after the Effective Time, the Transferred Employees will accrue no additional benefits under any employee benefit plan, policy, program, or arrangement of Seller or its Affiliates. Seller shall be responsible for all liabilities and obligations associated with or arising with respect to employee benefits provided by Seller to the Transferred Employees prior to the Effective Time, regardless of whether such liabilities or obligations must be satisfied before or after the Effective Time.

(b) With respect to service and seniority, Buyer will recognize the service and seniority of each of the Transferred Employees recognized by Seller for all non-pension purposes, including the determination of eligibility, the extent of service or seniority-related welfare benefits such as vacation and sick pay benefits, and levels of benefits

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other than pension benefits, including eligibility for and level of retiree health benefits.  With respect to welfare benefit plans, Buyer agrees to waive or to cause the waiver of all limitations as to pre-existing conditions and actively-at-work exclusions and waiting periods for the Transferred Employees.  With respect to the calendar year in which the Closing Date occurs, all health care expenses incurred by any such employees or any eligible dependent thereof, including any alternate recipient pursuant to qualified medical child support orders, in the portion of the calendar year preceding the Closing Date that were qualified to be taken into account for purposes of satisfying any deductible or out-of-pocket limit under any Seller health care plans will be taken into account for purposes of satisfying any deductible or out-of-pocket limit under the health care plan of Buyer for such calendar year.

(c) Buyer will take all actions necessary to cause each Buyer 401(k), profit sharing, pension or other qualified plan in which the Transferred Employees are eligible to participate following the Effective Time (i) to recognize the service that such Transferred Employees had with Seller or any Affiliated Group member of Seller as of the Effective Time for all purposes (including determining such Transferred Employees’ eligibility to participate, vesting, attainment of retirement dates, contribution or benefit accrual levels, and, if applicable, eligibility for optional forms of benefit payments), except to the extent otherwise provided under the terms of a Collective Bargaining Agreement applicable to such Transferred Employees or to the extent that such credit would result in a duplication of benefits for the same period of service; and (ii) to accept direct rollovers of Transferred Employees’ account balances under the NV Energy 401(k) Plan, including transfers of loan balances and related promissory notes, provided that such loans would not be treated as taxable distributions at any time prior to such transfer.

(d) Within sixty (60) days after the Closing Date, Seller will transfer to a flexible spending account plan maintained by Buyer any balances standing to the credit of Transferred Employees under Seller’s flexible spending plan as of the day immediately preceding the Closing Date.  As soon as practicable after the Closing Date, Seller will provide to Buyer a list of those Transferred Employees that have participated in the health or dependent care flexible spending accounts of Seller, together with (i) their elections made prior to the Closing Date with respect to such account and (ii) balances standing to their credit as of the day immediately preceding the Closing Date.

(e) Except as otherwise provided pursuant to the terms of the Collective Bargaining Agreement, Seller will pay to the Transferred Employees all vacation days that are accrued but unused as of the Effective Time.

(f) In no event shall Buyer be responsible for any severance benefits due to Transferred Employees or other employees terminated by Seller that arise under Seller's severance plans or policies.

(g) Seller will be responsible, with respect to the Business, for performing and discharging all requirements under the WARN Act and under applicable Law for the notification of its employees of any “employment loss” within the meaning of the WARN Act which occurs prior to the Effective Time.  Buyer will be responsible, with respect to

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the Business, for performing and discharging all requirements under the WARN Act and under applicable state and local laws and regulations for the notification of its employees of any “employment loss” within the meaning of the WARN Act which occurs at or following the Effective Time.

(h) Seller will be responsible for providing COBRA Continuation Coverage to any current and former employees of Seller, or to any qualified beneficiaries of such employees, who become or became entitled to COBRA Continuation Coverage on or before the Closing, including those for whom the Closing occurs during their COBRA election period.  Buyer is responsible for extending and continuing to extend COBRA Continuation Coverage to all Transferred Employees (and their qualified beneficiaries) who become entitled to such COBRA Continuation Coverage following the Closing.

(i) Seller or its Affiliates will pay or cause to be paid to all Transferred Employees, all compensation (except as may be otherwise provided in the Collective Bargaining Agreement with respect to accrued vacation), workers’ compensation or other employment benefits to which they are entitled under the terms of the applicable compensation or Seller benefit plans or programs prior to the Effective Time.  Buyer will pay to each Transferred Employee all unpaid salary or other compensation or employment benefits which have accrued to such employee from and after the Effective Time, at such times as provided under the terms of the applicable compensation or benefit programs.

(j) Individuals who would otherwise be Transferred Employees but who on the Closing Date are not actively at work due to a short term leave of absence covered by the Family and Medical Leave Act or other authorized leave of absence of a period of less than one year from the date hereof, including short-term disability, will be treated as Transferred Employees on the date that they are able to return to work (provided that such return to work occurs within the authorized period of their leaves following the Closing Date) and perform the essential functions of their jobs with or without reasonable accommodation. In no event shall an individual on long term disability as of the date hereof or an authorized leave of absence for a period exceeding one year from the date hereof be eligible to become a Transferred Employee and Buyer shall not be liable for any costs or responsibilities associated with respect to such individual.

7.14 Eminent Domain; Casualty Loss.

(a) If, before the Closing Date, any of the Purchased Assets are taken by eminent domain or condemnation, or are the subject of a pending or (to Seller’s Knowledge) contemplated taking which has not been consummated, Seller will (i) notify Buyer promptly in writing of such fact, (ii) cooperate with Buyer in the prosecution and litigation of such taking to maximize the proceeds associated therewith and (iii) at the Closing assign to Buyer all of Seller’s right, title, and interest in and to any proceeds or payments received, or to be received, in compensation for such taking.  For the purposes of calculation of the Purchase Price pursuant to Exhibit 3.1, the Value of the Purchased Assets which are the subject

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of such taking together with any portion of the proceeds of such taking which is in excess of the Value of the Purchased Assets which are the subject of such taking and which Buyer is required to, directly or indirectly, pay or credit to ratepayers shall be removed from the Net Plant In Service FERC Accounts and the proceeds of such taking that Buyer, acting reasonably, anticipates Buyer will receive and not be required to pay or credit to ratepayers shall be included in Other FERC Accounts (as that term is defined in Exhibit 3.1), and the Parties shall true-up such adjustment following Closing upon receipt by Buyer and final determination of, and to the actual amount of, such retained proceeds.  Upon such assignment and any such reduction of the Purchase Price, such taking or takings, and their effects, will be disregarded in determining whether a Material Adverse Effect has occurred.  Notwithstanding anything to the contrary in the foregoing, if the Value of the Purchased Assets in the FERC Accounts as at the date of such taking which are the subject of the taking represent more than 50% of the total Value of the Purchased Assets as set out in the FERC Accounts as at the date of such taking, Buyer may terminate this Agreement upon twenty (20) Business Days’ prior written notice. Any such termination by Buyer will be treated as a termination by the Parties pursuant to Section 10.1(a).

(b) If, before the Closing Date, any of the Purchased Assets are damaged or destroyed by fire or other casualty, Seller will notify Buyer promptly in writing of such fact and, at the Closing, assign to Buyer all of Seller’s right, title, and interest in and to any insurance recoveries received, or to be received, in compensation for such damage or destruction less any such amounts received, or to be received, to reimburse Seller for reasonable expenditures incurred by Seller.  For the purposes of calculation of the Purchase Price pursuant to Exhibit 3.1, the Value of the Purchased Assets which are the subject of such casualty shall be removed from the Net Plant In Service FERC Accounts and the proceeds of such insurance anticipated by Buyer, acting reasonably, shall be included in Other FERC Accounts (as that term is defined in Exhibit 3.1) and the Parties shall true-up such adjustment following Closing upon receipt by Buyer of, and to the actual amount of, such proceeds.  Notwithstanding the foregoing, if such damage or destruction, individually or in the aggregate with all other matters potentially giving rise to a Material Adverse Effect, would create a Material Adverse Effect, Buyer may terminate this Agreement upon twenty (20) Business Days’ prior written notice unless (i) Seller notifies Buyer prior to or within such twenty (20) Business Day period of Seller’s intention to otherwise cure such Material Adverse Effect, and (ii) Seller uses commercially reasonable efforts to effect such cure, and does effect such cure, prior to Closing.  Any such termination by Buyer will be treated as a termination by the Parties pursuant to Section 10.1(a).

(c) Except to the extent expressly provided in this Section 7.14, no condemnation or taking of any Purchased Asset, nor any effects thereof (including any resulting termination of any Franchise or other agreement principally related to such Purchased Asset), or any supplements or amendments to any Schedules in relation thereto, will constitute or be taken into account in determining whether there has occurred, by virtue of taking by eminent domain or condemnation, a breach of any representation, warranty, or covenant of Seller, a Material Adverse Effect, or grounds for asserting a failure to satisfy any condition to Closing under this Agreement.

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7.15 Transitional Use of Signage and Other Materials.  Buyer acknowledges that it will have no ongoing claim or rights in or to the Seller Marks. Buyer will not use or permit the use of any Seller Marks, and within one hundred twenty (120) days following the Closing Date, Buyer will remove or cause the removal of the Seller Marks from all signage or other items relating to or used in the Business or the Purchased Assets.  For clarity, a Seller Mark shall not be considered as “used” merely because it has not been removed from all such signage or other items.

7.16 Litigation Support.  In the event and for so long as either Party is actively contesting or defending any third-party Claim in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Seller or Buyer, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as is reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article IX hereof).

7.17 Notification of Customers.  As soon as practicable following the Closing, Seller and Buyer will cause to be sent to customers of the Business written notice that such customers have been transferred from Seller to Buyer.  Such notice will contain such information as is required by Law and approved by Buyer and Seller, which approval will not be unreasonably withheld or delayed.

7.18 Equipment Relocation.  On and after the Closing Date, Buyer will cooperate with Seller to facilitate Seller’s relocation of any Excluded Assets at Seller’s sole cost and expense.  To the extent that such relocation requires Seller to gain access to the Real Property on or after the Closing Date, such access during normal business hours shall not be unreasonably withheld by Buyer.  Seller shall pay all reasonable costs incurred by Buyer in respect of providing such cooperation, and Seller will indemnify and hold harmless Buyer from and against any Losses caused to Buyer by any action of Seller or Seller’s Representatives while present on any of the Real Property or other premises.

7.19 Borderline Customer Agreements.  The Parties shall, prior to Closing, negotiate and agree to execute the Borderline Customer Agreements for the provision by each Party following the Effective Time of retail electric distribution service to, or wholesale power that enables the other Party to provide electric distribution service to, customers located in the franchised service territory of the other Party that cannot economically be served by the Party that otherwise serves such franchised service territory; provided that such agreements (a) are upon terms that are customary in the industry and consistent with CPUC and PUCN policies and precedents or, with respect to wholesale power sales and/or exchanges, FERC policies and precedents; (b) provide for the full recovery of the costs of such service by the Party providing such service either from the customer receiving such service or from the other Party; (c) are approved by the CPUC and PUCN or, with respect to whole power sales and/or exchanges, the FERC; and (d) do not subject the Party providing such service to regulation by the state utility regulatory commission of the territory in which the customers so served are located.

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7.20 Public Statements.  Each Party will, and will cause its Affiliates to, consult with the other Party prior to issuing, and will consider in good faith any comments by the other Party to or in respect of, any public announcement, statement, or other disclosure with respect to this Agreement or the transactions contemplated hereby, except as may be required by Law or stock exchange rules and provided that any such public announcement, statement, or other disclosure issued by Buyer or any of its Affiliates will be subject to Section 7.2(b).

7.21 Title Insurance.  Buyer may, at its sole cost and expense, obtain (a) title insurance policies in respect of the Real Property, insuring title to the applicable Real Property as vested in Buyer (free and clear of all Encumbrances other than Permitted Encumbrances), and in form, substance, and amount reasonably satisfactory to Buyer (and without limiting the generality of the foregoing, with all requirements satisfied or waived, with all exceptions deleted, and with all endorsements thereto, to the extent reasonably desired by Buyer); (b) all surveys desired by Buyer in respect of the Real Property, in form and substance reasonably satisfactory to Buyer; and (c) all estoppel certificates and non-disturbance agreements desired by Buyer in respect of any real property leases included in the Purchased Assets, in form and substance reasonably satisfactory to Buyer and to the parties providing such certificates and agreements.  Seller agrees to cooperate as reasonably requested by Buyer (and at Buyer’s expense) in its efforts to obtain any such items, provided that (i) Seller shall not be required to make any payment to any third party or incur any economic burden in connection therewith, and (ii) Buyer’s obtaining any such item shall not be a requirement of or a condition to the Closing.  In addition, with respect to Seller’s cooperation with Buyer’s reasonable requests to obtain title insurance under subsection (a) above, Seller, except to the extent required to satisfy the Closing condition set forth in Section 8.2(f), and except for such actions as may be reasonably necessary to enable Buyer’s title insurance company to insure title to the applicable Real Property as vested in Buyer, shall not be required to cure any purported defects, cause any exceptions to be deleted, or provide any affidavits, indemnities, or representations to any title company issuing such title insurance.

7.22 Franchises.  Prior to the Closing Date, Seller will use its commercially reasonable efforts to negotiate and enter into a written franchise agreement upon customary terms and conditions with each of the Town of Truckee and the County of Alpine.

ARTICLE VIII

CONDITIONS TO CLOSING

8.1 Conditions to Each Party’s Obligations to Effect the Closing.  The respective obligations of each Party to effect the transactions contemplated hereby are subject to the fulfillment or joint waiver by the Parties at or prior to the Closing Date of the following conditions:

(a) The waiting period under the HSR Act, including any extension thereof, applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated;

(b) No Order which prevents the consummation of any material aspect of the transactions contemplated hereby shall have been issued and remain in effect (each Party agreeing to use its commercially reasonable efforts to have any such Order lifted) and no

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Law shall have been enacted which directly or indirectly prohibits, or impedes or delays beyond the date specified in Section 10.1(b), the consummation of the transactions contemplated hereby;

(c) The consents, releases and other matters set forth on Schedule 8.1(c) shall have been obtained;

(d) All consents and approvals of third parties (other than the Required Regulatory Approvals) required in connection with the consummation of the transactions contemplated hereby (including the consents and approvals set forth in Schedule 5.3 and Schedule 6.3) shall have been obtained, except as would not, in the aggregate, create a Material Adverse Effect for either Buyer or Seller; provided that satisfaction of the foregoing condition shall be determined after taking into account the actions taken, if any, by Seller pursuant to Section 7.10(c);

(e) The Emergency Backup Service Agreement, System Coordination Agreement, and Transmission Interconnection Agreement shall have been finalized in accordance with Section 7.5(a), and the Borderline Customer Agreements shall have been finalized in accordance with Section 7.19;

(f) The perimeter metering and other equipment contemplated by Section 7.5(b) shall have been installed and become operational; and

    (g) With respect to employee matters, each Party in its sole discretion, but acting reasonably, shall have determined that the outcomes of the procedures and commitments contemplated by this Agreement, including satisfactory resolution or anticipated resolution of labor issues (including, with respect to Buyer, the acceptance of employment offers by a sufficient number of qualified employees upon terms and conditions consistent with the compensation and benefit provisions herein contemplated to be offered by Buyer, the retirement plan portion of which shall be formulated in Buyer’s discretion), will permit such Party to operate its respective business following the Closing as currently conducted by Seller, without (i) material change in personnel levels, (ii) anticipated labor disruptions, or (iii) increases in associated costs other than normal cost increases in the ordinary course.

8.2 Conditions to Obligations of Buyer.  The obligation of Buyer to effect the transactions contemplated hereby is subject to the fulfillment or waiver by Buyer at or prior to the Closing Date of the following additional conditions:

(a) Since the date of this Agreement and through the period ending immediately prior to the Effective Time, no Material Adverse Effect shall have occurred and be continuing;

(b) Seller shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Seller on or prior to the Closing Date;

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(c) The representations and warranties of Seller which are set forth in Article V of this Agreement shall be true and correct as of the Effective Time as though made at and as of the Effective Time (except to the extent that any such representation or warranty speaks as of a particular date, in which case such representation and warranty will be true and correct only as of such date), except for any failure or failures of such representations and warranties to be true and correct that would not, individually or in the aggregate, cause, constitute, or represent a Material Adverse Effect;

(d) Buyer shall have received a certificate from Seller, signed on its behalf by a senior executive officer of Seller and dated the Closing Date, to the effect that the conditions set forth in Sections 8.2(b) and 8.2(c) have been satisfied;

(e) The Required Regulatory Approvals shall have been obtained and become Final Regulatory Orders, and no terms, conditions or requirements other than those set forth in Exhibit 7.9(b) shall have been imposed by one or more Governmental Entities in connection with such Final Regulatory Orders or otherwise in connection with the consummation of the transactions contemplated by this Agreement that, in the aggregate, are reasonably likely to have an adverse economic impact which would constitute a material adverse effect on the regulatory prospects of the Business.  As used in the foregoing, the term “regulatory prospects” means Buyer’s ability, with respect to the Business, to arrange appropriate debt financing for the Business as contemplated in Exhibit 7.9(b) and to recover prudently incurred expenses, including administration, financing, operating and maintenance expenses and amounts paid under the Power Purchase Agreement, and to recover and be authorized to earn a reasonable rate of return consistent with rates of return authorized by the CPUC for similarly situated California electric utilities on prudently incurred capital investment (which amounts shall include, without reduction or exclusion, the amounts reflected in the FERC Account balances) in accordance with the Laws and practices applicable to the relevant Governmental Entity, all on a timely basis; provided that such expenses and investments shall not include investment banking, legal or similar transaction costs associated with the transactions contemplated hereby or with origination of Buyer’s financing, any expenses incurred pursuant to Section 7.5 hereof, or any amount by which the Purchase Price exceeds the existing or, with regard to assets not currently in rate base, initial future regulatory book value of the Purchased Assets. For purposes of this Section 8.2(e), (i) any terms, conditions and requirements that, in the aggregate, are comparable in scope and relative magnitude with those typically imposed by the relevant Governmental Entity in connection with the approval of electric distribution utility transactions of the type and relative size contemplated hereby pursuant to standards currently applied by such Governmental Entity shall not alone constitute a material adverse effect, and (ii) any material adverse effect on the regulatory prospects of the Business will be determined after taking into account any cure thereof by Seller, whether by a reduction of the Purchase Price or otherwise;

(f) Any Encumbrance (other than Permitted Encumbrances) on the Purchased Assets shall have been released or an undertaking to obtain such release shall have been obtained, other than any of such releases that the failure to obtain would not, in the aggregate, create a Material Adverse Effect;

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(g) Buyer shall have received the other items to be delivered pursuant to Section 4.3; and

(h) No Final Regulatory Order shall have imposed an affirmative obligation on Emera to continue to own its interest in Buyer for any specific period of time following the Closing Date.

8.3 Conditions to Obligations of Seller.

  The obligation of Seller to effect the transactions contemplated hereby is subject to the fulfillment or waiver by Seller at or prior to the Closing Date of the following additional conditions:

(a) Buyer shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Buyer on or prior to the Closing Date;

(b) The representations and warranties of Buyer which are set forth in Article VI shall be true and correct as of the Effective Time as though made at and as of the Effective Time (except to the extent that any such representation or warranty speaks as of a particular date, in which case such representation and warranty will be true and correct only as of such date), except for any failure or failures of such representations and warranties to be true and correct that do not, individually or in the aggregate, cause such representations and warranties of Buyer to be materially inaccurate taken as a whole;

(c) Seller shall have received a certificate from Buyer, signed on its behalf by a senior executive officer of Buyer and dated the Closing Date, to the effect that the conditions set forth in Sections 8.3(a) and 8.3(b) have been satisfied;

(d) The Required Regulatory Approvals shall have been obtained and become Final Regulatory Orders, and no terms, conditions or requirements other than those set forth in Exhibit 7.9(b) shall have been imposed by one or more Governmental Entities in connection with such Final Regulatory Orders or otherwise in connection with the consummation of the transactions contemplated by this Agreement that are reasonably likely to subject Seller to continued regulation as a public utility in the State of California or that, in the aggregate, are reasonably likely to have an adverse economic impact which would constitute a material adverse effect on the regulatory prospects of Seller.  As used in the foregoing, (i) the term “regulatory prospects” means Seller’s ability to recover prudently incurred expenses, including administration, financing, operating and maintenance expenses and amounts paid under the Emergency Backup Service Agreement, and to recover and be authorized to earn a reasonable rate of return on prudently incurred capital investment in accordance with the Laws and practices applicable to the relevant Governmental Entity; provided that such expenses and investments shall not include investment banking, legal or similar transaction costs associated with the transactions contemplated hereby, or any expenses incurred pursuant to Section 7.5 hereof, and (ii) the term “material adverse effect” shall mean an effect having an adverse economic impact that, had it been imposed upon or borne by the Business or the Purchased Assets (taken as a whole), would constitute a material adverse effect on the regulatory prospects of the Business.  For purposes of this Section 8.3(d), (i)

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any terms, conditions and requirements that, in the aggregate, are comparable in scope and relative magnitude with those typically imposed by the relevant Governmental Entity in connection with the approval of electric distribution utility transactions of the type and relative size contemplated hereby pursuant to standards currently applied by such Governmental Entity shall not alone constitute a material adverse effect, and (ii) any material adverse effect on the regulatory prospects of Seller will be determined after taking into account any cure thereof by Buyer, whether by an increase of the Purchase Price or otherwise; and

(e) Seller shall have received the other items to be delivered pursuant to Section 4.4.

ARTICLE IX

INDEMNIFICATION

9.1 Survival of Representations and Warranties.  The representations and warranties of the Parties contained in this Agreement will survive the Closing and will expire eighteen (18) months after the Closing Date, except that the representations and warranties in Sections 5.1, 5.2, 5.3(a), 5.9, 5.15, 5.17, 5.18, 5.21, 5.23, 6.1, 6.2, 6.3(a), 6.5, and 6.6 will survive the Closing and will expire upon the expiration of the applicable statute of limitations and that the representations and warranties in Section 5.19 will survive the Closing and will expire two (2) years after the expiration of any prohibition contained in a Final Regulatory Order which effectively prevents the Buyer from filing a general rate case in respect of the Business with the CPUC.

9.2 Indemnification.

(a) Subject to Section 9.1 and Section 9.4 hereof, from and after the Closing, Seller will indemnify, defend, and hold harmless Buyer from and against any and all Claims and Losses (each, an “Indemnifiable Loss”) asserted against or suffered by Buyer relating to, resulting from, or arising out of (i) any breach by Seller of any covenant or agreement of Seller contained in this Agreement which by its terms is to be performed prior to or at the Closing, (ii) any breach by Seller of the representations and warranties of Seller contained in this Agreement, (iii) any breach by Seller of any covenant or agreement of Seller contained in this Agreement not covered by Section 9.2(a)(i), or (iv) the Excluded Liabilities and the Excluded Assets.

(b) Subject to Section 9.1 and Section 9.4 hereof, from and after the Closing, Buyer will indemnify, defend, and hold harmless Seller from and against any and all Indemnifiable Losses asserted against or suffered by Seller relating to, resulting from, or arising out of (i) any breach by Buyer of any covenant or agreement of Buyer contained in this Agreement which by its terms is to be performed prior to the Closing, (ii) any breach by Buyer of the representations and warranties of Buyer contained in this Agreement, (iii) any breach by Buyer of any covenant or agreement of Buyer contained in this Agreement not covered by Section 9.2(b)(i), (iv) the Assumed Obligations, or (v) any and all liabilities and obligations associated with the ownership and operation of the Purchased Assets and the Business from and after the Effective Time.

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(c) Any Person entitled to receive indemnification under this Agreement (an “Indemnitee”) having a claim under these indemnification provisions will use commercially reasonable efforts to mitigate any Losses, including commercially reasonable efforts to recover all Losses from insurers of such Indemnitee under applicable insurance policies so as to reduce the amount of any Indemnifiable Loss hereunder, and will not take any action specifically excluding from any of its insurance policies any Indemnifiable Losses if Losses of such type are otherwise covered by such policies.  Each Party shall remain entitled to procure insurance coverage in such coverage amounts and having such deductibles and other terms as are commercially reasonable to such Party, consistent with the other businesses of such Party or its Affiliates.  The amount of any Indemnifiable Loss will be reduced (i) to the extent that Indemnitee receives any insurance proceeds with respect to an Indemnifiable Loss (provided that the Indemnifying Party shall remain responsible for the amount of any associated deductibles) and (ii) to take into account any net Tax benefit recognized by the Indemnitee arising from the recognition of the Indemnifiable Loss and any payment actually received with respect to an Indemnifiable Loss.

9.3 Indemnification Procedures.

(a) Third Party Claims.  If an Indemnitee receives notice of the assertion or commencement of any Claim by any Person who is neither a Party to this Agreement nor an Affiliate of a Party to this Agreement (a “Third Party Claim”) for which the Indemnitee claims a right to indemnification hereunder from the other Party (the “Indemnifying Party”), the Indemnitee will promptly give written notice of such Third Party Claim to the Indemnifying Party.  Such notice will describe the nature of the Third Party Claim in reasonable detail and will indicate the estimated amount, to the extent practicable, of the Indemnifiable Loss that the Indemnitee claims it has sustained or may sustain as a result of such Third Party Claim.  The Indemnifying Party, at its sole cost and expense, will have the right, upon written notice to the Indemnitee, to assume the defense of the Third Party Claim while reserving its right to contest the issue of whether it is liable to the Indemnitee for any indemnification hereunder with respect to such Third Party Claim.

(b) Defense of Third Party Claims.  If the Indemnifying Party assumes the defense of a Third Party Claim pursuant to Section 9.3(a), the Indemnifying Party will appoint counsel reasonably satisfactory to the Indemnitee for the defense of such Third Party Claim, will diligently pursue such defense, and will keep the Indemnitee reasonably informed with respect to such defense.  The Indemnitee shall cooperate with the Indemnifying Party and its counsel, including permitting reasonable access to books, records, and personnel, in connection with the defense of any Third Party Claim (provided, that any out-of-pocket costs incurred by the Indemnitee in providing such cooperation shall be paid by the Indemnifying Party).  The Indemnitee will have the right to participate in such defense, including appointing separate counsel, but the costs of such participation shall be borne solely by the Indemnitee.  The Indemnifying Party will have full authority, in consultation with the Indemnitee, to make all decisions and determine all actions to be taken with respect to the defense and settlement of the Third Party Claim, including the right to pay, compromise, settle, or otherwise dispose of such Third

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Party Claim at the Indemnifying Party’s expense; provided, that any such settlement will be subject to the prior consent of the Indemnitee, which shall not be unreasonably withheld or delayed.  If a firm offer is made to settle a Third Party Claim, which the Indemnifying Party desires to accept and which acceptance requires the consent of the Indemnitee pursuant to the immediately preceding sentence, the Indemnifying Party will give written notice to the Indemnitee to that effect.  If the Indemnitee fails to consent to such firm offer within ten (10) days after its receipt of such notice, and such firm offer involves only the payment of money, the maximum liability of the Indemnifying Party with respect to such Third Party Claim will be the amount of such settlement offer, plus reasonable costs and expenses paid or incurred by the Indemnitee up to the date of such notice for which the Indemnifying Party is otherwise liable.  In no event will the Indemnifying Party have authority to agree to any relief binding on the Indemnitee other than the payment of money damages by the Indemnifying Party unless agreed to by the Indemnitee.

(c) Failure of Indemnifying Party to Assume Defense.  If the Indemnifying Party does not assume the defense of a Third Party Claim in accordance with the terms hereof within twenty (20) Business Days after the receipt of notice thereof, the Indemnitee may defend against the Third Party Claim, and the Indemnifying Party will be liable for all reasonable expenses of such defense to the extent the Indemnifying Party is otherwise obligated hereunder to indemnify Indemnitee with respect to such Third Party Claim.

(d) Direct Losses.  Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a “Direct Loss”) will be asserted by giving the Indemnifying Party prompt written notice thereof, stating the nature of such Loss in reasonable detail and indicating the estimated amount, if practicable.  The Indemnifying Party will have a period of twenty (20) Business Days within which to respond to such claim of a Direct Loss.  If the Indemnifying Party rejects such claim, or does not respond within such period, the Indemnitee may seek enforcement of its rights to indemnification under this Agreement.  Any failure by the Indemnifying Party to respond under this Section 9.3(d) will not constitute an admission by the Indemnifying Party with respect to the claim asserted.

(e) Insurance and Tax Benefits.  If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement, or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement, or payment by or against any other Person, the amount of such reduction, less any costs, expenses, or premiums incurred in connection therewith, will promptly be repaid by the Indemnitee to the Indemnifying Party.  Upon making any indemnity payment, the Indemnifying Party will, to the extent of such indemnity payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Indemnifiable Loss to which the indemnity payment relates; provided, however, that (i) the Indemnifying Party is then in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and (ii) until the Indemnitee recovers full payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such third party on account of said indemnity payment

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will be subordinated to the Indemnitee’s rights against such third party. Without limiting the generality or effect of any other provision hereof, the Indemnitee and the Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation and subordination rights, and otherwise cooperate in the prosecution of such claims at the direction of the Indemnifying Party.

(f) Delay.  A failure to give timely notice as provided in this Section 9.3 will affect the rights or obligations of a Party hereunder only to the extent that, as a result of such failure, the Party entitled to receive such notice was actually prejudiced as a result of such failure.  Notwithstanding the foregoing, no claim for indemnification made after expiration of the applicable time periods set forth in this Article IX will be valid.

9.4 Limitations on Indemnification.

(a) A Party may assert a claim for indemnification under Section 9.2(a)(ii) or Section 9.2(b)(ii), as the case may be, only to the extent the Indemnitee gives notice of such claim to the Indemnifying Party prior to the expiration of the applicable time period set forth in Section 9.1.  Any claims pursuant to Section 9.2(a)(i) or Section 9.2(b)(i) must be asserted within eighteen (18) months following the Closing Date.  Any claim for indemnification not made in accordance with Section 9.3 by a Party on or prior to the applicable date set forth in Section 9.1 or this Section 9.4(a), and the other Party’s indemnification obligations with respect thereto, will be irrevocably and unconditionally released and waived.

(b) Notwithstanding any other provision of this Article IX: (i) Seller will not have any indemnification obligations for Indemnifiable Losses under Sections 9.2(a)(i) and 9.2(a)(ii) (A) for any individual item where the Loss relating thereto is less than $100,000 and (B) in respect of each individual item where the Loss relating thereto is equal to or greater than $100,000, unless the aggregate amount of all such Losses exceeds the threshold of two percent (2%) of the Purchase Price, (but once the aggregate amount of all such Losses exceeds such threshold, Buyer shall be entitled to indemnification for all such Losses including the amount of such threshold); and (ii) in no event will the aggregate indemnification to be paid by Seller under Sections 9.2(a)(i) and 9.2(a)(ii) exceed fifteen percent (15%) of the Purchase Price.  Notwithstanding the foregoing, (x) the limitations set forth in Sections 9.4(b)(i) and 9.4(b)(ii) will not apply to claims asserted by Buyer for breaches of Sections 5.1, 5.2, 5.7, 5.3(a), 5.9, 5.15, 5.17, 5.18, 5.21 and 5.23 and (y) the aggregate indemnification to be paid by Seller under Section 9.2(a)(ii) with respect to breaches of Sections 5.1, 5.2, 5.7, 5.3(a), 5.9, 5.15, 5.17, 5.18, 5.21 and 5.23, will not exceed one hundred percent (100%) of the Purchase Price, less any other indemnification payments made by Seller pursuant to Sections 9.2(a)(i) and 9.2(a)(ii).

(c) Notwithstanding any other provision of this Article IX: (i) Buyer will not have any indemnification obligations for Indemnifiable Losses under Sections 9.2(b)(i) and 9.2(b)(ii) (A) for any individual item where the Loss relating thereto is less than $100,000 and (B) in respect of each individual item where the Loss relating thereto is

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equal to or greater than $100,000, unless the aggregate amount of all such Losses exceeds two percent (2%) of the Purchase Price, (but once the aggregate amount of all such Losses exceeds such threshold, Seller shall be entitled to indemnification for all such Losses including the amount of such threshold); and (ii) in no event will the aggregate indemnification to be paid by Buyer under Sections 9.2(b)(i) and 9.2(b)(ii) exceed fifteen percent (15%) of the Purchase Price.  Notwithstanding the foregoing, (x) the limitations set forth in Sections 9.4(c)(i) and 9.4(c)(ii) will not apply to claims asserted by Seller for breaches of Sections 6.1, 6.2, 6.3(a), 6.5, and 6.6, and (y) the aggregate indemnification to be paid by Buyer under Section 9.2(b)(ii) with respect to breaches of Sections 6.1, 6.2, 6.3(a), 6.5, and 6.6 will not exceed one hundred percent (100%) of the Purchase Price, less any other indemnification payments made by Buyer pursuant to Sections 9.2(b)(i) and 9.2(b)(ii).  The foregoing limitations do not apply to Buyer’s obligation to deliver the full Purchase Price.

(d) No representation or warranty of either Party contained herein will be deemed untrue or incorrect, and such Party will not be deemed to have breached a representation, warranty, or covenant as a consequence of the existence of any fact, circumstance, action, or event that is permitted to be taken by such Party under the terms of this Agreement, or that is disclosed in this Agreement, any Schedule, or Exhibit hereto, or any certificate or other instrument delivered in accordance with the terms hereof.

(e) Notwithstanding anything contained in this Agreement to the contrary, except for the representations and warranties contained in this Agreement, neither Seller nor any other Person is making any other express or implied representation or warranty with respect to Seller, the Business, the Purchased Assets, the Assumed Obligations or the transactions contemplated by this Agreement, and Seller disclaims any other representations or warranties, whether made by Seller or its Affiliates, officers, directors, employees, agents, or representatives, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY AND ANY IMPLIED WARRANTY OF FITNESS.  Any claims Buyer may have for breach of representation or warranty must be based solely on the representations and warranties of Seller set forth in this Agreement.  In furtherance of the foregoing, except for the representations and warranties contained in this Agreement, Buyer acknowledges and agrees that none of Seller, any of its Affiliates, or any other Person will have or be subject to any liability to Buyer or any other Person for, and Seller hereby disclaims all liability and responsibility for, any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Buyer or any of Buyer’s Representatives, including any confidential memoranda distributed on behalf of Seller relating to the Business, the Purchased Assets, or the Assumed Obligations or other publications or data room information provided to Buyer or Buyer’s Representatives, or any other document or information in any form provided to Buyer or Buyer’s Representatives in connection with the sale of the Purchased Assets, the assumption of the Assumed Obligations, and the transactions contemplated hereby (including any opinion, information, projection, or advice that may have been or may be provided to Buyer or Buyer’s Representatives by any of Seller’s Representatives).  BUYER HEREBY ACKNOWLEDGES THAT, EXCEPT

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FOR THE WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V, THE PURCHASED ASSETS ARE BEING PURCHASED ON AN “AS IS, WHERE IS” BASIS, WITH ALL FAULTS.

9.5 Applicability of Article IX.  For the avoidance of doubt, Seller and Buyer agree that the remedies and obligations under this Article IX apply only following the Closing, and that prior to the Closing or in the event that this Agreement is terminated, the Parties’ remedies will be determined by the provisions of Article X.

9.6 Tax Treatment of Indemnity Payments.  Seller and Buyer agree to treat any indemnity payment made pursuant to this Article IX as an adjustment to the Purchase Price for federal, state, and local income Tax purposes.

9.7 No Consequential Damages.  Notwithstanding anything to the contrary elsewhere in this Agreement (other than this Section 9.7) or provided for under any applicable Law, no Party will, in any event, be liable to the other Party, either in contract or in tort, for any consequential, incidental, indirect, special, or punitive damages of the other Party, including loss of future revenue, income, or profits, diminution of value, or loss of business reputation or opportunity, relating to the breach or alleged breach hereof or otherwise, whether or not the possibility of such damages has been disclosed to the other Party in advance or could have been reasonably foreseen by such other Party.  The exclusion of consequential, incidental, indirect, special, and punitive damages as set forth in the preceding sentence does not apply to any such damages sought by third parties against Buyer or Seller, as the case may be, in connection with Losses that may be indemnified pursuant to this Article IX after Closing, or remedies available prior to Closing pursuant to Section 10.3(b).

9.8 Exclusive Remedy.  Seller and Buyer acknowledge and agree that, from and after the Closing, the sole and exclusive remedy for any breach or inaccuracy, or alleged breach or inaccuracy, of any representation or warranty in this Agreement or any covenant or agreement to be performed hereunder on or prior to the Closing Date, will be indemnification in accordance with this Article IX and the remedies provided for in Section 10.4 and prior to the Closing, the sole and exclusive remedy for any breach or inaccuracy, or alleged breach or inaccuracy, of any representation or warranty in this Agreement or any covenant or agreement to be performed hereunder on or prior to the Closing Date will be as set out in Section 10.3.  In furtherance of the foregoing, Seller and Buyer hereby waive, to the fullest extent permitted by applicable Law, any and all other rights, claims, and causes of action (including rights of contributions, if any) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, or performance of this Agreement (including any tort or breach of contract claim or cause of action based upon, arising out of, or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against the other arising under or based upon any Law (including any such Law under or relating to environmental matters), common law, or otherwise.

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ARTICLE X

TERMINATION AND OTHER REMEDIES

10.1 Termination.

(a) This Agreement may be terminated at any time prior to the Closing Date by mutual written consent of Seller and Buyer.

(b) This Agreement may be terminated by Seller or Buyer if the Closing has not occurred on or before eighteen (18) months following the date of this Agreement (the “Termination Date”); provided that the right to terminate this Agreement under this Section 10.1(b) will not be available to a Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date.  Notwithstanding the foregoing, (i) if eighteen (18) months following the date of this Agreement the conditions to the Closing set forth in Section 8.2(e) and/or Section 8.3(d) have not been fulfilled but all other conditions to the Closing (other than as set forth in Section 8.1(f)) have been fulfilled or are capable of being fulfilled, then the Termination Date will be the day which is twenty-four (24) months following the date of this Agreement; and (ii) upon such time as all conditions to the Closing other than as set forth in Section 8.1(f) have been fulfilled or are capable of being fulfilled and subject to the Parties proceeding diligently with the satisfaction of the condition set out in Section 8.1(f) such that it can be fulfilled within six (6) months, the right to terminate provided for in this Section 10.1(b) shall expire and be of no further force or effect.

(c) This Agreement may be terminated by either Seller or Buyer if (i) any Required Regulatory Approval has been denied by the applicable Governmental Entity and all appeals of such denial have been taken and have been unsuccessful, or (ii) one or more courts of competent jurisdiction in the United States or any State has issued an Order permanently restraining, enjoining, or otherwise prohibiting the Closing, and such Order has become final and non-appealable.

(d) This Agreement may be terminated by Buyer or by Seller if (i) any Required Regulatory Approval or other Order shall have been issued by any Governmental Entity with terms, conditions or adverse requirements which would cause the condition set forth in Section 8.2(e) or in Section 8.3(d), respectively, not to be satisfied, (ii) such condition has not been waived by Buyer or Seller, respectively, and (iii) all appeals of such Required Regulatory Approval or Order have been taken and have been unsuccessful.

(e) This Agreement may be terminated by Buyer in accordance with the terms of Section 7.3.

(f) This Agreement may be terminated by Buyer if there has been a breach by Seller of any representation, warranty, or covenant made by it in this Agreement which has prevented the satisfaction of any condition to the obligations of Buyer to effect the Closing and such breach has not been cured by Seller or waived by Buyer within twenty

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(20) Business Days after all other conditions to Closing have been satisfied or are capable of being satisfied.  In the event Seller provides irrevocable notice to Buyer that Seller has terminated this Agreement for convenience, (i) such notice shall constitute a willful breach by Seller pursuant to this Section 10.1(f) and (ii) the exclusive remedy of Buyer for such willful breach shall be the payment by Seller of the Termination Fee pursuant to Section 10.3(b).

(g) This Agreement may be terminated by Seller if there has been a breach by Buyer of any representation, warranty, or covenant made by it in this Agreement which has prevented the satisfaction of any condition to the obligations of Seller to effect the Closing and such breach has not been cured by Buyer or waived by Seller within twenty (20) Business Days after all other conditions to Closing have been satisfied or are capable of being satisfied.  In the event Buyer provides irrevocable notice to Seller that Buyer has terminated this Agreement for convenience, (i) such notice shall constitute a willful breach by Buyer pursuant to this Section 10.1(g) and (ii) the exclusive remedy of Seller for such willful breach shall be the payment by Buyer of the Termination Fee pursuant to Section 10.3(b).

10.2 Procedure and Effect of Termination.  In the event that a Party having the right to terminate this Agreement desires to terminate this Agreement, such Party shall give the other Party written notice of such termination, specifying the basis for such termination.  On the second Business Day immediately following the date upon which a termination notice is delivered to the non-terminating Party pursuant to the preceding sentence, this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by either Party, whereupon the liabilities of the Parties hereunder will terminate, except as otherwise expressly provided in this Agreement (including Section 10.3).

10.3 Remedies upon Termination.

  If this Agreement is terminated as provided herein:

(a) The obligations of the Parties under Articles I, X, and XI, and Sections 7.2(b), 7.2(c), 7.4, 7.12(c), 7.16 and this Section 10.3 will survive the termination of this Agreement pursuant to Section 10.1.  In the event of any such termination, each of the Parties shall be and remain liable for any breach of its obligations under this Agreement prior to such termination; provided, however, that notwithstanding anything to the contrary contained herein, in such event the maximum liability of each Party hereunder (including liability hereunder for all damages suffered or sustained by any other Party and obligations pursuant to Section 10.3(b)) shall be an amount equal to the Termination Fee.

(b) If Buyer terminates this Agreement pursuant to Section 10.1(f) or Seller terminates this Agreement pursuant to Section 10.1(g), in either case as a result of any act or omission by the other Party following the date hereof that constitutes a willful breach of any covenant or agreement hereunder by such other Party, such other Party shall be obligated to pay to the terminating Party, within two (2) Business Days following such termination in immediately available funds, an amount equal to $7,500,000.00 (the “Termination Fee”).  For greater clarification, if Buyer willfully breaches this Agreement pursuant to Section 10.1(g) by providing a notice of termination for convenience, or

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Seller willfully breaches this Agreement pursuant to Section 10.1(f) by providing a notice of termination for convenience, the Party providing such notice shall pay to the other Party, within two (2) Business Days following such termination in immediately available funds, the Termination Fee.

(c) In view of the difficulty of determining the amount of damages which may result from a termination under the circumstances described in Section 10.3(b) and the failure of the Parties to consummate the transactions contemplated by this Agreement, Buyer and Seller have mutually agreed that the payment set forth in Section 10.3(b) will be made as liquidated damages, and not as a penalty.  In the event of any such termination, the Parties have agreed that the payment set forth in Section 10.3(b) will be the sole and exclusive remedy for any and all damages.  ACCORDINGLY, THE PARTIES HEREBY ACKNOWLEDGE THAT (i) THE EXTENT OF DAMAGES CAUSED BY THE FAILURE OF THIS TRANSACTION TO BE CONSUMMATED WOULD BE IMPOSSIBLE OR EXTREMELY DIFFICULT TO ASCERTAIN, (ii) THE AMOUNT OF THE LIQUIDATED DAMAGES PROVIDED FOR IN SECTION 10.3(b) IS A FAIR AND REASONABLE ESTIMATE OF SUCH DAMAGES UNDER THE CIRCUMSTANCES, AND (iii) RECEIPT OF SUCH LIQUIDATED DAMAGES DOES NOT CONSTITUTE A PENALTY.  THE PARTIES HEREBY FOREVER WAIVE AND AGREE TO FOREGO TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW ANY AND ALL RIGHTS THEY HAVE OR IN THE FUTURE MAY HAVE TO ASSERT ANY CLAIM DISPUTING OR OTHERWISE OBJECTING TO ANY OR ALL OF THE FOREGOING PROVISIONS OF THIS SECTION 10.3(c).

(d) Upon any termination of this Agreement, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, will within a commercially reasonable time thereafter be withdrawn by the filing Party from the Governmental Entity or other Person to which they were made.

10.4 Specific Performance; Attorneys’ Fees.  Except as otherwise provided in Section 10.3, the Parties expressly agree that, in the event of a breach of this Agreement by either Party after Closing, the other Party will, in addition to any other rights and remedies hereunder, have the right to enforce this Agreement by obtaining an order for specific performance of the Parties’ obligations hereunder.  Without increasing the liability of any Party to an amount exceeding the Termination Fee (except to the extent of reasonable costs, including attorneys' fees, incurred to enforce payment thereof), if either Party resorts to legal proceedings to enforce this Agreement, the prevailing Party in such proceedings will be entitled to recover all reasonable costs incurred by such Party, including reasonable attorney’s fees, in addition to any other relief to which such Party may be entitled under the terms hereof; provided, that in no event will either Party be entitled to receive any punitive, indirect, or consequential damages in the legal proceedings to enforce this Agreement.

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ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1 Amendment and Modification.  Except as provided in Section 7.3, this Agreement may be amended, modified, or supplemented only by written agreement of Seller and Buyer.

11.2 Waiver of Compliance; Consents.  Except as otherwise provided in this Agreement, any failure of either Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

11.3 Notices.  All notices and other communications hereunder will be in writing and will be deemed given if delivered personally or by facsimile transmission, or mailed by overnight courier or certified mail (return receipt requested), postage prepaid, to the Party being notified at such Party’s address indicated below (or at such other address for a Party as is specified by like notice; provided that notices of a change of address will be effective only upon receipt thereof):

(a) If to Seller, to:

Sierra Pacific Power Company
c/o Sierra Pacific Resources
Attn:  Office of the General Counsel
6226 West Sahara Avenue
Las Vegas, Nevada 89146
Fax: (702) 402-2069

with a copy to:

Sierra Pacific Power Company
Attn:  Office of the General Counsel
6100 Neil Road
Reno, Nevada  89520-3150
Fax: (775) 834-4811

and to:

Husch Blackwell Sanders LLP
Attn:  James G. Goettsch, Esq.
4801 Main Street, Suite 1000
Kansas City, Missouri 64112
Fax:  (816) 983-8080

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(b) if to Buyer, to:

California Pacific Electric Company, LLC
c/o Algonquin Power Management Inc.
Attn:  President
2845 Bristol Circle
Oakville, Ontario, Canada L6H 7H7
Fax: (905) 465-4514

with a copy to:

Emera Incorporated
1894 Barrington Street
Halifax, Nova Scotia
B3J 2A8
Attn: General Counsel
Fax: (902) 428-6112

and to:

Davis Wright Tremaine LLP
Attn: Steven F. Greenwald
505 Montgomery Street, Suite 800
San Francisco, CA 94111
Fax: (415) 276-6599

11.4 Assignment.  This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by either Party, without the prior written consent of the other Party, nor, subject to the rights to assert defenses extended to Algonquin America and Algonquin Power pursuant to the APA Co-signatory Agreement and Guarantee, respectively, is this Agreement intended to confer upon any other Person except the Parties any rights or remedies hereunder.  No provision of this Agreement creates any third party beneficiary rights in any employee or former employee of Seller (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Agreement creates any rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement except as expressly provided for thereunder.

11.5 Governing Law.  This Agreement (as well as any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules thereof that would otherwise require the laws of another jurisdiction to apply.  Each Party irrevocably submits to the exclusive jurisdiction of the federal and (subject to the following) state courts located in the State of  Nevada, waives any objection which it may have to the laying of venue of any proceedings brought in any such court, and waives any claim that such proceedings have been brought in an

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inconvenient forum; and agrees that any and all claims, controversies or disputes arising from or relating to this Agreement will be submitted in the federal courts of Nevada located in Reno for resolution; provided, however, that in the event jurisdiction may not be had in federal court, then the Parties agree to submit any and all such disputes, claims or controversies to the state district courts of Nevada located in Reno.

11.6 Severability.

  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

11.7 Entire Agreement.

  This Agreement will be a valid and binding agreement of the Parties only if and when it is fully executed and delivered by the Parties, and until such execution and delivery no legal obligation will be created by virtue hereof.  This Agreement, together with the Schedules and Exhibits hereto and the certificates and instruments delivered hereunder or in accordance herewith, embodies the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement.  There are no restrictions, promises, representations, warranties, covenants, or undertakings in respect of the transactions contemplated by this Agreement, other than those expressly set forth or referred to herein or therein, and it is expressly acknowledged and agreed that there are no restrictions, promises, representations, warranties, covenants, or undertakings contained in any other material made available to Buyer, including any such material made available in any data room information, confidential information memoranda, management information presentations, or otherwise. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such transactions.  Nothing herein shall be deemed to supersede or limit in any way any of the provisions of any document, agreement or instrument executed and delivered upon the execution of this Agreement or subsequent thereto pursuant to the provisions hereof, except as may be expressly provided therein.

11.8 Bulk Sales or Transfer Laws.

  Buyer acknowledges that Seller will not comply with the provision of any bulk sales or transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.  Buyer hereby waives compliance by Seller with the provisions of the bulk sales or transfer laws of all applicable jurisdictions.

11.9 Delivery.

  This Agreement, and any certificates and instruments delivered hereunder or in accordance herewith, may be executed in multiple counterparts (each of which will be deemed an original, but all of which together will constitute one and the same instrument), and may be delivered by facsimile transmission, with originals to follow by overnight courier or certified mail (return receipt requested).

11.10 Waiver of Jury Trial.

  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

SIERRA PACIFIC POWER COMPANY
d/b/a NV Energy

By:      /s/ William D. Rogers
Name: William D. Rogers
Title:   Corporate Senior Vice President, Chief
            Financial Officer and Treasurer

By:      /s/ Jeffrey L. Ceccarelli
Name: Jeffrey L. Ceccarelli
Title:   President

CALIFORNIA PACIFIC ELECTRIC COMPANY, LLC

By:   California Pacific Utility Ventures, LLC,
Its Sole Member

By:      /s/ Ian E. Robertson
Name: Ian E. Robertson
Title:  Authorized Representative

By:      /s/ Nancy G. Tower
Name: Nancy G. Tower
Title:  Authorized Representative

{Signature Page to Asset Purchase Agreement}

Exhibit 1.1-A
Form of Assignment of Easements

(Amount of Documentary Transfer Tax Due is Shown on Separate Paper)

This Assignment of Easements is made and entered into as of the ____ day of, 20___, by SIERRA PACIFIC POWER COMPANY, d/b/a NV ENERGY, a Nevada corporation, successor by merger to Sierra Pacific Power Company, a Maine corporation (“Assignor”), with a mailing address of 6100 Neil Road, Reno, Nevada 89520-3150, in favor of CALIFORNIA PACIFIC ELECTRIC COMPANY, LLC, a California limited liability company (“Assignee”), with a mailing address of .

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated as of April 22, 2009 (the “Asset Purchase Agreement”), which provides for the conveyance of certain assets to Assignee, including, without limitation, the easements, license agreements (including railroad crossing rights), rights-of-way, and leases for rights-of-way that relate solely to the Business and Purchased Assets (as such terms are defined in the Asset Purchase Agreement) lying, being, and situate in the County of _______________, State of California, including, though not by way of limitation, the interests and rights described or set forth on Exhibit A attached hereto and by this reference made a part hereof (the “Easements”).

WITNESSETH:  THAT ASSIGNOR, for valuable consideration, to it in hand paid by Assignee, the receipt of which is hereby acknowledged, does by these presents, sell and convey unto Assignee and its successors and assigns, all of Assignor’s right, title, and interest in and to the Easements, without representation or warranty of any kind except as set forth in the Asset Purchase Agreement.

TO HAVE AND TO HOLD the above-described premises unto Assignee and its successors and assigns, forever; PROVIDED, HOWEVER, notwithstanding the foregoing, Assignee shall not be entitled to recover from Assignor any remedies otherwise available to Assignee under this Assignment unless such remedies would be available to Assignee under the Asset Purchase Agreement (and then only to the extent and subject to all limitations provided in the Asset Purchase Agreement).

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Assignor has caused this Assignment of Easements to be executed by its duly authorized officer as of the day and the year first above written.

SIERRA PACIFIC POWER COMPANY, d/b/a NV ENERGY, a Nevada corporation, successor by merger to Sierra Pacific Power Company, a Maine corporation

By:              ___________________________________

Name:         ___________________________________

Title:           ___________________________________

On ______________________ before me, _______________________, personally appeared ______________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ____________________________  (Seal)

EXHIBIT A

Schedule of Easements

Grantor	Date	S	S2	T	T2	R	R2	Book	Page	Legal Description

Exhibit 1.1-B
Form of Bill of Sale, Assignment and Assumption Agreement

This Bill of Sale, Assignment and Assumption Agreement (“Bill of Sale”) is made and entered into as of the ____ day of 20___ by and between SIERRA PACIFIC POWER COMPANY, a Nevada corporation d/b/a NV ENERGY (“Seller”), and CALIFORNIA PACIFIC ELECTRIC COMPANY, LLC, a California limited liability company (“Buyer”).  Unless otherwise indicated, capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Asset Purchase Agreement (as defined below).

WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement, dated as of April 22, 2009 (the “Asset Purchase Agreement”); and

WHEREAS, the execution and delivery of this Bill of Sale is a required closing delivery upon the consummation of the transactions contemplated by the Asset Purchase Agreement.

NOW, THEREFORE, pursuant and subject to the terms of the Asset Purchase Agreement and in consideration of the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1.           Seller hereby sells, assigns, conveys, transfers, and delivers to Buyer all of Seller’s right, title, and interest in, to, and under the Purchased Assets and all of the Assumed Obligations, and Buyer hereby accepts such assignment and hereby assumes and agrees to pay, perform, and discharge when due all of the Assumed Obligations.

2.           Seller and Buyer agree, on behalf of themselves and their respective successors and assigns, to do, execute, acknowledge, and deliver, or to cause to be done, executed, acknowledged, and delivered, all such further acts, documents, and instruments that may reasonably be required to give full effect to the intent of this Bill of Sale.

3.           This Bill of Sale is being delivered pursuant to the Asset Purchase Agreement and will be construed consistently therewith.  This Bill of Sale is not intended to, and does not, in any manner enhance, diminish, or otherwise modify the rights and obligations of the Parties under the Asset Purchase Agreement.  To the extent that any provision of this Bill of Sale conflicts or is inconsistent with the terms of the Asset Purchase Agreement, the terms of the Asset Purchase Agreement will govern.

4.           This Bill of Sale may be executed in multiple counterparts (each of which will be deemed an original, but all of which together will constitute one and the same instrument), and may be delivered by facsimile transmission, with originals to follow by overnight courier or certified mail (return receipt requested).

5.           This Bill of Sale and all of the provisions hereof will be binding upon and inure to the benefit of Seller and Buyer and their respective successors and permitted assigns.

6.           This Bill of Sale shall be governed by and interpreted in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Buyer have caused this Bill of Sale to be signed by their respective duly authorized officers as of the date first above written.

SIERRA PACIFIC POWER COMPANY
d/b/a NV ENERGY

By:      __________________________________

Name:  __________________________________

Title:    __________________________________

By:       __________________________________

Name:  __________________________________

Title:    __________________________________

CALIFORNIA PACIFIC ELECTRIC COMPANY, LLC

By:      ___________________________________

Name: ___________________________________

Title:   ___________________________________

By:       ___________________________________

Name:  ___________________________________

Title:    ___________________________________

Exhibit 1.1-C
Form of Special Warranty Deed

(Amount of Documentary Transfer Tax Due is Shown on Separate Paper)

This Special Warranty Deed is made and entered into as of the ____ day of, 20___, by SIERRA PACIFIC POWER COMPANY, d/b/a NV ENERGY, a Nevada corporation, successor by merger to Sierra Pacific Power Company, a Maine corporation (“Grantor”), with a mailing address of 6100 Neil Road, Reno, Nevada 89520-3150, in favor of CALIFORNIA PACIFIC ELECTRIC COMPANY, LLC, a California limited liability company (“Grantee”), with a mailing address of .

WHEREAS, Grantor and Grantee are parties to that certain Asset Purchase Agreement dated as of April 22, 2009 (the “Asset Purchase Agreement”), which provides for the conveyance of certain assets to Grantee, including, without limitation, the real estate legally described on Exhibit A attached hereto and by this reference made a part hereof, lying, being, and situate in the County of _______________, State of California (the “Property”).

WITNESSETH:  THAT GRANTOR, FOR VALUABLE CONSIDERATION, to it in hand paid by Grantee, the receipt of which is hereby acknowledged, does by these presents, sell and convey unto Grantee and its successors and assigns, the Property;

SUBJECT TO taxes and assessments for the next fiscal year commencing July 1, 20___ [Insert year of closing if closing occurs prior to July 1 and the next year if closing occurs after July 1] and subsequent years and further subject to all Permitted Encumbrances, as defined in the Asset Purchase Agreement.

TO HAVE AND TO HOLD, the Property aforesaid, with all and singular the rights, privileges, appurtenances, and immunities thereto belonging or in anywise appertaining, unto Grantee and unto its successors and assigns forever, Grantor hereby covenanting: that Grantor is lawfully seized of such real estate; that Grantor has legal power and lawful authority to convey the same; that the Property is free and clear from any encumbrance, except as hereinabove stated; and that Grantor will warrant and defend the title of the Property unto Grantee and unto its successors and assigns forever, against the lawful claims and demands of all persons claiming by, through or under the Grantor; PROVIDED, HOWEVER, notwithstanding the foregoing, Grantee and its successors and assigns shall not be entitled to recover any remedies otherwise available to Grantee under this Special Warranty Deed unless such remedies would be available to Grantee under the Asset Purchase Agreement (and then only to the extent and subject to all limitations provided in the Asset Purchase Agreement).

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IN WITNESS WHEREOF, Grantor has caused this Special Warranty Deed to be executed by its duly authorized officer as of the day and the year first above written.

SIERRA PACIFIC POWER COMPANY, d/b/a NV ENERGY, a Nevada corporation, successor by merger to Sierra Pacific Power Company, a Maine corporation

By:  _____________________________________

Name:  ___________________________________

Title:    ___________________________________

State of __________________

County of ________________

On ______________________ before me, _______________________, personally appeared ______________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ____________________________  (Seal)

EXHIBIT A

Legal Description

Exhibit 1.1-D
Emergency Backup Service Agreement Term Sheet

PURPOSE:  To enable NV Energy, for any reason and at any time following the sale of the Kings Beach Generation Facility to CalPeco under the Agreement, to call upon the generation of power and energy from Kings Beach Generation Facility, subject to the terms hereof, up to one-hundred percent (100%) of its current rated capacity, net of any operations that are required for start-up, shut down or connection purposes, not to exceed fifty percent (50%) of the permitted available machine hours/contract year (currently 360 of 720), and for the delivery of that electricity to NV Energy at the interconnection points between NV Energy’s system and CalPeco’s system on distribution circuits currently known as circuit numbers 4202 and 5100.

In the event that the output of the Kings Beach Generation Facility is requested by both Parties, a Party that requires such power for emergency back-up purposes shall have priority over the other Party to the full extent so required; provided, however, that if each Party requires such power for emergency back-up purposes, each Party shall be entitled to fifty percent (50%) of the full available amount of such net output.  In all other cases, CalPeco shall have the right to limit the power delivered to NV Energy to fifty percent (50%) of the net power output of the Kings Beach Generation Facility to the extent that CalPeco determines that the balance of such output is required for its own purposes.

For purposes of this Term Sheet, “machine hour” shall mean one Kings Beach Generation Facility diesel unit running at that unit’s full output (i.e., 2 MW) for one hour (without limiting NV Energy’s right, subject to the limitation which may be imposed by CalPeco as noted above, to utilize capacity of more than one unit (including all units) at any given time).  CalPeco shall not knowingly take any action that would be reasonably likely to reduce the Kings Beach Generation Facility’s permitted available machine hours/contract year.  CalPeco shall have no obligation to increase the Kings Beach Generation Facility’s permitted available machine hours/contract year.

For purposes of this Term Sheet, “contract year” shall initially be the calendar year; provided, however, that each Party will use its reasonable efforts to cause each applicable Governmental Entity to permit operating limitations to be measured from October 1 of any given year to September 30 of the following year (or such other dates as may be agreed by the Parties), and upon any effectiveness thereof the “contract year” shall become such period.

Term:  Primary term of five (5) years; automatic renewal extension periods of one (1) year unless notice of termination given by either Party upon one (1) year prior to end of primary term or any extension period.

Facilities to be Constructed:  NV Energy, in its capacity as transmission provider and regional balancing authority, shall purchase, install, construct, own and operate such real-time metering, data communication, and other equipment pursuant to the Agreement and Transmission Interconnection Agreement as may be necessary to determine CalPeco’s coincident peak with NV Energy’s system and other data as necessary for accurate measurement and billing for service under the Transmission Interconnection Agreement, including such equipment as necessary to measure the flow of power and energy from the Kings Beach Generation Facility.

The equipment to be installed shall be sufficient to enable the accurate measurement and billing for service under the Emergency Backup Service Agreement.  The cost of the purchase, installation and construction of such facilities shall be borne by the Parties as provided in Section 7.5(b) of the Agreement.  Such facilities shall otherwise be governed by the Transmission Interconnection Agreement.

Check Metering:  CalPeco, at its option and expense, may install and operate one or more check meters to be used for check purposes only and not for measurement of electricity generated and delivered under the Emergency Backup Service Agreement.  NV Energy shall have the right to inspect and examine the check meters.

Metering Data:  Data shall be telemetered at NV Energy’s expense (if any) from NV Energy’s metering facilities to locations designated by NV Energy and to such additional locations as may be requested by CalPeco.

Access Rights:  Each Party shall be afforded by the other such reasonable access as may be necessary for such Party to operate and maintain its metering equipment.

Operation and Maintenance:  CalPeco, at its sole expense, shall operate and maintain in accordance with Good Utility Practice, the Kings Beach Generation Facility and its appurtenant electric equipment needed to supply NV Energy with the electricity under the Emergency Backup Service Agreement.

Compliance:  Both Parties shall operate in compliance with all applicable regulatory and permitting requirements and conditions.

Coordination:  The Parties shall confer regularly to coordinate the planning, scheduling and performance of preventive and corrective maintenance consistent with Good Utility Practice.

Availability:  In the event CalPeco cannot generate electricity at the Kings Beach Generation Facility for any reason, CalPeco shall use its commercially reasonable efforts to arrange for the renewed availability of electricity from the Kings Beach Generation Facility as promptly as practicable in the same amounts as originally agreed upon.

Capacity Charge:  An amount equal to the sum of (a) 50% of the total revenue requirement in respect of the Kings Beach generation assets, determined in accordance with the procedures utilized by the CPUC and (b) an appropriate allocation of the fixed operating and maintenance costs associated therewith.  The Capacity Charge shall be calculated at the commencement of the primary term and each renewal term and updated annually based on changes in the fixed costs allocated as set out in (b) above.  The foregoing shall exclude any future expansion of or other improvements to Kings Beach, other than, to the extent included pursuant to (a) above in the redetermination of the Capacity Charge upon commencement of any renewal term, capital costs incurred for necessary repair or replacement of any component thereof with comparable equipment upon the failure or expiration of the useful life of such equipment.

Energy Charge:  Variable costs attributable to CalPeco’s usage of the Kings Beach Generation Facility for purposes of delivering power to NV Energy in accordance with the Emergency Backup Service Agreement.

Billing and Payment:  Bills to be submitted monthly for amounts due for preceding month; payment to be made within thirty days of receipt of bill.

Title and Risk of Loss:  Title and risk of loss to the capacity and energy supplied by CalPeco under the Emergency Backup Service Agreement shall pass from CalPeco to NV Energy at the delivery points.  CalPeco assumes all responsibility with respect to the capacity and energy prior to its delivery to NV Energy at the delivery points.  NV Energy assumes all responsibility with respect to the capacity and energy after its delivery to NV Energy at the Delivery Points.

CalPeco agrees to indemnify NV Energy and save it harmless from all losses, liabilities or claims, including reasonable attorneys’ fees and costs of court, from any and all persons, arising from or out of claims of personal injury (including death) or property damage from said capacity and energy which attach before risk of loss passes from CalPeco to NV Energy.  NV Energy agrees to indemnify CalPeco and save it harmless from all losses, liabilities or claims, including reasonable attorneys’ fees and costs of court, from any and all persons, arising from or out of claims regarding personal injury (including death) or property damage from said capacity and energy which attach after risk of loss passes from CalPeco to NV Energy.

Liability Limitations:  In no case shall either Party be liable to the other Party for any consequential, incidental, indirect, special, or punitive damages.  This limitation shall not apply with respect to claims brought by third parties for which the indemnified Party is entitled to indemnification.

Emergency Conditions:  Nothing in the Emergency Backup Service Agreement shall prevent either Party from taking such actions as may be necessary under Good Utility Practice to address emergency conditions.

Subcontractors:  Nothing under the Emergency Backup Service Agreement shall prevent a Party from utilizing the services of any subcontractor as the party deems appropriate to perform its obligations under the Emergency Backup Service Agreement within their respective sides of the Delivery Point.

Governing Law and Venue:  New York Law; Reno, Nevada venue; waiver of jury trial.

Approval:  Subject to CalPeco obtaining FERC approval under Section 205 of the Federal Power Act; Emergency Backup Service Agreement to be included in applications for approval by the CPUC and PUCN of the transactions contemplated by the Agreement.

Exhibit 1.1-E
System Coordination Agreement Term Sheet

PURPOSE:  To provide for management of matters arising out of the interconnected nature of the Purchased Assets (including Distribution Assets and IT Assets) and the distribution, information technology, communications and other assets of Seller.

Term:  Commencing upon the Closing and continuing until such time as the systems of Buyer and Seller are capable of being operated reliably and independently of each other.

Coordination:  The Parties shall coordinate the planning and operation of their integrated electric distribution systems, and shall establish a standing committee with representatives of each Party for such coordination.  Such coordination shall include:

•
Each Party shall regularly consult with the other regarding any changes or additions to, or operations or outages of, such Party’s system that are reasonably likely to affect in any material respect the system of the other Party or the operation thereof.

•
The Parties shall confer regularly to coordinate the planning, scheduling and performance of any maintenance or other work contemplated hereunder.  In each case, the Parties shall agree upon a plan for the engineering, permitting, construction, equipment procurement and installation necessary to complete such work in a commercially reasonable time period in accordance with the standards set forth below.

•
The Parties shall develop mutually agreeable reliability standards with respect to the systems as they relate to each other, based on SAIDI and SAIFI data and such other relevant data as may be available.

•
The Parties shall develop protocols for maintenance and preventative maintenance, including preventative maintenance schedules and appropriate spare parts and equipment inventories to be maintained by the Parties.

•
The Parties shall develop protocols for the efficient and coordinated response to outages or other emergency conditions affecting both systems.  Each Party shall promptly notify the other of any emergency condition affecting the notifying Party’s system that may impact the other Party’s system.

•
Each Party shall, upon request, furnish the other Party with such reports and information concerning the reporting Party’s system as are reasonably necessary for the efficient and reliable operation of the requesting Party’s system or are otherwise relevant to the purposes of this agreement.

Balancing Services:  Seller shall operate the SCADA system serving the integrated systems and shall provide balancing services to Buyer with respect to Buyer’s system pursuant to the Power Purchase Agreement or, following the expiration thereof, Seller’s then-applicable tariffs.

Maintenance:  Each Party shall maintain its portion of the integrated systems, and shall maintain levels of spare parts and equipment therefor, in accordance with Good Utility Practice so as to enable operation of such Party’s system in a manner reasonably designed not to adversely impact the reliability or other operations of, and not to damage or cause other disturbances to, the other Party’s system.

Disturbances:  In the event that any operations of or disturbances upon one Party’s system following the Closing adversely impact the reliability or other operations of the other Party’s system (including, but not limited to, interruptions, grounds, communication interference, unreasonable surges or voltage fluctuations), the Party whose system or operations cause such disturbance shall correct the cause of such disturbance as promptly as reasonably practical.

Responsibility for Growth and Other Changes:  Each Party shall make such improvements or other alterations to its distribution system as may be necessary to support any material changes in such Party’s own load, operations, or configuration or other aspects of its own distribution system.  Each Party shall design and construct all improvements and alterations to its distribution system in a manner so as not to adversely affect the distribution system or operations of the other Party.

Neither Party shall be obligated to make any investment in its own distribution system in response to any changes in the load, operations, or distribution or transmission system of the other Party (the “Affected Party”). However, the Affected Party shall have the right, at its sole cost, subject to the prior approval of the other Party, not to be unreasonably withheld, to cause improvements to be made to the system of the other Party to address any such change or any impact thereof in a cost-effective manner; provided, however, that Buyer shall not have any such right if Seller has previously borne the cost of improvements or alterations to Buyer’s system pursuant to the other provisions of the System Coordination Agreement.

Reconfiguration:  Except for customary interconnections with Seller’s transmission assets and as otherwise required in connection with the Emergency Backup Service Agreement or Borderline Customer Agreements, Seller shall have the right to cause the severance (physically or through installation of switches or other equipment) of the combined systems or any portion thereof at any time, subject to reimbursing Buyer as described below.  In the event any severance of the systems is elected by Seller or is otherwise required by any governmental authority, Seller shall cause to be performed and provided all engineering, permitting, construction, equipment procurement, installation and other work and equipment required to reconfigure the systems in a manner such that each system remains operable in accordance with Good Utility Practice and without any material decrease in reliability; Seller shall be responsible for the cost thereof; provided, however, that, Buyer shall use commercially reasonable efforts to cause amounts invested in connection therewith in Buyer’s system to be included in Buyer’s rate base, and to the extent of such inclusion shall reimburse Seller for such amounts.

Seller shall pay for (i) any improvement or alteration to Buyer’s system and (ii) the incremental costs arising in respect of any improvement or alternation to Buyer’s system, either of which is occasioned solely as a result of the integrated nature of the Parties’ distribution systems.  Buyer shall use commercially reasonable efforts to cause amounts invested in connection therewith to be included in Buyer’s rate base, and to the extent of such inclusion, shall reimburse Seller for such amounts. To the extent Buyer pays for any such improvement or increased cost and the inclusion in Buyer’s rate base of such incremental cost is denied, Seller shall reimburse Buyer for such incremental cost; provided that, in any case, prior to any work of such nature to Buyer’s system, Buyer shall consult with Seller regarding the nature, extent and anticipated cost of such work and shall afford Seller a reasonable opportunity to sever the relevant portion of the systems pursuant to the System Coordination Agreement, or make any improvements or alterations to Seller’s own system, so as to mitigate such incremental cost.

Performance of Work:  All work performed hereunder shall be performed in accordance with Good Utility Practice and applicable Law and with the same degree of care and skill as the Party performing such work exercises in performing similar work for itself.  The Party responsible for any work hereunder shall have the right to utilize the services of subcontractors of its choosing for purposes thereof.

Assistance:  In the event that a Party is to perform work hereunder and applicable Law requires that actions required in connection therewith (such as the filing of permit applications) be taken by the other Party, or if such other Party has special rights or privileges (such as rights of eminent domain) under applicable Law in relation thereto that are not reasonably available to the Party otherwise responsible for such work, the other Party shall take such actions and exercise such rights or privileges, at the sole cost and expense of the Party that is otherwise responsible for such work.

Access Rights:  Each Party shall provide to the other (and its subcontractors) reasonable access to its properties to permit inspection of any portion of the integrated systems and to perform any work contemplated hereby, and to all data (including reliability data and maintenance records) with respect to the operation and maintenance of its portion of the integrated systems.

Title to Property:  Title to any and all equipment or other personal property that is installed hereunder shall, upon installation, vest in the Party that owns the system on which such equipment or other personal property is installed; provided, however, that switches or other equipment installed between the system of Seller and the system of Buyer shall remain the property of Seller.

Indemnification:  Each Party shall indemnify the other Party against losses and liabilities arising from injury to persons and/or damage to property to the extent resulting from any negligent act or omission of the indemnifying Party in the performance of this agreement or from any failure of the indemnifying Party to perform its obligations under this agreement, subject to the limitations described below.

Liability Limitations:  Neither Party shall have any liability to the other arising out of any disturbance on or to the indemnified Party’s electric system except to the extent resulting from the indemnifying Party’s negligence or failure to perform its obligations under the System Coordination Agreement.  In addition, in no case shall either Party be liable to the other under the System Coordination Agreement for any consequential, incidental, indirect, special, or punitive damages.  This limitation shall not apply with respect to claims brought by third parties for which the indemnified Party is entitled to indemnification.

Insurance:  Without limiting either Party’s liability, each Party shall, in connection with the work contemplated hereby and at its sole cost and expense, maintain the following insurance and (except for Employers’ Liability and Workers Compensation Insurance) name the other Party (and its affiliates) as an additional insured:

•	Employers’ Liability and Workers Compensation Insurance, in accordance with applicable state law.

•
Commercial General Liability Insurance, including premises and operations, personal injury, broad form property damage, broad form blanket contractual liability coverage, products and completed operations coverage, coverage for explosion, collapse and underground hazards, and independent contractors coverage, with minimum limits of $1,000,000 per occurrence and aggregate combined single limit for personal injury, bodily injury (including death) and property damage.

•
Comprehensive automobile liability insurance for owned and non-owned and hired vehicles, with a minimum combined single limit of $1,000,000 per occurrence for bodily injury (including death) and property damage.

•	Excess Public Liability Insurance, with a minimum combined single limit of $15,000,000 per occurrence and in the aggregate.

Each Party shall have the right to self-insure so long as such Party (and its Affiliates participating in such self-insurance plan) maintain a tangible net worth of at least $150,000,000.

Dispute Resolution:  In the event of any disagreement regarding whether any work is required hereunder, or regarding the nature, scope or performance of any such work, that the Parties are unable to resolve within thirty (30) days following delivery of a written notice of disagreement from one Party to the other, the disagreement shall be resolved through binding arbitration before a single arbitrator knowledgeable in electric utility matters, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  If the Parties are unable to agree upon an arbitrator, each shall select one, and the two so selected shall mutually agree upon and appoint a third, which third shall be the arbitrator.  Each Party shall be responsible for its own costs, and the fees and disbursements of the arbitrator will be allocated equally between Seller and Buyer.

Emergency Conditions:  Nothing in the System Coordination Agreement shall prevent either Party from taking such actions as may be necessary under Good Utility Practice to address emergency conditions.

Governing Law and Venue:  New York Law; Reno, Nevada venue; waiver of jury trial.

Approval:  Agreement to be included in applications for approval by the CPUC and PUCN of the transactions contemplated by the Agreement.

Exhibit 1.1-F
Transmission Interconnection Agreement Term Sheet

Purpose:  To provide continuous live interconnection of Seller’s and Buyer’s systems upon sale of the Purchased Assets to Seller and to define the continuing responsibilities and obligations of the Parties with respect thereto.

Term:  Primary term of ten (10) years; automatic renewal extension periods of five (5) years unless notice of termination given by either Party upon one (1) year notice prior to end of primary term or any extension period.

Facilities to be Constructed:  Seller to purchase, install, construct, own and operate real-time metering, data communication, and other equipment pursuant to the Agreement as may be necessary to enable Seller to measure in a manner acceptable to the CPUC, FERC or other Governmental Entity having regulatory jurisdiction over either Party, the flow (and back-flow) of electricity between distribution lines included in the Purchased Assets and those to be retained by Seller at the Nevada-California state border, and the flow of power and energy from the Kings Beach Generation Facility, so as to determine Buyer’s coincident peak with Seller’s system and other data as necessary for accurate measurement and billing for service under the Transmission Interconnection Agreement and the Emergency Backup Service Agreement.  The equipment measuring flows between the two systems need not be located at the state line if such metering can be reasonably estimated through standard compensation methodologies as may be acceptable to the CPUC or other Governmental Entity having jurisdiction over either Party.  The cost of the purchase, installation and construction of such facilities shall be borne by the Parties as provided in Section 7.5(b) of the Agreement.

Communications:  Buyer shall maintain reasonable operating communications with Seller’s transmission system dispatcher or other designated representative.

Check Metering:  Buyer at its option and expense may install and operate on its side of the interconnection equipment one or more check meters to be used for check purposes only and not for measurement of power flows under the Transmission Interconnection Agreement.  Seller shall have the right to inspect and examine the check meters.

Metering Data:  Data to be telemetered at Buyer’s expense (if any) from Seller’s metering facilities to locations designated by Seller and to such additional locations as may be requested by Buyer.

Access Rights:  Each Party shall be afforded by the other such reasonable access as may be necessary for such Party to operate and maintain its interconnection equipment and other facilities.

Coordination:  The Parties shall confer regularly to coordinate the planning, scheduling and performance of preventive and corrective maintenance consistent with Good Utility Practice.

Operation and Maintenance:  Seller shall perform routine operation and maintenance service with respect to the interconnection equipment, including such replacement of equipment as may be required from time to time, consistent with Good Utility Practice; costs of same to be borne by Buyer.

Billing and Payment:  Bills to be submitted monthly for amounts due for preceding month; payment to be made within thirty days of receipt of bill.

Indemnification:  Each Party shall indemnify the other Party against losses and liabilities arising from injury to persons and/or damage to property to the extent resulting from any negligent act or omission of the indemnifying Party in the performance of the Transmission Interconnection Agreement or from any failure of the indemnifying Party to perform its obligations under the Transmission Interconnection Agreement, subject to the limitations described below.

Liability Limitations:  Neither Party shall have any liability to the other arising out of any disturbance on or to the indemnified Party’s electric system except to the extent resulting from the indemnifying Party’s negligence or failure to perform its obligations under the Transmission Interconnection Agreement.  In addition, in no case shall either Party be liable to the other under the Transmission Interconnection Agreement for any consequential, incidental, indirect, special, or punitive damages.  This limitation shall not apply with respect to claims brought by third parties for which the indemnified Party is entitled to indemnification.

Insurance:  Without limiting either Party’s liability, each Party shall, in connection with the work contemplated hereby and at its sole cost and expense, maintain the following insurance and (except for Employers’ Liability and Workers Compensation Insurance) name the other Party (and its affiliates) as an additional insured:

•	Employers’ Liability and Workers Compensation Insurance, in accordance with applicable state law.

•
Commercial General Liability Insurance, including premises and operations, personal injury, broad form property damage, broad form blanket contractual liability coverage, products and completed operations coverage, coverage for explosion, collapse and underground hazards, and independent contractors coverage, with minimum limits of $1,000,000 per occurrence and aggregate combined single limit for personal injury, bodily injury (including death) and property damage.

•
Comprehensive automobile liability insurance for owned and non-owned and hired vehicles, with a minimum combined single limit of $1,000,000 per occurrence for bodily injury (including death) and property damage.

•	Excess Public Liability Insurance, with a minimum combined single limit of $15,000,000 per occurrence and in the aggregate.

Each Party shall have the right to self-insure so long as such Party (and its Affiliates participating in such self-insurance plan) maintain a tangible net worth of at least $150,000,000.

Dispute Resolution:  In the event of any disagreement regarding whether any work is required hereunder, or regarding the nature, scope or performance of any such work, that the Parties are unable to resolve within thirty (30) days following delivery of a written notice of disagreement from one Party to the other, the disagreement shall be resolved through binding arbitration before a single arbitrator knowledgeable in electric utility matters, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  If the Parties are unable to agree upon an arbitrator, each shall select one, and the two so selected shall mutually agree upon and appoint a third, which third shall be the arbitrator.  Each Party shall be responsible for its own costs, and the fees and disbursements of the arbitrator will be allocated equally between Seller and Buyer.

Emergency Conditions:  Nothing in the Transmission Interconnection Agreement shall prevent either Party from taking such actions as may be necessary under Good Utility Practice to address emergency conditions.

Subcontractors:  Nothing under the Transmission Interconnection Agreement shall prevent a Party from utilizing the services of any subcontractor as such Party deems appropriate to perform its obligations under the Transmission Interconnection Agreement.

Governing Law and Venue:  New York Law; Reno, Nevada venue; waiver of jury trial.

Approval:  Subject to FERC approval; agreement to be included in applications for approval by the CPUC and PUCN of the transactions contemplated by the Agreement.

Exhibit 3.1
Determination of Purchase Price

A.           The following principles (the “Accounting Principles”) will govern certain accounting matters provided for herein:

1.           Unless otherwise indicated, all amounts will be determined in accordance with GAAP and applicable FERC Accounting Rules.

2.           The “Value” of any item as of a specified time will mean the amount thereof reflected in Seller’s FERC Accounts as of such time with respect to the Purchased Assets or Assumed Obligations, as determined in accordance with GAAP and the FERC Accounting Rules including appropriate adjustments in respect of depreciation and amortization, contributions in aid of construction and advances in aid of construction.

3.           “Other Current Liabilities” means the amount of Assumed Obligations and amounts included in the FERC Accounts (but excluding amounts set out under the FERC Accounts set out in Exhibit 3.1.C under Rate Base Credits/Liabilities and amounts in respect of which a Purchase Price adjustment is made pursuant to Section 3.4), which would be considered current liabilities under GAAP outstanding as at the Effective Time together with the following liabilities outstanding as at the Effective Time (without regard to whether such liabilities are considered current under GAAP):

(i) any compensation, accrued vacation or other employment obligations arising in respect of the employment by Seller of the Transferred Employees prior to the Effective Time for which Buyer shall become responsible; and

(ii) all liabilities and obligations for which Buyer is responsible pursuant to Section 7.13 (if any), associated with or arising with respect to employee benefits provided to the Transferred Employees prior to the Effective Time.

4.           “FERC Accounting Rules” means the requirements of FERC with respect to and in accordance with the Uniform System of Accounts established by FERC in effect as of the date hereof.

5.           “FERC Accounts” means the accounts listed on Exhibit 3.1.C maintained by Seller with respect to the Purchased Assets and Assumed Liabilities in accordance with the FERC Accounting Rules.

6.           All determinations and calculations will be made and performed in a manner to avoid double counting of any item, to the extent that any such item is otherwise accounted for in such determination or calculation.

7.           Certain account balances and other values will be determined as set forth below:

“Extraordinary Expenditures Adjustment” means any expenditures actually incurred by Seller after March 31, 2008 and prior to the Effective Time with respect to the Purchased Assets or the Business (together with any interest thereon), that is specifically recoverable in rates by Seller but which Seller has not yet recovered as of the Effective Time, and that is not otherwise included in any FERC Account.

“Lease Buy-Out Amount” is the total amount paid or to be paid by Seller pursuant to Section 7.10(c) of the Agreement in connection with the purchase of leased assets to be included in the Purchased Assets. For purposes of calculating the Purchase Price, the Value of assets purchased pursuant to Section 7.10(c) will be excluded from the FERC Accounts.

“Additional Purchased Assets” means an amount equal to the sum of Lease Buy-Out Amount plus Extraordinary Expenditures Adjustment.

“Net Plant In Service” means the Value of the net plant in service of the Business, which as of a given date is comprised of the net aggregate Value as of such date of the FERC Accounts listed under the heading “Net Plant In Service” on Exhibit 3.1.C.

“Rate Base Credits/Liabilities” means the Value as of a particular date of the FERC Accounts listed under the heading “Rate Base Credits/Liabilities” on Exhibit 3.1.C.

“Rate Base Multiplier” means 1.125.

“Rate Base Price” means an amount equal to (a) Net Plant in Service plus Lease Buy-Out Amount plus Extraordinary Expenditures Adjustment minus Rate Base Credits/Liabilities (b) multiplied by the Rate Base Multiplier.

“Construction Work in Progress” means the Value as of a particular date of the FERC Accounts listed under the heading “Construction Work in Progress” on Exhibit 3.1.C.

“Buyer Accounts Receivable” means the FERC Accounts listed on Exhibit 3.1.C under the heading “Buyer Accounts Receivable”.

“Seller Accounts Receivable” means the FERC Accounts listed on Exhibit 3.1.C under the heading “Seller Accounts Receivable,” which shall include the Value of Seller’s accounts receivable from Seller’s customers in the Territory outstanding as of the Closing.

“Inventory/Materials/Supplies” means the FERC Accounts listed on Exhibit 3.1.C under the heading “Inventory/Materials/Supplies”.

“Deferred Charges” means the FERC Accounts listed on Exhibit 3.1.C under the heading “Deferred Charges”.  The amount thereof attributable to the Energy Cost Adjustment Clause will be positive (and added to other Deferred Charges) if the adjustment account balance is owed to Seller due to an under-collection of fuel and purchased power costs, or negative (and subtracted from other Deferred Charges) if the adjustment account balance is owed to customers due to an over-collection of fuel and purchased power costs.

B.           Determination of the Purchase Price

For the purposes of Section 3.2(a), the Closing Payment Amount will be equal to an estimate, determined by Seller in consultation with Buyer of (a) the sum of Rate Base Price plus Construction Work in Progress plus Buyer Accounts Receivable plus Inventory/Materials/Supplies plus Deferred Charges minus (b) the sum of Other Current Liabilities and the Reimbursed Metering Costs, in each case as of the Effective Time.

For the purposes of Section 3.2(c), the Final Purchase Price will be equal to an estimate, determined by Seller in consultation with Buyer of (a) the sum of Rate Base Price plus Construction Work in Progress plus Seller Accounts Receivable plus Buyer Accounts Receivable plus Inventory/Materials/Supplies plus Deferred Charges minus (b) the sum of Other Current Liabilities and the Reimbursed Metering Costs, in each case as of the Effective Time.

C.           Payments Unrelated to the Purchase Price.

The Purchase Price will not include or otherwise take into account any amounts attributable to the adjustments and payments made with respect to (i) items and amounts prorated pursuant to Section 3.4, (ii) any and all proceeds or payments received or to be received by a Party under any provision of Section 7.13, and (iii) indemnification, as contemplated by Article IX.

D.           Example of Computation of Purchase Price.

An example of the computation of the Purchase Price (using financial information for the Business as of March 31, 2008) is depicted on Exhibit 3.1.A, Exhibit 3.1.B, and Exhibit 3.1.C.  Specifically, (i) Exhibit 3.1.A provides an example of the computation of the Closing Payment Amount as set out in the Closing Adjustment Statement, (ii) Exhibit 3.1.B provides an example of the computation of the Final Purchase Price as set out in the Post-Closing Adjustment Statement, and (iii) Exhibit 3.1.C provides a sample determination of the Purchase Price in detailed form.

Exhibit 3.1.A
Example of Closing Payment Amount

[See attachment.]

Sellers Calculation of Closing Payment Amount and Seller Accounts Receivable
To be Delivered by Seller 15 Days Before Closing Date Pursuant to Section 3.2(a)
Estimated Closing Date Amounts

Description				($ in 000’s)

	Rate Base Accounts
1	Net Plant in Service @ Closing Date Estimated1	114,857

2	Additional Purchased Assets @ Closing Date Estimated2	0

3	Rate Case Credits/Liabilities @ Closing Date Estimated3	12,402

4	Net Rate Base Accounts (1+2-3)	102,455

5	Rate Base Multiplier	1.1250x

6	Rate Base Price (4 times 5)		115,262

7	Construction Work in Progress4		8,702

8	Buyer Accounts Receivable5		3,421

9	Inventory/Materials/Supplies6		1,067

10	Deferred Charges7		2,992

11	Other Current Liabilities8		0

12	Reimbursed Metering Costs		0

14	Closing Payment Amount (6+7+8+9+10-11-12)			$ 131,443

15	Seller Accounts Receivable9			$ 4,975

Notes:

The estimated balances used to calculate the Closing Payment Amount here are for purposes of illustration only.  Amounts as of the Closing Date will be estimated 15 days prior to Closing Date for purposes of determining the Closing Payment Amount.  Estimated adjustments for accounts receivable, inventory, materials, supplies, deferred charges, construction work in progress, stranded costs, other, credits and liabilities were not forecasted, and the actual balances purported at March 31, 2008 were used for calculation purposes in this exhibit.

1.  Forward estimate of the expected net plant in service included in the Purchased Assets as at the Closing Date with such estimate made 15 days prior to the Closing Date, (CA distribution plant, distribution additions and Kings Beach generation facility) excluding construction work in progress.

2.  The forward estimate of the value of Additional Purchased Assets as defined in Exhibit 3.1 as at Closing Date with such estimate made 15 days prior to Closing Date in accordance with Section 3.2(a).

3.  Forward estimate of the value of Rate Base Credits/Liabilities as at the Closing Date such estimate made 15 days prior thereto as defined in Exhibit 3.1.

4.  Estimated value of the Construction work in progress balance as at the Closing Date as at Closing Date with such estimate made 15 days prior to Closing Date in accordance with Section 3.2(a).

5.  Estimated value of California accounts receivable (but excluding accounts receivable in respect of power delivered prior to the Closing Dates), as at Closing Date with such estimate made 15 days prior to the Closing Date in accordance with Section 3.2(a).

6.  Estimated value of the California inventory being that located at the North Lake Tahoe office, South Lake Tahoe office and Portola warehouse facility as at Closing Date with such estimate made 15 days prior to Closing Date in accordance with Section 3.2(a).

7.  Estimated value of the California regulatory assets, clearing accounts and ECAC balance as at Closing Date with such estimate made 15 days prior to Closing Date in accordance with Section 3.2(a).

8.  Estimated value of the Other Current Liabilities as defined in Exhibit 3.1 as at Closing Date with such estimate made 15 days prior to Closing Date in accordance with Section 3.2(a), the estimate for Closing.

9.  Estimated value of the Seller Accounts Receivable as at Closing Date with such estimate made 15 days prior to Closing Date in accordance with Section 3.2(a).

Exhibit 3.1.B
Example of Post-Closing Adjustment Statement

[See attachment.]

Seller's Calculation of Purchase Price
To be Delivered By Seller 120 Days Following Closing Date Pursuant to Section 3.2(c)
Actual Closing Date Balances

Description			($ in 000's)

Rate Base Accounts
Net Plant in Service @ Closing Date actual 1	114,857

Additional Purchased Assets @ Closing Date actual2	0

Rate Base Credits/Liabilities @ Closing Date actual3	12,402

Net Rate Base Accounts (1+2-3)	102,455

Rate Base Multiplier	1.1250 x

Rate Base Price (4 times 5)		115,262

Construction Work in Progress @ Closing Date Estimated4		8,702

Seller Accounts Receivable5		4,975

Buyer Accounts Receivable6		3,421

Inventory/Materials/Supplies7		1,067

Deferred Charges8		2,992

Other Current Liabilities9		0

Reimbursed Metering Costs		0

			$ 136,418

Notes:

The estimated balances used to calculate the Final Purchase Price are here for purposes of illustration only, based on balances detailed in the corresponding notes below.   Estimated adjustments for accounts receivable, inventory, materials, supplies, deferred charges, construction work in progress, stranded costs, other, credits and liabilities were not forecasted, and the actual balances purported at March 31, 2008 were used for calculation purposes in this exhibit.

1. Actual net plant in service assets included in the Purchased Assets as at the Closing Date (CA distribution plant, distribution additions and Kings Beach generation facility) excluding construction work in progress.

2. Actual value of Additional Purchased Assets as at Closing Date as defined in Exhibit 3.1.
3. Actual value of all other rate base Credits/Liabilities as at the Closing Date.
4. Actual value of the Construction work in progress balance as at the Closing Date.
5. Actual value of accounts receivable for power delivered prior to Closing, as at the Closing Date.
6. Actual value of accounts receivable other than accounts receivable in respect of power delivered prior to Closing as at the Closing.
7. Actual value of the California inventory being that located at the North Lake Tahoe office, South Lake Tahoe office and Portola warehouse facility as at the Closing Date.
8. Actual value of the California regulatory assets, clearing accounts and ECAC balance as at the Closing Date.
9. Actual value of the Other Current Liabilities as defined in Exhibit 3.1 as of the Closing Date.

Exhibit 3.1.C
Sample Calculation of Purchase Price

[See attachment.]

	Exhibit 3.1.C
	Calculation of Estimated Purchase Price
	As of November 30, 2010
	Description

		($ in 000's) November 30, 2010

1	Net Plant In Service
	Distribution	174,609
	Other Production	14,227
	General	6,429
	Intangible	98
	Plant in Service (FERC 101, 105, 106, 121)	195,363
	Distribution	66,351
	Other Production	448
	General	2,191
	Intangible	92
	Accumulated Depreciation & Amortization (FERC 108, 111, 122)	69,082
	Distribution	108,258
	Other Production	13,779
	General	4,238
	Intangible	6
	Total Net Plant at November 30, 2010	126,281

2	Additional Purchased Assets
	Lease Buy-out Amount as set out in Exhibit 3.1	0
	Extraordinary Expenditures Adjustment as set out in Exhibit 3.1	0
	Total Additional Purchased Assets at November 30, 2010	0

3	Rate Base Credits/Liabilities
	a-Customer Deposits (FERC 235)	662
	b-Customer Advances for Construction (FERC 252)	10,741
	c-Other Def Cr. (excluding SFAS 106) (FERC 253)	2,755
	d-Other Regulatory Liabilities (FERC 254)	3
	Total Rate Base Credits/Liabilities at November 30, 2010	14,161

4	Rate Base Multiple Accounts (1+2-3)	112,120

5	Rate Base Multiplier	1.1250 x

6	Rate Base Price (4 times 5)	126,135

7	Construction Work in Progress
	Add: Total Construction Work in Progress (FERC 107)	5,930

8	Seller Accounts Receivable
	Add: Customer Accounts Receivable (FERC 142)	2,854

9	Buyer Accounts Receivable
	a-Misc Accounts Receivable & Notes Receivable (FERC 143,141)	2
	b-Accrued Utility Revenues & Unrecovered Energy Clause (FERC 173)	3,863
	c-Accum Provision for Uncollectible Accounts (FERC 144)	(166)
	Add: Total Buyer Accounts Receivable	3,699

10	Inventories/Materials/Supplies
	a-Fuel Stock/Gas in storage (FERC 151)	39
	b-Materials and Supplies/Store Expense (FERC 154, 156, 163)	1,160
	Add: Total Inventories, Materials & Supplies	1,199

11	Deferred Charges
	a-Regulatory assets (FERC 181, 182.3, 183 excluding FAS 143 ARO)	-
	b-Clearing Accounts & Other Deferred Debits (FERC 184)	-
	c-ECAC - Energy Cost Adjustment Clause (FERC 182)	(2,565)
	Add: Total Deferred Charges	(2,565)

12	Other Current Liabilities/ Adjustments
	Less: Other Current Liabilities as set out in Exhibit 3.1 and Miscellaneous Purchase Price Adjustments	3,938

13	Reimbursed Metering Costs
	Less: Reimbursed Metering Costs as set out in Section 7.5(b) of the Agreement	1,525

	Estimated Total Purchase Price (6+7+8+9+10+11-12-13)	$ 131,790

Account Balance Definitions:
1. Plant in Service: Sierra Pacific Power Company Schedule B, Analysis of Plant Accounts-State ID CA-adjusted for only items in sale-no transmission.
1. Accumulated Depreciation and Amortization: Sierra Pacific Power Company Schedule C, Accumulated Provisions for Depreciation & Amortization-State ID-CA adjusted for onlye items in sale.
3. Customer Deposits: Sierra Pacific Balance Sheet FERC Account #235002.
3.  Customer Advances for Construction: Sierra Pacific Power Company Customer Advance for Construction Monthly Activity for Tax Department Account 252-000-Aging Summary provided by Tim Dimerit in Rate Department.

3. Other Def Cr.: Sierra Pacific Power Company Customer Advance for Construction Monthly Activity for Tax Department Gross-up Account 253-000-Aging Summary provided by Tim Demerit in Rate Department.
3. Other Regulatory Liabilities: #254 accounts currently Acct. #254-030 Gain on property sales Amortization Worksheet at 12/31/2009 and Acct. #254-185 Refundable Depr-Cust. Advances Worksheet.
7. Construction Work in Progress: Sierra Pacific Power Company Power Plant report at June 30, 2009, projects designated by Work Order Type (see below), State ID-California and Work Order Status-Open

Work Order Type for Distribution: SPPC-@ Mandated U/G Conversions, SPPC-B New Business Extensions, SPPC-D Distribution Improvements, SPPC-H Street and Highway, SPPC-L Land Acquisition, SPPC-P O/H System Improvements, SPPC-R Service Replacements, SPPC-T Transportation, SPPC-U U/G System Improvements

Work Order Type for Generation: SPPC-M Generation Replacements
Work Order Type for General: SPPC-Communication Equipment, SPPC-S Structures, SPPC-V Information System Improvements, SPPC-X Capital Balance Accounts
8. Customer Accounts Receivable: Sierra Pacific Balance Sheet FERC Account 142-001 Customer A/R Calif. Drill down.
9.  Misc Accounts Receivable & Notes Receivable: Sierra Pacific Balance Sheet FERC Account 143-010 Misc Account Receivable currently no break-out for California, Acct 143-050 A/R Save Trust based on GL Query, SPPCo does not have any 141 accounts.

9. Accrued Utility Revenues & Unrecovered Energy Clause: Unbilled Revenues acct 173-001 from acct recon w/s by Gary Nilsson, Acct 173-003 customer Acct Rec from acct recon w/s by Gary Nilsson.
9. Accum Provision for Uncollectible Accounts: Balance Sheet Drill down by product for account 144-000 Accum Prov Uncollectable.
10. Fuel Stock/Gas in storage: Sierra Pacific Power Company Fuel Inventory Ending Balance for the Kings Beach Diesel provided by Suzie Niederkorn.
10.  Materials and Supplies/Store Expense: Sierra Pacific Power Company Inventory Report Ending Balance for the N. Tahoe, S. Tahoe and Portola facilities allocation to CA of 100% of total location inventory.  Provided by Debbie Lynds.

11. Regulatory assets: Sierra Pacific Balance Sheet FERC Accounts 181, 182.3 183- no applicable assets -query each quarter for a review.
11. Clearing Accounts & Other Deferred Debits: Sierra Pacific Balance Sheet FERC Accounts #184 - no applicable clearing accounts at this time,
11. ECAC - Energy Cost Adjustment Clause: Sierra Pacific Power Company-Electric Department-California, Calculation of ECAC as provided from deferred energy worksheet.

Exhibit 4.3(l)
Form of Opinion of Seller’s Counsel1

[Closing Date]

California Pacific Electric Company, LLC
c/o Algonquin Water Resources of America, Inc.
12775 Indian School Road
Avondale, Arizona 85323

Ladies and Gentlemen:

We have acted as special counsel to Sierra Pacific Power Company, a Nevada corporation doing business as NV Energy (the “Seller”), in connection with the transactions contemplated by the Asset Purchase Agreement dated as of April 22, 2009 (the “Purchase Agreement”) between the Seller and California Pacific Electric Company, LLC, a California limited liability company (the “Buyer”).  This opinion letter is provided to you at the request of the Seller pursuant to Section 4.3(m) of the Purchase Agreement.

The transactions described in the Agreements (hereinafter defined) are herein collectively referred to as the “Transaction.”  Capitalized terms used and not otherwise defined in this opinion letter have the meanings defined in the Purchase Agreement.

The law covered by the opinions expressed herein is limited to the laws of the State of Nevada, the laws of the State of California, the laws of the State of New York, and the federal laws of the United States of America.

Section 1.  The documents we have examined for purposes of this opinion are originals as signed, or copies of originals showing signatures and identified to us as true copies of originals as signed, of the following documents (the “Agreements”):

(1)           The Purchase Agreement;

(2)           The System Coordination Agreement;

(3)           The Transition Services Agreement;

(4)           The Transmission Interconnection Agreement;

(5)           The Emergency Backup Services Agreement;

1 The opinions contained herein may be given in multiple counterparts by one or more firms, with such additional or modified qualifications and assumptions as are customary for legal opinions rendered with respect to the jurisdiction to which a particular opinion relates, or as are appropriate with respect to Agreements not finalized as of the date of the Purchase Agreement.

(6)           The Power Purchase Agreement.

In rendering the following opinions, as to factual matters that affect our opinions, we have, with your approval, relied on (and assumed the accuracy of) certificates, statements and other representations of officers of Seller and others including certificates of public officials (the “Public Documents”).  We have also reviewed the organizational documents of Seller, including its Articles of Incorporation and Bylaws.

Section 2.                      Based on the foregoing and in reliance thereon and on the assumptions and subject to the qualifications and exclusions set forth in this opinion, we are of the opinion that:

2.1.           The Seller is a corporation incorporated and validly existing under Nevada law and is qualified to do business and in good standing as a foreign corporation in California.  This opinion is based solely on our review of the Public Documents.

2.2           The Seller has corporate power and authority to enter into, and to perform its obligations under, each of the Agreements.

2.3           The Seller has authorized, by all necessary corporate action on the part of the Seller, the execution and delivery of, and the performance of its obligations under each of the Agreements, and the Seller has duly executed and delivered the each of the Agreements.

2.4           Each of the Agreements constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

2.5           To the best of our knowledge, the execution and delivery by the Seller of the Agreements and the performance by the Seller of the transactions contemplated thereby are not prohibited by any applicable statutes or regulations.

2.6           To the best of our knowledge, no approval, authorization or other action by, or filing with, any Governmental Entity is required in connection with the execution and delivery by the Seller of the Agreements or the consummation of the transactions contemplated thereby, except for (i) those listed on Schedule 1 hereto, (ii) consent or notice under any franchise to be assigned to or entered into by Buyer, (iii) such declarations, filings, registrations, notices, authorizations, consents, or approvals which, if not obtained or made, would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by the Agreements, or (iv) any requirements which become applicable to Seller or any of its Affiliates as a result of the specific regulatory status of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to any business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged.

2.7           The execution and delivery by the Seller of the Agreements and the performance of the transactions contemplated thereby do not (a) violate the Seller’s Articles of Incorporation or Bylaws, (b) breach, or result in a default under, any existing obligation of the Seller under any material Business Agreement set forth on Schedule 5.10(a) to the Purchase Agreement (as such Schedule has been updated by Seller through the date hereof), or (c) to our knowledge, breach or otherwise violate any existing obligation of the Seller under any judgment, decree or court order that names the Seller and is specifically directed to it or its property.

Section 3.                      Our opinions are based on the assumptions (upon which we have relied with your consent) and subject to the qualifications and limitations, set forth in this letter, including the following:

3.1           We express no opinion as to any laws other than the laws of the State of Nevada, the laws of the State of California, the laws of the State of New York, and the federal laws of the United States of America and have assumed the law of any other jurisdiction which may apply to the Transaction or Agreements is the same as the law of New York.  We have also assumed that a court having jurisdiction of proceedings for the enforcement of the Agreements would apply the laws of the State of New York.  We express no opinion as to the effect on the Transaction of local law which shall include charters, ordinances, administrative opinions and rules and regulations of cities, counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level).

3.2           We have made customary assumptions for purposes of this opinion letter, including, without limitation, that:  (a) the parties to the Agreements other than the Seller (the “Other Parties”) are duly organized, validly existing and in good standing with full power and authority to enter into, execute, deliver and perform the Agreements and their respective obligations thereunder; (b) the Transaction has been duly authorized by the Other Parties and the Other Parties have duly executed and delivered the Agreements to which they are a signatory; (c) the Other Parties have satisfied those legal requirements that are applicable to each of them to the extent necessary to make the Agreements enforceable against each of them; (d) the Other Parties have complied with all legal requirements pertaining to each of their status as such status relates to their rights to enforce the Agreements against the Seller; (e) each natural person executing any of the Agreements is legally competent; (f) all signatures are genuine, the Agreements submitted to us as originals are authentic and the Agreements submitted to us as copies conform to the originals; (g) all Agreements are complete (including, without limitation, all amendments and exhibits thereto); (h) any certifications dated prior to Closing remain true as of Closing; (i) each Public Document is accurate, complete and authentic and all official public records are accurate and complete; (j) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; (k) the conduct of the parties to the Agreements has complied with any requirement of good faith, fair dealing and conscionability; (l) the Other Parties and any agent acting for the Other Parties in connection with the Transaction have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property transferred as part of, the Transaction; (m) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Agreements; (n) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the applicable jurisdiction has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity; (o) the Seller holds the requisite title and rights to any property involved in the Transaction; (p) no party will in the future take any discretionary action (including a decision not to act) permitted under the Agreements that would result in a violation of law or constitute a breach or default under any agreement by which it is bound; (q) all conditions precedent to the effectiveness of the Agreements have been satisfied or waived and all notices with regard to the Transaction required to be given to any Governmental Entity following the consummation thereof will be given; (r) all parties to the Transaction will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Agreements; and (s) the Other Parties will comply with all requirements of applicable procedural and substantive law, and will act in good faith and in a commercially reasonable manner in the exercise of any rights or enforcement of any remedies under the Agreements.

3.3           Our opinions are subject to: (i) the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or fraudulent conveyance and other similar laws affecting creditor’s rights generally and judicially developed doctrines relevant to any of the foregoing laws, such as substantive consolidation of entities; (ii) limitations imposed by equitable doctrines, including without limitation, limitations upon the specific enforceability of provisions of the Agreements, concepts of materiality, reasonableness (including commercial reasonableness of the sale or disposition of collateral), good faith and fair dealing, and the availability of injunctive relief or other equitable remedies (regardless whether considered in a proceeding in equity or at law); (iii) the fact that certain remedies and waivers of the Agreements may not be enforceable, but in our opinion such fact does not make the remedies afforded by the Agreements inadequate for the practical realization of the principal benefits intended to be provided; and (iv) judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs.  Enforceability of certain provisions purporting to waive the benefits of statutory provisions or constitutional or common law rights or providing for indemnification, exculpation or release may be limited or otherwise affected by limitations based on statutes, case law or public policy.  The opinions in this letter do not include any opinion as to the enforceability of (a) any waiver of jury trial; (b) any choice of law provision; (c) any choice of forum or choice of venue provision; (d) a remedy under certain circumstances where another remedy has been elected; (e) the right of a creditor to use force or cause a breach of the peace in enforcing rights; (f) any power of attorney; (g) the provisions of the Agreements that release, exculpate or exempt a party from, or require indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves (I) gross negligence, recklessness, willful misconduct or unlawful conduct or (II) negligence to the extent the provisions are insufficiently explicit; and (h) any provision providing for severability of unenforceable provisions of an Agreement.

3.4           With respect to our opinion that the Agreements have been duly executed and delivered by the Seller to the Other Parties, we note that we were not present at the execution and delivery of the original documents and that we have based our opinion on examination of copies of such Agreements and certificates, statements or other representations of officers of the Seller.  As to matters of fact, we have assumed all representations of the Seller and the Other Parties in the Agreements are true.  When an opinion is stated to be “to the best of our knowledge” or the statement is made that “we have no knowledge”, or other words of similar import appear, the language means only that those attorneys within our firm who have done substantive work on the Agreements, who are _________, have no actual knowledge to the contrary.  We have not undertaken any investigation to determine the accuracy of the matters covered by any such statement and any limited inquiry taken by us during the preparation of this opinion letter should not be regarded as such an investigation.

3.5           We express no opinion herein with respect to the application or effect of the securities or environmental laws, regulations or codes of any jurisdiction.

3.6           This opinion is limited to the matters specifically stated in this letter, and no further opinion is to be implied or may be inferred beyond the opinions specifically stated herein.  We have made no independent investigation regarding factual matters.  This opinion is based solely on the state of the law as of the date of this opinion, and we specifically disclaim any obligation to monitor any of the matters stated in this opinion or to advise the persons entitled to rely on this opinion of any change in law or fact after the date of this opinion which might affect any of the opinions stated herein.

This opinion is rendered solely for your benefit in connection with the execution and delivery by the Seller of the Agreements and the performance of the transactions contemplated thereby, and may not be relied upon by any other person or for any other purpose without, in each case, our prior written consent.

Very truly yours,

Exhibit 4.4(i)
Form of Opinion of Buyer’s Counsel1

[Closing Date]

Sierra Pacific Power Company
___________________________________
___________________________________

Ladies and Gentlemen:

We have acted as special counsel to California Pacific Electric Company, LLC, a California limited liability company (the “Buyer”) in connection with the transactions contemplated by the Asset Purchase Agreement dated as of April 22, 2009 (the “Purchase Agreement”) between the Buyer and Sierra Pacific Power Company, a Nevada corporation doing business as NV Energy, as seller.  This opinion letter is provided to you at the request of the Buyer pursuant to Section 4.4(j) of the Purchase Agreement.  Capitalized terms used and not otherwise defined in this opinion letter have the meanings defined in the Purchase Agreement.

The law covered by the opinions expressed herein is limited to the laws of the State of California, the laws of the State of New York, and the federal laws of the United States of America (the “Covered Laws”).  We express no opinion with respect to the laws, regulations or ordinances of any county, municipality or other local governmental agency.

This opinion letter is to be interpreted in accordance with the Guidelines for the Preparation of Closing Opinions (including the appended Legal Opinion Principles) issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 57 Business Lawyer 875 (February 2002) and the Statement of the Role of Customary Practice in the Preparation and Understanding of Third-Party Legal Opinions as published in 63 Business Lawyer 1277 (August 2008).

A.           Documents and Matters Examined

In connection with this opinion letter, we have originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and statements of government officials, officers and other representatives of the persons referred to therein, and such other documents as we have deemed relevant or necessary as the basis for the opinions herein expressed, including the following:

A-1           The Purchase Agreement;

A-2           The System Coordination Agreement;

1 The opinions contained herein may be given with such additional or modified qualifications and assumptions as are appropriate with respect to Agreements not finalized as of the date of the Purchase Agreement.

A-3           The Transition Services Agreement;

A-4           The Transmission Interconnection Agreement;

A-5           The Emergency Backup Services Agreement; and

A-6           The Power Purchase Agreement.

The agreements listed in A-1 through A-6 above are referred to collectively as the “Agreements.”

B.           Assumptions

For purposes of this opinion letter, we have relied on the following assumptions:

B-1           We have assumed that all conditions precedent to the effectiveness of the Agreements have been satisfied or waived;

B-2           As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Buyer pursuant to the Agreements and upon certificates and statements of government officials and of officers of the Buyer;

B-3           We have assumed that the signatures on documents and instruments examined by us are authentic, that each is what it purports to be, and that all documents and instruments submitted to us as copies or facsimiles conform with the originals, which facts we have not independently verified.

B-4           We have assumed and express no opinion with respect to the accuracy and completeness of representations and warranties made by Buyer and set forth in the Agreements or otherwise in connection with the transactions contemplated by the Agreements; and

B-5           We have assumed that a court having jurisdiction of proceedings for the enforcement of the Agreements would apply the laws of the State of New York.

Whenever a statement herein is qualified by the phrase “to our knowledge,” or by any other similar phrase, or where it is noted that nothing has been brought to our attention, it means that the opinion stated is based solely on the conscious awareness of information by one or more of the following persons as to the matters being opined on:  (i) the attorney who signs this opinion letter and (ii) the attorneys at our firm who have been actively involved in negotiating the transaction, preparing the Agreements, or preparing this opinion letter.  We have not undertaken any investigation to determine the accuracy of the matters covered by any such statement and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation.  No inference as to our knowledge of any matters bearing on the accuracy of the facts underlying any such statement should be drawn from the fact of our representation of the Buyer.

C.           Opinions

Based on the foregoing examinations and assumptions and subject to the qualifications and exclusions stated below, we are of the opinion that:

C-1           The Buyer is a limited liability company validly existing under California law.

C-2           The Buyer has limited liability company power and authority to enter into, and to perform its obligations under, each of the Agreements.

C-3           The Buyer has authorized, by all necessary limited liability company action on the part of the Buyer, the execution and delivery of, and the performance of its obligations under each of the Agreements, and the Buyer has duly executed and delivered each of the Agreements.

C-4           Each of the Agreements constitutes the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

C-5           To our knowledge, the execution and delivery by the Buyer of the Agreements and the performance by the Buyer of the transactions contemplated thereby are not prohibited by any applicable statutes or regulations.

C-6           To our knowledge, no approval, authorization or other action by, or filing with, any Governmental Entity is required in connection with the execution and delivery by the Buyer of the Agreements or the consummation of the transactions contemplated thereby, except for (i) those listed on Schedule 1 hereto, (ii) any franchise or similar agreements required to be assigned to or entered into by Buyer, (iii) such declarations, filings, registrations, notices, authorizations, consents, or approvals which, if not obtained or made, would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by the Agreements, or (iv) any requirements which become applicable to Buyer (or any of its Affiliates) as a result of the specific regulatory status of Seller (or any of its Affiliates) or as a result of any other facts that specifically relate to any business or activities in which Seller (or any of its Affiliates) is or proposes to be engaged.

C-7           The execution and delivery by the Buyer of the Agreements and the performance of the transactions contemplated thereby do not (a) violate the Buyer’s Articles of Organization or Operating Agreement, (b) to our knowledge, breach, or result in a default under, any material existing obligation of the Buyer under any agreement set forth on Schedule 2 hereto, or (c) to our knowledge, breach or otherwise violate any existing obligation of the Buyer under any judgment, decree or court order that names the Buyer and is specifically directed to it or its property.

D.           Qualifications

The opinions set forth herein are subject to the following qualifications:

D-1           We give no opinion on the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally, and the effect of general principles of equity, whether applied by a court of law or equity.

D-2           Without limiting the other qualifications set forth in this opinion letter, certain provisions contained in the Agreements may be limited or rendered unenforceable by applicable law, but in our opinion such law does not make the remedies afforded by the Agreements inadequate for the practical realization of the principal benefits intended to be provided.

D-3           We are not giving any opinion with respect to the effect of, or requirements for compliance with, the laws of any jurisdiction other than the jurisdictions of the Covered Laws.  Without limiting the foregoing, we are not giving any opinion with respect to any regulatory or other requirements of the State of Nevada.

D-4           The Agreements provide that they are governed by the law of the State of New York.   We are assuming that a court having jurisdiction of proceedings for the enforcement of the Agreements would apply the laws of the State of New York, and we express no opinion to that effect. Assuming a California court had such jurisdiction and gave effect to the parties’ choice of New York law, it might nevertheless not enforce any provision of the Agreements that it determined to be contrary to a fundamental public policy of the State of California.

D-5            We express no opinion as to the enforceability of provisions of the Agreements that:

(1)           Select forums or venues or consent to jurisdiction for dispute resolution;

(2)           Provide for the payment of liquidated damages or other amounts which may be held by any court to be a penalty or a forfeiture;

(3)           Provide for indemnities, rights of contribution and exculpatory provisions, or for non-competition, non-interference with business or non-solicitation, the effectiveness of which may be limited on public policy grounds.

D-6           We express no opinion as to the availability of any remedy of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

D-7           We express no opinion regarding the effect of, or compliance with, environmental, land use, zoning, environmental, health and safety, building code or human disabilities laws, rules or regulations.

This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect the legal analysis, a legal conclusion or information confirmed in this opinion letter. This opinion letter is rendered only to you and is solely for your benefit in connection with the transactions contemplated by the Agreements.  This opinion letter may not be used or relied on for any other purpose or by any other person without our prior written consent.

Very truly yours,

Schedule 1

Regulatory Approvals

Schedule 2

Material Contracts

Exhibit 7.9(b)
Regulatory Approval Plan

1.  Separateness.

(a)
The Purchased Assets (the “California Utility”) shall be held in a separate legal subsidiary (Buyer) with no other operations.  The only other California business activity currently undertaken by any member of the Buyer Group (each, a “Member”) is operating a non-utility cogeneration power plant in the Fresno area (“Sanger Cogeneration”).  Sanger Cogeneration sells power only at wholesale.  It owns no electric distribution or transmission lines and it serves no retail electric customers.  Sanger Cogeneration shall have no ownership or other interest in Buyer. There shall be no overlapping of employees or responsibilities between the operations of Sanger Cogeneration and Buyer.

(b)
Although each Member is an experienced owner/operator of regulated utilities and actively involved in developing and operating electric generating assets, including renewable generation sources, no Member owns utility assets in the State of California subject to public utility regulation.  In the event that any Member were to acquire any other regulated utility in addition to the California Utility:

a.	The assets of such other public utility would be held in a legal entity separate from Buyer;

b.	Such Member would segregate the capitalization, financing, and working cash for such other utility and Buyer in totally separate money pools;

c.	There would be no cross ownership or other interests between such other utility and Buyer.

d.	The operations of such other utility and Buyer would be totally discrete.

(c)
Buyer will not provide financing or guarantees for, extend credit to, or pledge utility assets in support of any Member or any of its affiliates. Each Member shall finance and fund its other business activities independently of Buyer.  The assets of Buyer shall be used solely and exclusively for the purpose of providing electric distribution services to its customers and securing any debt financing obtained by Buyer.

(d)	To the extent that any Member shall finance its non-utility or any business activities other than the Business, any such financing shall provide the financing parties no recourse to Buyer’s assets.

(e)	The Buyer Group shall be obligated to have Buyer funded with sufficient funds to enable its initial capitalization to be comprised of at least fifty percent (50%)

equity and Buyer shall seek to obtain the balance of the required capital through stand-alone debt issued by Buyer. Buyer acknowledges that dividends or similar distributions by Buyer may be restricted as necessary to maintain minimum equity levels that are reasonable in relation to any equity ratio requirements.

(f)
Buyer shall hold all of its assets in its own name, and will maintain adequate capital and number of employees in light of its business purposes. Buyer shall maintain the current level of employees for a period of at least three (3) years.

2.  Books and Records.

(a)
Buyer shall maintain separate books and records, systems of accounts, financial statements and bank accounts and shall in all events maintain its books and records in full compliance with CPUC, and to the extent applicable FERC, rules and regulations. All financial books and records of Buyer will be kept in the state operations office, and, together with any records of any affiliate that are relevant to Buyer (wherever held), will be made available for review by the CPUC upon request. Each Member will make available to the CPUC upon request books and records of such Member and other affiliates of such entity that allocate overhead or have operational or financial dealings with Buyer.  The Buyer Group and Buyer have reviewed the CPUC’s regulations and decisions on affiliate transactions and commit to comply fully with such rules and regulations.

(b)
Neither the Buyer Group nor any affiliate of a Member conducts any other business within the geographic proximity of the Purchased Assets.  Accordingly, the Buyer Group does not anticipate that Buyer and the Buyer Group (including its Members and their affiliates) will be providing any operations-related services to one another.  It is, however, contemplated that a Member may provide management, administrative, and regulatory services to Buyer with respect to the Business or the Purchased Assets.  In the event that services are provided between Buyer and any Member or its affiliates, Buyer will develop and file with the CPUC such shared services agreements and such agreements will comply with applicable affiliate rules and regulations of the CPUC.

3.  Operating Commitments.

(a)
Credit extended by a Member or its affiliates to Buyer will be at rates and upon terms no less advantageous than those otherwise available to Buyer from unaffiliated third parties for similar transactions.

(b)
Buyer will conduct business in the same or similar manner as it has under Seller’s ownership concerning functions such as power delivery, contracting and management, system operation and maintenance activities, safety and service reliability, customer service functions, and billing operations.  With respect to regulatory regulations, Buyer will maintain a manager level representative (having such authority as may be required by the CPUC) physically present in an office located within the California Utility’s service territory with primary responsibility for maintaining Seller’s positive relationships with, and responding to requests for information from, the CPUC and the other regulatory agencies.  Buyer will also engage competent and respected area consultants such as the Davis Wright Tremaine law firm to provide Buyer with San Francisco-based support and presence with respect to the maintenance of such positive relationship.

(c)
For an initial period extending through at least the filing of the next general rate case for the Business, Buyer will maintain and accept all tariffs of the Business existing at the Effective Time or approved by the CPUC in response to filings made by Seller prior to the Effective Time (but shall not be required to accept a reduction or roll-back in such rates pursuant to the Required Regulatory Approvals).

(d)
Buyer shall provide service to its customers in compliance with all rules, regulations and decisions issued by the CPUC.  Among other matters, Buyer will not change any rate or any other terms and conditions of service for its customers without first having obtained the necessary CPUC approvals and Buyer shall comply with all existing statutes regarding and CPUC regulations regarding affiliated interest transactions.

(e)	Buyer shall not request an increase in rates for its customers as part of the Required Regulatory Approvals. Buyer shall also maintain the existing low-income programs.

(f)	Buyer shall adopt, maintain and strive to improve the high quality of service standards that Seller presently provides its customers.

(g)
Algonquin Power shall commit to own at least fifty percent (50%) of Buyer for a minimum period of ten (10) years.  Seller acknowledges that, under Section 8.2(h) of this Agreement, it is a condition to the Closing of the transactions contemplated by the Agreement that no Final Regulatory Order shall have imposed an affirmative obligation on Emera to continue to own its interest in Buyer for any specific period of time following the Closing Date.

(h)
In any application submitted to the CPUC with respect to the Required Regulatory Approvals, Buyer shall be entitled to request that the CPUC (i) pre-approve Member Transfers and/or (ii) exempt Member Transfers from, or otherwise deem Member Transfers to be exempt from, any future requirement to obtain CPUC approval.  For purposes of this subparagraph (h), “Member Transfer” means, at any time following the Closing, a transfer from one Member to the other Member of all or any portion of the transferring Member’s interest in Buyer.  To the extent Buyer requests pre-approval or exemption as permitted in this subparagraph (h), denial of any such requests in a Final Regulatory Order shall not be deemed to give rise to a material adverse effect with respect to the form of the Final Regulatory Order pursuant to Section 8.2(e).

4.  Employees and Management Team.

(a)
Buyer intends to the extent practicable to retain the same experienced operations team that has been responsible for operations of the Business under Seller’s ownership. Any additional management team members which need to be recruited by Buyer shall be experienced in electric utility operations.

(b)
Buyer intends to maintain a local headquarters within the California Utility’s service territory, including maintaining a local management and customer service headquarters at a location within such service territory.

(c)
Buyer intends to offer each of Seller’s current administration and operations employees located within the service territory employment with Buyer at the same locations with responsibilities and remuneration consistent with each of their existing roles.  Accordingly, Buyer shall make no material changes in the nature of the employment roles of the Business fulfilled by individuals located within the service territory and intends, to the extent practical, to recruit within the California Utility service territory any additional operations staff necessary to replace functions currently performed by staff of Seller located in Nevada.

5.  Premium and Cost Synergies.

(a)
Buyer agrees that its rate recovery shall be calculated based on the regulatory value of the Purchased Assets, as depreciated by Seller, and totally independent of the purchase price to acquire the Purchased Assets.  Buyer shall in no event seek to recover the excess of the purchase price over the regulatory book value of the utility assets (i.e. “premium”) in rates.  Any premium which Buyer shall pay shall not be recorded in the accounts of Buyer utilized in the establishment of rates and tariffs for the Business.

(b)
The cost levels Buyer shall use to request rates in future general rate cases shall be based on the actual recorded cost levels of Buyer and will incorporate any cost savings synergies arising in comparison to the baseline costs established in Seller’s 2008 rate case with respect to the Business.

(c)
Buyer shall not seek to recover from ratepayers the “transaction costs” (e.g. investment banking and legal fees, and perimeter metering costs) associated with its acquisition of the Purchased Assets.  Buyer recognizes that its incurrence of any such “transaction costs” is not related to the provision of electric service to the ratepayers of the Business and thus these costs are necessarily to be borne exclusively by its owners.

6.	California Regulatory Programs

(a)
Subject to the exemptions which are to be sought pursuant to the Required Regulatory Approvals as set out in the Power Purchase Agreement, Buyer shall reaffirm Seller’s commitment to comply fully with the California RPS standards, the CPUC’s GHG Emissions Performance Standard, and the compliance requirements for operators of generating units imposed by the CPUC’s General Order 167.

Exhibit 7.12(b)
Transferred Employees

The following terms will govern the Parties’ obligations under Section 7.12(b) of the Agreement (and any reference to Section 7.12 will be deemed to include a reference to this Exhibit):

Prior to the Closing, Seller shall identify the number of “full time equivalent” personnel that, in Seller’s judgment based upon Seller’s historical operation of the Business and following consultation with Buyer, perform the functions currently performed by Seller’s employees in the conduct of the Business in accordance with existing practice.  The foregoing shall include identification of positions as either position that are not subject to the Collective Bargaining Agreement (“Non-represented Positions”) or positions that are subject to the Collective Bargaining Agreement (“Represented Positions”).

Non-Represented Positions based in the Territory shall be allocated between California and Nevada by Buyer, following consultation with Seller. Represented Positions based in the Territory shall be allocated between California and Nevada by Seller, following consultation with Buyer and subject to the requirements of the Collective Bargaining Agreement.

It is intended that the Non-represented Positions and Represented Positions shall be determined such that the California positions are, in the aggregate, reasonably sufficient, in Seller’s judgment based upon Seller’s historical operation of the Purchased Assets and following consultation with Buyer, to perform the functions currently performed by Seller’s employees in the conduct of the Business in accordance with existing practice, and that the positions based in the Territory allocated or identified for California are, in the aggregate, reasonably sufficient, in Seller’s judgment based upon Seller’s historical operation of the Purchased Assets and following consultation with Buyer, to perform the functions currently performed by Seller’s employees based in the Territory in the conduct of the Business in accordance with existing practice.

The Represented Positions shall first be filled by Buyer with existing Lake Tahoe Employees who are subject to the Collective Bargaining Agreement and who accept Qualifying Offers.  Seller shall use its reasonable best efforts to assist Buyer in filling all Represented Positions to be filled in the foregoing manner, consistent with Seller’s obligations under the Collective Bargaining Agreement.

In the event that any Represented Positions are not filled by Lake Tahoe Employees after following the procedures set forth above, Seller and Buyer shall use their reasonable best efforts, in consultation with each other, to cause all Represented Positions to be filled as of the Effective Time with other qualified persons, which may include other personnel of Seller, consistent with Seller's obligations under the Collective Bargaining Agreement.

The Non-represented Positions currently based in the Territory shall first be filled by Lake Tahoe Employees.  Seller and Buyer shall use their reasonable best efforts, in consultation with each other, to cause all Non-represented Positions to be filled as of the Effective Time with other qualified persons, which may include other personnel of Seller. The selection of each individual for a Non-represented Position shall be subject to a satisfactory review of such individual’s employment history by Buyer, acting reasonably and in accordance with applicable employment law, and to the approval of Seller, which approval shall not be unreasonably withheld.

Seller shall be solely responsible for any and all out-of-pocket expenses incurred in connection with the foregoing.  Buyer shall not incur or agree to any expenses that would be the responsibility of Seller pursuant to the foregoing without the prior written approval of Seller, such approval not to be unreasonably withheld or delayed.

The timing of the foregoing actions shall be mutually agreed upon by Seller and Buyer, giving due regard to the mutual objective to have all California positions filled as of the Effective Time and to other matters involving the Collective Bargaining Agreement.

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SCHEDULES

TO THE

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

SIERRA PACIFIC POWER COMPANY d/b/a NV ENERGY, AS SELLER

AND

CALIFORNIA PACIFIC ELECTRIC COMPANY, LLC, AS BUYER

DATED: APRIL 22, 2009

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SCHEDULES

The attached Schedules have been prepared and delivered in accordance with, and are incorporated into as part and parcel of, the Asset Purchase Agreement, dated as of April 22, 2009 (the “Agreement”), by and between Sierra Pacific Power Company, a Nevada corporation d/b/a NV Energy (“Seller”), and California Pacific Electric Company, LLC, a California limited liability company (“Buyer”).  Capitalized terms used but not defined in these Schedules have the meanings assigned such terms in the Agreement, unless the context otherwise requires.

Buyer acknowledges and agrees that neither these Schedules nor any disclosure made in or by virtue of them constitutes or implies any representation, warranty, or covenant by Seller not expressly set out in the Agreement, and neither these Schedules nor any such disclosure has the effect of, or may be construed as, adding to or extending the scope of any of the representations, warranties, or covenants of Seller in the Agreement.

Matters reflected in these Schedules are not necessarily limited to matters required by the Agreement to be reflected in these Schedules.  The fact that any item of information is contained herein is not an admission of liability under any applicable Law, and does not mean that such information is required to be disclosed in or by the Agreement, or that such information is material.  Such information will not be used as a basis for interpreting the terms “material,” “materially,” “materiality,” “Material Adverse Effect,” or any similar qualification in the Agreement.

Any item disclosed or listed on any particular Schedule is deemed to be disclosed or listed on any other Schedule to the extent it is reasonably apparent that such item relates or is applicable to, or is properly disclosed under, such other Schedule or the section of the Agreement to which such other Schedule corresponds.  And, for the avoidance of doubt, any item disclosed or listed in any subsection of a Schedule is deemed to be disclosed or listed in every other subsection of that Schedule.

The section headings and subheadings in these Schedules are for convenience of reference only and do not affect, and will not be utilized in construing or interpreting, these Schedules or any other part of the Agreement.

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SCHEDULES

Schedule 1.1-A                                           Buyer Required Regulatory Approvals
Schedule 1.1-B                                           Permitted Encumbrances
Schedule 1.1-C                                           Seller Required Regulatory Approvals
Schedule 1.1-D                                           Seller’s Knowledge
Schedule 1.1-E                                           Territory
Schedule 2.1(a)(i)                                       Real Property
Schedule 2.1(a)(ii)                                      Distribution Assets
Schedule 2.1(a)(iv)                                     Vehicles
Schedule 2.1(j)                                            Other Assets
Schedule 2.2(d)                                           Retained Agreements
Schedule 2.2(n)                                           Other Excluded Assets
Schedule 5.3                                                Seller’s Consents and Approvals
Schedule 5.4                                                Governmental Filings
Schedule 5.5                                                Financial Information; Material Adverse Effect
Schedule 5.6                                                Transactions Outside the Ordinary Course of Business
Schedule 5.7                                                Title
Schedule 5.8                                                Real Property Leases
Schedule 5.9(a)-1                                        Sufficiency of Environmental Permits
Schedule 5.9(a)-2                                        Environmental Permits
Schedule 5.9(b)                                           Environmental Notices
Schedule 5.9(c)                                           Environmental Claims or Releases
Schedule 5.10(a)                                         Certain Contracts and Arrangements
Schedule 5.10(b)                                         Franchises
Schedule 5.11                                              Legal Proceedings and Orders
Schedule 5.12(a)                                         Permits
Schedule 5.12(b)                                         Sufficiency of Permits
Schedule 5.13                                              Compliance with Laws
Schedule 5.14                                              Insurance
Schedule 5.16(a)                                         Collective Bargaining Agreements
Schedule 5.16(b)                                         Labor Matters
Schedule 5.17(a)                                         ERISA; Benefit Plans
Schedule 5.17(c)                                         Benefit Plan Obligations
Schedule 5.21                                              Intellectual Property
Schedule 6.3                                                Buyer’s Consents and Approvals
Schedule 7.1                                                Conduct of Business
Schedule 7.12(a)                                          Locals
Schedule 8.1(c)                                            Required Consents

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Schedule 1.1-A

Buyer Required Regulatory Approvals

1.
California Public Utilities Commission (CPUC): Seller and Buyer will file a joint application with the CPUC for approval of (a) the sale of the Purchased Assets, and (b) the following contracts and the transactions contemplated thereby: the Power Purchase Agreement, the Transition Services Agreement, the System Coordination Agreement, and the Borderline Customer Agreements.  As part of the joint application, Buyer will also request (x) the issuance by the CPUC of a certificate of public convenience and necessity authorizing Buyer to exercise the rights and privileges necessary for Buyer to serve customers within the Territory, including customers served under Franchises, and (y) authority pursuant to Section 851 of the California Public Utilities Code to mortgage and/or otherwise encumber the Purchased Assets in connection with the financing arranged by Buyer to pay the Purchase Price and otherwise complete the transactions contemplated by the Agreement.

2.
Public Utilities Commission of Nevada (PUCN): to the extent required by Law, Buyer will file an application (either jointly with Seller or separately) with the PUCN for approval of the Borderline Customer Agreements.

3.
Federal Energy Regulatory Commission (FERC): Seller and Buyer will file a joint application, under Section 203 of the Federal Power Act, with FERC for approval of (a) the sale of the Kings Beach Generation Facility and any related interconnection facilities, and (b) the assignment to Buyer of that certain Electric Service Agreement dated May 6, 1965, as amended, between Sierra Pacific Power Company and Pacific Gas and Electric Company.

4.
Federal Energy Regulatory Commission (FERC): Buyer will file one or more applications, under Section 205 of the Federal Power Act, with FERC for approval of the Emergency Backup Service Agreement and, if applicable, the Borderline Customer Agreements (to the extent the operational arrangements described in the Borderline Customer Agreements contemplate the sale and/or exchange of wholesale power).

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Schedule 1.1-B

Permitted Encumbrances

None.

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Schedule 1.1-C

Seller Required Regulatory Approvals

1.
California Public Utilities Commission (CPUC):  Seller and Buyer will file a joint application with the CPUC for approval of (a) the sale of the Purchased Assets, and (b) the following contracts and the transactions contemplated thereby: the Power Purchase Agreement, the Transition Services Agreement, the System Coordination Agreement, and the Borderline Customer Agreements.

2.
Public Utilities Commission of Nevada (PUCN):  Seller will file an application (either jointly with Buyer or separately) with the PUCN for approval of the Borderline Customer Agreements and sale of the Kings Beach Generation Facility, and for a determination that the terms of the Power Purchase Agreement and Transition Services Agreement are reasonable.  Additional PUCN approval will be required if Seller is required to pledge additional Nevada assets under the General Mortgage Indenture in order to obtain a release of the Purchased Assets from the lien of the General Mortgage Indenture.

3.
Federal Energy Regulatory Commission (FERC): Seller and Buyer will file a joint application, under Section 203 of the Federal Power Act, with FERC for approval of (a) the sale of the Kings Beach Generation Facility and any related interconnection facilities and (b) the assignment to Buyer of that certain Electric Service Agreement dated May 6, 1965, as amended, between Sierra Pacific Power Company and Pacific Gas Power Company.

4.
Federal Energy Regulatory Commission (FERC): Seller will file one or more applications, under Section 205 of the Federal Power Act, with FERC for approval of (a) the Power Purchase Agreement, (b) if applicable, the Transmission Interconnection Agreement, and (c) if applicable, the Borderline Customer Agreements (to the extent the operational arrangements described in the Borderline Customer Agreements contemplate the sale and/or exchange of wholesale power).

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Schedule 1.1-D

Seller’s Knowledge

1.	Jim D. McMorran
2.	Christopher A. Hilen, Esq.
3.	Michael J. Carano
4.	Darrell W. Soyars
5.	Evelene Ricci

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Schedule 1.1-E

Territory

The Territory comprises the service territory within which Seller’s California electric utility customers are subject to “Sierra Pacific Power Rates” rates approved by the CPUC, including, as of the date of the Agreement, the counties listed below.*

1.	Alpine County, CA
2.	El Dorado County, CA
3.	Mono County, CA
4.	Nevada County, CA
5.	Placer County, CA
6.	Plumas County, CA
7.	Sierra County, CA

* Seller operates only in portions of these counties.

The Sierra Pacific Power Company California Service Territory is described in the Preliminary Statement to the tariff schedules filed with the CPUC.  The legal description of the Service Territory is as follows:

Parcel 1

The Service Area for which electricity will be served by Sierra Pacific Power Company, under this body of Rules set forth, and as outlined on the Service Area Map, shall be as follows:

The boundary line of the area is defined as ...beginning at the Southwest corner of Section 34, T20N, R13E. Thence Easterly along the Northern boundary of T19N to the Northeast corner of Section 1, T19N, R14E; thence Southerly to the Southeast corner of Section 1, TI 9N, R14E; thence Easterly to the Southwest corner of Section 34, T20N, R15E; thence Northerly to the Northwest corner of Section 3, T20N, R15E; thence in an Easterly direction to the Southwest corner of Section 34, T21 N, R15E; thence Northerly to the Northwest corner of Section 22, T21 N, R15E; thence Easterly to the Southeast corner of the SW '/4 of the SW 1/4 of Section 13, T21N, R15E; thence Northerly to the Northeast corner of the NW '/4 of the SW '/4 of Section 12, T21N, R15E; thence Easterly to the center point of Section 8, T21 N, R16E; thence in a Northerly direction to the Plumas-Sierra County line; thence Easterly to the Northeast corner of Section 4, T21N, R17E; thence Southerly to the Southeast corner of Section 33, T21N, R17E; thence Easterly to the Southeast corner of Section 36, T21 N, R17E; thence in a Northerly direction to the Northeast corner of Section 36, T21 N, R17E; thence Easterly to the California-Nevada State line.

(That portion of boundary line described above contiguous to territory served by Plumas-Sierra Rural Electric Cooperative as certified to them in Metes & Bounds Description by CPUC Decision #47989.)

Thence Southerly along the California-Nevada State line to its intersection with the North line of T7N. Thence Westerly along said North line of T7N (as described in Mono County Ordinance No. 188, CPUC Decision #39846) to the Alpine-Mono County line. Thence continuing along the North line of T7N to the summit of the Sierra Nevada Mountains. Thence Northwesterly along the summit

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of the Sierra Nevada Mountains to the Alpine-El Dorado County line. (Alpine County Ordinance No. 146.) Thence continuing along the summit of the Sierra Nevada Mountains across the counties of El Dorado and Placer to a point on the Placer-Nevada County line. (El Dorado County Ordinance No. 99, Placer County Ordinance No. 41 .) Thence Easterly along the said Placer-Nevada County line to a point on the Easterly line of Section 16, TI 7N, R15E, said point being approximately 575 feet North of the Southeast corner of Section 16, TI 7N, R15E. Thence North to the boundary line between TI 7N and TI 8N. Thence Westerly along the said boundary line to the boundary line between R14E and R15E. Thence North four miles to the Southeast corner of Section 13, T18N, R14E. Thence West 6 miles to the boundary line between R13E and R14E. Thence North 2 miles along the said boundary line to intersect the common boundary between Sierra and Nevada Counties. Thence Westerly along the said Sierra-Nevada County line to its intersection with the Westerly line of Section 3, TI 8N, R13E. Thence Northerly along the West lines of Section 3, TI 8N, R13E and Sections 34, 27, 22, 15, 10 and 3, T19N, R13E to the Southwest corner of Section 34, T20N, R13E to the point of beginning (CPUC Decision No. 74631). Excluding therefrom that area in Nevada and Placer Counties served by the Truckee Donner Public Utility District and described as follows:

Beginning at the Northeast corner of Section 32, TI 8N, R17E, MDB&M; thence Southerly approximately 4 miles along the East line of the following Sections: Section 32, TI 8N, R17E, Sections 5, 8 and 17, TI 7N, R17E, to the intersection of said East line of Section 17, TI 7N, R17E, with the Placer-Nevada County line; thence Westerly 4 miles more or less along said County line to its intersection with the East line of Section 15, T17N, R16E; thence Southerly approximately 305 feet along the East section line of said Section 15 to the Southeast corner of Section 15, TI 7N, R16E; thence Westerly along the South section line of said Section 15 for approximately 1 mile, to the Southwest corner of Section 15; thence Northerly for approximately 305 feet along the West section line of Section line of Section 15, T17N, R16E, to its intersection with the Placer-Nevada County line; thence Westerly along said County line for approximately 6 miles to its intersection with the West section line of Section 15, T17N, R15E; thence Northerly 4 miles more or less along the West line of the following sections: Sections 15, 10 and 3, TI 7N, R15E, Section 34, T18N, R15E, to the Northwest corner of said Section 34; thence Easterly 11 miles more or less along the North line of the following sections: Sections 34, 35 and 36, T18N, R15E, Sections 31, 32, 33, 34, 35 and 36, T18N, R16E and Sections 31 and 32, TI 8N, R17E, MDB&M, to the point of beginning. (CPUC Decision #72862.)

Parcel 2

That area bounded by the following described line, as excluded from the area certificated to Plumas-Sierra Rural Electric Cooperative by CPUC Decision #47989.

Beginning at the Northwest corner of the NE '/4 of Section 34, T23N, R13E; thence in an Easterly direction to Northeast corner of Section 36, T23N, R13E; thence Northerly to the Northwest corner of Section 30, T23N, R14E; thence Easterly to the Northeast corner of Section 30, T23N, R14E; thence Southerly to the Southeast corner of Section 6, T22N, R14E; thence Westerly to the Southwest corner of Section 6, T22N, R14E; thence Southerly to the Southeast corner of Section 12, T22N, R13E; thence Westerly to the Southwest corner of the SE '/4 of Section 10, T22N, R13E; thence Northerly to the Northwest corner of the NE '/4 of Section 34, T23N, R13E, to the point of beginning.

Above described area is a part of the area certificated to the Sierra Pacific Power Company by CPUC Decision #20700, Plumas County Ordinance No. 180.

KCP-1630877-14

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Schedule 2.1(a)(i)

Real Property

County in CA	APN	Official Name	Acreage
Eldorado	081-031-02	Meyers substation	9.5900
Eldorado	023-301-11	South Lake Tahoe Office	1.0700
Eldorado	023-301-07	South Lake Tahoe Warehouse	1.6900
Eldorado	023-301-10	South Lake Tahoe Warehouse	0.1588
Eldorado	029-240-08	Stateline substation	0.5500
Eldorado	029-240-08	Stateline substation	0.0900
Eldorado	029-240-08	Stateline substation	0.9200
Eldorado	029-240-08	Stateline substation	0.6900
Eldorado	029-240-08	Stateline substation	0.2300

		Eldorado Acreage Subtotal	14.9888

Nevada	49-010-070-000	Glenshire substation	5.3000

Placer	090-046-025	Brockway substation	0.0700
Placer	090-046-006	Brockway substation	0.4130
Placer	090-046-024	Brockway substation	0.5510
Placer	090-030-029	Kings Beach Generation Facility (and the Kings Beach switching substation)	24.3800
Placer	090-041-006	Kings Beach Generation Facility (and the Kings Beach switching substation)	1.346
Placer	094-540-019	Tahoe City substation	1.2625
Placer	112-050-009	Tahoe Vista Office	4.6050
Placer	096-290-022	Squaw Valley substation	1.8100

		Placer Acreage Subtotal	34.4375

Plumas	126-174-01	Portola substation	0.8950

Sierra	16-190-08	Sierra Brooks substation	1.3700
Sierra	16-040-070	Cemetery substation	1.0000

		Sierra Acreage Subtotal	2.3700

  * All Real Property listed in this Schedule 2.1(a)(i) is owned by Seller.

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Schedule 2.1(a)(ii)

Distribution Assets

Substations:

1.	Brockway substation
2.	Cemetery substation
3.	Farad substation
4.	Glenshire substation
5.	Hobart substation
6.	Kings Beach switching substation
7.	Meyers substation
8.	North Star substation
9.	Portola substation
10.	Russell Valley substation
11.	Sierra Brooks substation
12.	Squaw Valley substation
13.	Stateline substation
14.	Tahoe City substation

Circuits:

1.
All circuits of or relating to the above substations, except for those portions of Circuits 4202 and 5100 of the Brockway substation and those portions of Circuits 2200 and 2300 of the Stateline substation that are not in the Territory.

2.	That portion of Circuit 257 of the (Nevada) Silver Lake substation that is in the Territory.

3.	That portion of Circuit 204 of the California substation that is in the Territory.

4.	That portion of Circuit 2800 of the (Nevada) Kingsbury substation that is in the Territory.

5.	That portion of Circuit 1254 of the (Nevada) Pinenut substation that is in the Territory.

6.	That portion of Circuit 1261 of the (Nevada) Topaz substation that is in the Territory.

7.	That portion of Circuit 201 of the (Nevada) Fleish substation that is in the Territory.

8.	Circuit 619 of the Loyalton substation.

9.	Circuits 609, 7202 and 7203 of the Truckee substation.

Kings Beach Assets:

Kings Beach Generation Facility, which includes, among other assets, 6 Caterpillar 3516 Engine diesel generation units.

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Lines:

Approximately 1,566.21 miles of lines (overhead and underground), including the following:

1.No.	Line	Type	Voltage	Location	Miles
1.	619	Distribution	60-kV	Marble to Portola*	4.3
2.	625	Distribution	60-kV	Tahoe City to Kings Beach	15.4
3.	629	Distribution	60-kV	Squaw Valley to Kings Beach	5.2
4.	650	Distribution	60-kV	Truckee to Kings Beach	13.3
5.	132	Distribution	120-kV	Squaw Valley to Martis*	12.3
6.	608	Distribution	60-kV	Truckee to Glenshire	18.0
7.	201	Feeder	25-kV	California to Farad*	---
8.	609	Distribution	60-kV	Truckee to Squaw Valley	10.1
9.	111	Distribution	120-kV	Buckeye to Stateline*	6.4
10.	640	Distribution	60-kV	Meyers to Stateline	8.1
11.	634	Distribution	60-kV	Buckeye to Stateline*	0.2
12.	160	Distribution	120-kV	Roundhill to Stateline*	0.3

* Except see the “Excluded Lines” section of Schedule 2.2(n).

Poles:

Approximately 27,718 poles, of which approximately 3,000 are jointly owned by Seller and a third party or parties.

Other electric utility distribution system assets:

[see attached list]

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Schedule 2.1(a)(ii) Cont'd - Other Electric Utility Distribution System Assets
Location	Catagory	Position #	Voltage	Manufacture	Model	Mfg Date	Serial #	Quantity
BROCKWAY SUB	BATTERIES	BRKWAY #1	Misc	GNB INDUSTRIAL POWER	50 A 09
BROCKWAY SUB	BREAKER	4201	15	GENERAL ELECTRIC CO	FKD-15.5-18000-4		0442A3757-225
BROCKWAY SUB	BREAKER	5100	15	GENERAL ELECTRIC CO	FKD-15.5-18000-5		0442A8148-101
BROCKWAY SUB	BREAKER	5200	15	ALLIS CHALMERS	SDO-15-250		37612-1
BROCKWAY SUB	BREAKER	4202	15	GENERAL ELECTRIC CO	V1B-14.4-1		0442A2533-202
BROCKWAY SUB	BREAKER	#1 Cap Sw	15	JOSLYN HI-VOLTAGE CORP	VBM	6/23/05	AH051505
BROCKWAY SUB	BREAKER	#2 Cap Sw	15	JOSLYN HI-VOLTAGE CORP	VBM	6/23/05	AH051405
BROCKWAY SUB	REGULATOR	1	12	GENERAL ELECTRIC CO			L703445
BROCKWAY SUB	REGULATOR	2	12	FEDERAL PACIFIC ELECTRIC			23013-1
BROCKWAY SUB	RELAY			GE	IAC-77			12
BROCKWAY SUB	RELAY			GEC	MCGG-22			4
BROCKWAY SUB	RELAY			Westinghouse	CO-11			4
BROCKWAY SUB	RELAY			Schweitzer	SEL-351			1
BROCKWAY SUB	TRANSFORMER	2	69	WESTINGHOUSE PROCESS CONT			PGP18511
BROCKWAY SUB	TRANSFORMER	1	69	ALLIS CHALMERS			3631304
CEMETERY SUB	RECLOSER	41	25	ABB POWER T & D CO INC			S03M120VR3LM
CEMETERY SUB	RECLOSER	42	25	ABB POWER T & D CO INC			S03M131VR3LM
CEMETERY SUB	REGULATOR	1-1	12	ALLIS CHALMERS			9-2140-00139-4
CEMETERY SUB	REGULATOR	1-2	12	GENERAL ELECTRIC CO			M811826PJX
CEMETERY SUB	REGULATOR	1-3	12	ALLIS CHALMERS			9-2140-00139-2
CEMETERY SUB	TRANSFORMER	1	69	FEDERAL PACIFIC ELECTRIC			102053
FARAD SUB	BATTERIES	FARAD #1	Misc	ALCAD STANDBY BATTERIES
FARAD SUB	BATTERIES	FARAD #2	Misc	GNB INDUSTRIAL POWER
FARAD SUB	BREAKER	216	25	GENERAL ELECTRIC CO	FK-439-23-500		6566123JY-301
FARAD SUB	TRANSFORMER	1-1	12	GENERAL ELECTRIC CO			3196068
FARAD SUB	TRANSFORMER	2-1	12	GENERAL ELECTRIC CO			5001720
FARAD SUB	TRANSFORMER	1-2	12	GENERAL ELECTRIC CO			3196069
FARAD SUB	TRANSFORMER	2-2	12	GENERAL ELECTRIC CO			5001721
FARAD SUB	TRANSFORMER	2-3	12	GENERAL ELECTRIC CO			5001722
FARAD SUB	TRANSFORMER	1-3	12	GENERAL ELECTRIC CO			3196070
GLENSHIRE SUB	RECLOSER	7400	12	KYLE	WE		12876
GLENSHIRE SUB	RECLOSER	7600	12	MC GRAW-EDISON	RX		975
GLENSHIRE SUB	REGULATOR	1	12	GENERAL ELECTRIC CO			J331100
GLENSHIRE SUB	RELAY			Westinghouse	BL-1			1
GLENSHIRE SUB	TRANSFORMER	1	69	GENERAL ELECTRIC CO			C-860092
HOBART SUB	RECLOSER	7700	12	COOPER POWER SYSTEMS			232272
HOBART SUB	REGULATOR	1	12	COOPER POWER SYSTEMS			0537010999
HOBART SUB	REGULATOR	2	12	COOPER POWER SYSTEMS			0537010004
HOBART SUB	TRANSFORMER	1	69	DELTA STAR INC			W253723
KINGS BEACH SUB	BATTERIES	KNGSBCH #1	Misc	C&D TECHNOLOGIES
KINGS BEACH SUB	BATTERIES	KNGSBCH #2	Misc	GNB INDUSTRIAL POWER
KINGS BEACH SUB	BATTERIES	KNGSBCH #D5	Misc	GNB INDUSTRIAL POWER
KINGS BEACH SUB	BREAKER	52N1	4	CUTLER HAMER	VCP-W 250
KINGS BEACH SUB	BREAKER	52N2	4	CUTLER HAMER	VCP-W 250
KINGS BEACH SUB	BREAKER	52D1	4	CUTLER HAMER	VCP-W 250
KINGS BEACH SUB	BREAKER	52D2	4	CUTLER HAMER	VCP-W 250

KINGS BEACH SUB	BREAKER	52G1	4	CUTLER HAMER	VCP-W 250
KINGS BEACH SUB	BREAKER	52G2	4	CUTLER HAMER	VCP-W 250
KINGS BEACH SUB	BREAKER	52G3	4	CUTLER HAMER	VCP-W 250
KINGS BEACH SUB	BREAKER	52G4	4	CUTLER HAMER	VCP-W 250
KINGS BEACH SUB	BREAKER	52G5	4	CUTLER HAMER	VCP-W 250
KINGS BEACH SUB	BREAKER	52G6	4	CUTLER HAMER	VCP-W 250
KINGS BEACH SUB	BREAKER	5105	15	MC GRAW-EDISON	AD-28-14.4-500		18177
KINGS BEACH SUB	BREAKER	5205	15	MC GRAW-EDISON	AD-28-14.4-500		18176
KINGS BEACH SUB	BREAKER	625	69	WESTINGHOUSE PROCESS CONT	690-GS-2500		1-37Y4651
KINGS BEACH SUB	BREAKER	650	69	WESTINGHOUSE PROCESS CONT	690-GS-2500		1-37Y4966
KINGS BEACH SUB	RELAY			Westinghouse	CO-11			3
KINGS BEACH SUB	RELAY			Westinghouse	CR-11			6
KINGS BEACH SUB	RELAY			Westinghouse	IRD-9			2
KINGS BEACH SUB	RELAY			Schweitzer	SEL-300G			6
KINGS BEACH SUB	RELAY			Schweitzer	SEL-351			2
KINGS BEACH SUB	RELAY			Schweitzer	SEL-551			2
KINGS BEACH SUB	RELAY			Schweitzer	SEL-587Z			2
KINGS BEACH SUB	RELAY			Schweitzer	SEL-587			2
KINGS BEACH SUB	RELAY			Schweitzer	SEL-501			2
KINGS BEACH SUB	TRANSFORMER	1	12	ALLIS CHALMERS			5004673
KINGS BEACH SUB	TRANSFORMER	2	12	ALLIS CHALMERS			5004674
MEYERS SUB	BATTERIES	MYRSSUB #1	Misc	FLAMM
MEYERS SUB	BREAKER	3001	15	ALLIS CHALMERS	SDO-15-500		08792-2
MEYERS SUB	BREAKER	3002	15	WESTINGHOUSE PROCESS CONT	144GC500		1-36Y5035
MEYERS SUB	BREAKER	3100	15	ALLIS CHALMERS	SDO-15-500		08792-4
MEYERS SUB	BREAKER	3200	15	ALLIS CHALMERS	SDO-15-500		08792-1
MEYERS SUB	BREAKER	3300	15	MC GRAW-EDISON	AD-28-14.4-500		18175
MEYERS SUB	BREAKER	3500	15	WESTINGHOUSE PROCESS CONT	144GC500		1-36Y5034
MEYERS SUB	BREAKER	3400	25	GENERAL ELECTRIC CO	FK-023-500-2		0442A1597-203
MEYERS SUB	BREAKER	640	69	ALLIS CHALMERS	FZO-69-1000H		317369
MEYERS SUB	BREAKER	1001 CKT SW	115	AEG ELECTRIC	S1-145 F1/4031		0156-SW145
MEYERS SUB	BREAKER	1002 CKT SW	115	S&C ELECTRIC CO	MARK 4		76-20262
MEYERS SUB	BREAKER	1003 CKT SW	115	AEG ELECTRIC	S1-145 F1/4031		0155-SW145
MEYERS SUB	BREAKER	111	115	ALLIS CHALMERS	BZO-115-5000-2		338197
MEYERS SUB	REGULATOR	1	12	VA TECH ELIN USA CORP		6/23/04	941680N001
MEYERS SUB	REGULATOR	2	12	DELTA STAR INC			F63891298
MEYERS SUB	REGULATOR	3	69	MOLONEY			930671
MEYERS SUB	RELAY			Agastat	Agastat			1
MEYERS SUB	RELAY			Basler	BE1-27			2
MEYERS SUB	RELAY			Basler	BE1-59			1
MEYERS SUB	RELAY			Basler	BE1-81			1
MEYERS SUB	RELAY			Westinghouse	CA-26			3
MEYERS SUB	RELAY			GE	CEY52A1D			1
MEYERS SUB	RELAY			Westinghouse	CO-11			24
MEYERS SUB	RELAY			Westinghouse	CO-9			5
MEYERS SUB	RELAY			Westinghouse	CR-9			3
MEYERS SUB	RELAY			Westinghouse	CV-4			1
MEYERS SUB	RELAY			Westinghouse	HU			3
MEYERS SUB	RELAY			Westinghouse	IRD-9			2
MEYERS SUB	RELAY			Westinghouse	KD-10			1
MEYERS SUB	RELAY			GEC	MCGG-21			4

MEYERS SUB	RELAY			GEC	MCGG-22			11
MEYERS SUB	RELAY			GEC	METI-12			1
MEYERS SUB	RELAY			ASEA	RADSE			1
MEYERS SUB	RELAY			ASEA	RADSB			1
MEYERS SUB	RELAY			GE	SAM-13			1
MEYERS SUB	RELAY			Schweitzer	SEL-221-F			1
MEYERS SUB	TRANSFORMER	1	120	FEDERAL PACIFIC ELECTRIC			21236-1
MEYERS SUB	TRANSFORMER	2	120	DELTA STAR INC	28 MVA	6/16/03	F69890903
MEYERS SUB	TRANSFORMER	3	120	WESTINGHOUSE PROCESS CONT			7000234
NORTHSTAR SUB	BATTERIES	NRTHSTR #1	Misc	FLAMM
NORTHSTAR SUB	BREAKER	8500	15	ALLIS CHALMERS	SDO-15-500		37815-1
NORTHSTAR SUB	RECLOSER	8400	15	MC GRAW-EDISON	RVE		401
NORTHSTAR SUB	RECLOSER	8600	15	KYLE	WE		11841
NORTHSTAR SUB	REGULATOR	1	12	GENERAL ELECTRIC CO			J331331
NORTHSTAR SUB	RELAY			Westinghouse	CO-11			4
NORTHSTAR SUB	RELAY			GEC	MCGG-22			1
NORTHSTAR SUB	RELAY			Westinghouse	BL-1			1
NORTHSTAR SUB	TRANSFORMER	1	69	WAGNER			9D1093
PORTOLA SUB	BREAKER	619	69	WESTINGHOUSE PROCESS CONT	SP-72.5-23		43299-1
PORTOLA SUB	RECLOSER	31 R	15	MC GRAW-EDISON	WE		9713
PORTOLA SUB	RECLOSER	32 R	15	MC GRAW-EDISON	RVE		3207
PORTOLA SUB	REGULATOR	1	12	ALLIS CHALMERS			3-2150-00054-1
PORTOLA SUB	REGULATOR	2	12	GENERAL ELECTRIC CO			J331173
PORTOLA SUB	RELAY			Basler	BE1-25			1
PORTOLA SUB	RELAY			Westinghouse	CO-2			3
PORTOLA SUB	RELAY			Westinghouse	CV-2			3
PORTOLA SUB	RELAY			Westinghouse	CV-5			3
PORTOLA SUB	RELAY			Westinghouse	CW			3
PORTOLA SUB	RELAY			GE	IAC			1
PORTOLA SUB	TRANSFORMER	1-1	69	WESTINGHOUSE			4876805
PORTOLA SUB	TRANSFORMER	1-2	69	WESTINGHOUSE			4876804
PORTOLA SUB	TRANSFORMER	1-3	69	WESTINGHOUSE			4876803
PORTOLA SUB	TRANSFORMER	2	69	ALLIS CHALMERS			3199500
SIERRA BROOKS SUB	RECLOSER	51	25	ABB POWER T & D CO INC			SO3M189VR3LM
SIERRA BROOKS SUB	REGULATOR	1-1	12	GENERAL ELECTRIC CO			1-222496
SIERRA BROOKS SUB	REGULATOR	1-2	12	GENERAL ELECTRIC CO			1-222495
SIERRA BROOKS SUB	REGULATOR	1-3	12	GENERAL ELECTRIC CO			M809849PDW
SIERRA BROOKS SUB	TRANSFORMER	1	69	DELTA STAR INC			249974
SQUAW VALLEY SUB	BATTERIES	SQWVLY #1	Misc	ALCAD STANDBY BATTERIES
SQUAW VALLEY SUB	BREAKER	8100	15	ABB POWER T & D CO INC	R-3	6/23/04	1VAL04F229VBBT
SQUAW VALLEY SUB	BREAKER	8200	15	ABB POWER T & D CO INC	R-3	4/11/04	1VAL04J127VBBT
SQUAW VALLEY SUB	BREAKER	7201	25	PACIFIC ELECTRIC	JCE-22-C		9542
SQUAW VALLEY SUB	BREAKER	6003	69	GENERAL ELECTRIC CO	FK-69-2500-5		0139A4964-201
SQUAW VALLEY SUB	BREAKER	132	115	ABB POWER T & D CO INC	121 PM 40-12		100677-02
SQUAW VALLEY SUB	BREAKER	1001 CKT SW	115	S&C ELECTRIC CO	2030		92-13265
SQUAW VALLEY SUB	BREAKER	1002 CKT SW	115	S&C ELECTRIC CO	2030		92-13110
SQUAW VALLEY SUB	BREAKER	1003 CKT SW	115	S&C ELECTRIC CO	2030		92-13109
SQUAW VALLEY SUB	BREAKER	609	115	SIEMENS/ALLIS	BZO-121-20-7		43581-1
SQUAW VALLEY SUB	BREAKER	629	115	SIEMENS/ALLIS	BZO-121-20-7		39573-1
SQUAW VALLEY SUB	RECLOSER	8300	15	MC GRAW-EDISON	WE		10073
SQUAW VALLEY SUB	REGULATOR	1	12	COOPER POWER SYSTEMS			C-46720-1-1

SQUAW VALLEY SUB	REGULATOR	2	12	GENERAL ELECTRIC CO			M138009
SQUAW VALLEY SUB	RELAY			Basler	BE1-25			1
SQUAW VALLEY SUB	RELAY			Basler	BE1-81			1
SQUAW VALLEY SUB	RELAY			GEC	MCGG-22			22
SQUAW VALLEY SUB	RELAY			GEC	MCGG-62			3
SQUAW VALLEY SUB	RELAY			GEC	MFAC-34			1
SQUAW VALLEY SUB	RELAY			ASEA	RADSB			3
SQUAW VALLEY SUB	RELAY			Schweitzer	SEL-221F			1
SQUAW VALLEY SUB	RELAY			Schweitzer	SEL-221G			1
SQUAW VALLEY SUB	RELAY			Schweitzer	SEL-267			4
SQUAW VALLEY SUB	RELAY			Schweitzer	SEL-351			1
SQUAW VALLEY SUB	TRANSFORMER	1	120	WESTINGHOUSE PROCESS CONT			REP-12251
SQUAW VALLEY SUB	TRANSFORMER	2	120	DELTA STAR INC			BB590005
SQUAW VALLEY SUB	TRANSFORMER	3	120	DELTA STAR INC			281648
STATELINE SUB	BATTERIES	STLINE #1	Misc	ALCAD STANDBY BATTERIES
STATELINE SUB	BATTERIES	STLINE #2	Misc	ALCAD STANDBY BATTERIES
STATELINE SUB	BATTERIES	STLINE #3	Misc	ALCAD STANDBY BATTERIES
STATELINE SUB	BREAKER	3101	15	GENERAL ELECTRIC CO	FKD-15.5-18000-4	10/16/87	0442A3757-1401
STATELINE SUB	BREAKER	#1 CAP CKT SW	15	S&C ELECTRIC CO	MARK 5		00-31116
STATELINE SUB	BREAKER	2001	15	CUTLER HAMER	150VCP-W500		1087019
STATELINE SUB	BREAKER	2005	15	CUTLER HAMER	150VCP-W500		1087031
STATELINE SUB	BREAKER	2200	15	CUTLER HAMER	150VCP-W500		1087023
STATELINE SUB	BREAKER	2300	15	CUTLER HAMER	150VCP-W500		1087030
STATELINE SUB	BREAKER	3501	15	CUTLER HAMER	150VCP-W500		1087026
STATELINE SUB	BREAKER	6003 CKT SW	69	GEC ALSTHOM	SW72.5-F1		1439-SW09
STATELINE SUB	BREAKER	634	69	FEDERAL PACIFIC ELECTRIC	JE-42-E		13610
STATELINE SUB	BREAKER	640	69	ALLIS CHALMERS	FZO-69-1000H		317368
STATELINE SUB	BREAKER	160	115	MITSUBISHI ELECTRIC	100-SFMT-32LE		971220401
STATELINE SUB	BREAKER	1001	115	SIEMENS/ALLIS	CPV2-121-25-1		52370-2
STATELINE SUB	BREAKER	1003	115	SIEMENS/ALLIS	CPV2-121-25-1		52370-1
STATELINE SUB	REGULATOR	4	12	GENERAL ELECTRIC CO			J331321
STATELINE SUB	RELAY			Basler	BE1-59			1
STATELINE SUB	RELAY			Westinghouse	CO-11			3
STATELINE SUB	RELAY			Westinghouse	CR-9			6
STATELINE SUB	RELAY			GE	DIACA5A			4
STATELINE SUB	RELAY			Westinghouse	IRD-9			2
STATELINE SUB	RELAY			Westinghouse	KD-10			1
STATELINE SUB	RELAY			GEC	MCGG-22			3
STATELINE SUB	RELAY			GEC	METI-12			2
STATELINE SUB	RELAY			Westinghouse	SDF-1			1
STATELINE SUB	RELAY			Schweitzer	SEL-221F			1
STATELINE SUB	RELAY			Schweitzer	SEL-321-1			1
STATELINE SUB	RELAY			Schweitzer	SEL-351			5
STATELINE SUB	RELAY			Schweitzer	SEL-387			1
STATELINE SUB	RELAY			Schweitzer	SEL-501			4
STATELINE SUB	RELAY			Schweitzer	SEL-587			1
STATELINE SUB	TRANSFORMER	4	69	WAGNER			9D1094
STATELINE SUB	TRANSFORMER	1	120	DELTA STAR INC	28 MVA		F67240801
STATELINE SUB	TRANSFORMER	3	120	NORTH AMERICAN			70650
TAHOE CITY SUB	BATTERIES	TAHOCTY #1	Misc	SBS BATTERY
TAHOE CITY SUB	BATTERIES	TAHOCTY #2	Misc	EXIDE BATTERY

TAHOE CITY SUB	BREAKER	5201	5	GENERAL ELECTRIC CO	PVDB1-15.5-20-2	0357A4984-00102
TAHOE CITY SUB	BREAKER	7100	5	GENERAL ELECTRIC CO	PVDB1-15.5-20-2	0357A4984-00101
TAHOE CITY SUB	BREAKER	7300	15	WESTINGHOUSE PROCESS CONT	150-DH-500	A49D903G02
TAHOE CITY SUB	BREAKER	2002	15	WESTINGHOUSE PROCESS CONT	144GC500	3-36Y5034
TAHOE CITY SUB	BREAKER	7200	15	GENERAL ELECTRIC CO	VIB-14.4-1	0442A2533-201
TAHOE CITY SUB	BREAKER	625	69	ALLIS CHALMERS	TDO-69-2500-1	32334-2
TAHOE CITY SUB	BREAKER	629	69	ALLIS CHALMERS	TDO-69-2500-1	32334-1
TAHOE CITY SUB	REGULATOR	2	12	MOLONEY		P660130
TAHOE CITY SUB	RELAY			Westinghouse	BL-1		1
TAHOE CITY SUB	RELAY			Westinghouse	CO-11		12
TAHOE CITY SUB	RELAY			Westinghouse	CO-9		6
TAHOE CITY SUB	RELAY			Westinghouse	CR-11		6
TAHOE CITY SUB	RELAY			Westinghouse	CRC-11		2
TAHOE CITY SUB	RELAY			Westinghouse	HU		3
TAHOE CITY SUB	RELAY			GE	IAC-77		4
TAHOE CITY SUB	RELAY			GEC	MCGG-22		4
TAHOE CITY SUB	RELAY			Schweitzer	SEL-351		1
TAHOE CITY SUB	SWITCH	6001 MO	69	KPF		199
TAHOE CITY SUB	SWITCH	6002 MO	69	KPF		198
TAHOE CITY SUB	TRANSFORMER	1	69	WESTINGHOUSE PROCESS CONT		PHP-10851
TAHOE CITY SUB	TRANSFORMER	2	69	FEDERAL PACIFIC ELECTRIC		50569-1

Location	Catagory	Position #	Voltage	Manufacture	Model	Mfg Date	Serial #
BROCKWAY SUB	BATTERIES	BRKWAY #1	Misc	GNB INDUSTRIAL POWER	50 A 09
BROCKWAY SUB	BREAKER	4201	15	GENERAL ELECTRIC CO	FKD-15.5-18000-4		0442A3757-225
BROCKWAY SUB	BREAKER	5100	15	GENERAL ELECTRIC CO	FKD-15.5-18000-5		0442A8148-101
BROCKWAY SUB	BREAKER	5200	15	ALLIS CHALMERS	SDO-15-250		37612-1
BROCKWAY SUB	BREAKER	4202	15	GENERAL ELECTRIC CO	V1B-14.4-1		0442A2533-202
BROCKWAY SUB	BREAKER	#1 Cap Sw	15	JOSLYN HI-VOLTAGE CORP	VBM	6/23/05	AH051505
BROCKWAY SUB	BREAKER	#2 Cap Sw	15	JOSLYN HI-VOLTAGE CORP	VBM	6/23/05	AH051405
BROCKWAY SUB	REGULATOR	1	12	GENERAL ELECTRIC CO			L703445
BROCKWAY SUB	REGULATOR	2	12	FEDERAL PACIFIC ELECTRIC			23013-1
BROCKWAY SUB	TRANSFORMER	2	69	WESTINGHOUSE PROCESS CONT			PGP18511
BROCKWAY SUB	TRANSFORMER	1	69	ALLIS CHALMERS			3631304
CEMETERY SUB	RECLOSER	41	25	ABB POWER T & D CO INC			S03M120VR3LM
CEMETERY SUB	RECLOSER	42	25	ABB POWER T & D CO INC			S03M131VR3LM
CEMETERY SUB	REGULATOR	1-1	12	ALLIS CHALMERS			9-2140-00139-4
CEMETERY SUB	REGULATOR	1-2	12	GENERAL ELECTRIC CO			M811826PJX
CEMETERY SUB	REGULATOR	1-3	12	ALLIS CHALMERS			9-2140-00139-2
CEMETERY SUB	TRANSFORMER	1	69	FEDERAL PACIFIC ELECTRIC			102053
FARAD SUB	BATTERIES	FARAD #1	Misc	ALCAD STANDBY BATTERIES
FARAD SUB	BATTERIES	FARAD #2	Misc	GNB INDUSTRIAL POWER
FARAD SUB	BREAKER	216	25	GENERAL ELECTRIC CO	FK-439-23-500		6566123JY-301
FARAD SUB	TRANSFORMER	1-1	12	GENERAL ELECTRIC CO			3196068
FARAD SUB	TRANSFORMER	2-1	12	GENERAL ELECTRIC CO			5001720
FARAD SUB	TRANSFORMER	1-2	12	GENERAL ELECTRIC CO			3196069
FARAD SUB	TRANSFORMER	2-2	12	GENERAL ELECTRIC CO			5001721
FARAD SUB	TRANSFORMER	2-3	12	GENERAL ELECTRIC CO			5001722
FARAD SUB	TRANSFORMER	1-3	12	GENERAL ELECTRIC CO			3196070
GLENSHIRE SUB	RECLOSER	7400	12	KYLE	WE		12876
GLENSHIRE SUB	RECLOSER	7600	12	MC GRAW-EDISON	RX		975
GLENSHIRE SUB	REGULATOR	1	12	GENERAL ELECTRIC CO			J331100
GLENSHIRE SUB	TRANSFORMER	1	69	GENERAL ELECTRIC CO			C-860092
HOBART SUB	RECLOSER	7700	12	COOPER POWER SYSTEMS			232272
HOBART SUB	REGULATOR	1	12	COOPER POWER SYSTEMS			0537010999
HOBART SUB	REGULATOR	2	12	COOPER POWER SYSTEMS			0537010004
HOBART SUB	TRANSFORMER	1	69	DELTA STAR INC			W253723
KINGS BEACH SUB	BATTERIES	KNGSBCH #1	Misc	C&D TECHNOLOGIES
KINGS BEACH SUB	BATTERIES	KNGSBCH #2	Misc	GNB INDUSTRIAL POWER
KINGS BEACH SUB	BATTERIES	KNGSBCH #D5	Misc	GNB INDUSTRIAL POWER
KINGS BEACH SUB	BREAKER	52N1	4	CUTLER HAMER	VCP-W 250
KINGS BEACH SUB	BREAKER	52N2	4	CUTLER HAMER	VCP-W 250
KINGS BEACH SUB	BREAKER	52D1	4	CUTLER HAMER	VCP-W 250
KINGS BEACH SUB	BREAKER	52D2	4	CUTLER HAMER	VCP-W 250
KINGS BEACH SUB	BREAKER	52G1	4	CUTLER HAMER	VCP-W 250

KINGS BEACH SUB	BREAKER	52G2	4	CUTLER HAMER	VCP-W 250
KINGS BEACH SUB	BREAKER	52G3	4	CUTLER HAMER	VCP-W 250
KINGS BEACH SUB	BREAKER	52G4	4	CUTLER HAMER	VCP-W 250
KINGS BEACH SUB	BREAKER	52G5	4	CUTLER HAMER	VCP-W 250
KINGS BEACH SUB	BREAKER	52G6	4	CUTLER HAMER	VCP-W 250
KINGS BEACH SUB	BREAKER	5105	15	MC GRAW-EDISON	AD-28-14.4-500		18177
KINGS BEACH SUB	BREAKER	5205	15	MC GRAW-EDISON	AD-28-14.4-500		18176
KINGS BEACH SUB	BREAKER	625	69	WESTINGHOUSE PROCESS CONT	690-GS-2500		1-37Y4651
KINGS BEACH SUB	BREAKER	650	69	WESTINGHOUSE PROCESS CONT	690-GS-2500		1-37Y4966
KINGS BEACH SUB	TRANSFORMER	1	12	ALLIS CHALMERS			5004673
KINGS BEACH SUB	TRANSFORMER	2	12	ALLIS CHALMERS			5004674
LOYALTON SUB	BATTERIES	LOYLTN #1	Misc	GNB INDUSTRIAL POWER
LOYALTON SUB	BREAKER	665	69	SIEMENS/ALLIS	SP-72.5-23-2		46730-1
LOYALTON SUB	BREAKER	#1 CAP	69	S&C ELECTRIC CO	2040		89-11058
MEYERS SUB	BATTERIES	MYRSSUB #1	Misc	FLAMM
MEYERS SUB	BREAKER	3001	15	ALLIS CHALMERS	SDO-15-500		08792-2
MEYERS SUB	BREAKER	3002	15	WESTINGHOUSE PROCESS CONT	144GC500		1-36Y5035
MEYERS SUB	BREAKER	3100	15	ALLIS CHALMERS	SDO-15-500		08792-4
MEYERS SUB	BREAKER	3200	15	ALLIS CHALMERS	SDO-15-500		08792-1
MEYERS SUB	BREAKER	3300	15	MC GRAW-EDISON	AD-28-14.4-500		18175
MEYERS SUB	BREAKER	3500	15	WESTINGHOUSE PROCESS CONT	144GC500		1-36Y5034
MEYERS SUB	BREAKER	3400	25	GENERAL ELECTRIC CO	FK-023-500-2		0442A1597-203
MEYERS SUB	BREAKER	640	69	ALLIS CHALMERS	FZO-69-1000H		317369
MEYERS SUB	BREAKER	1001 CKT SW	115	AEG ELECTRIC	S1-145 F1/4031		0156-SW145
MEYERS SUB	BREAKER	1002 CKT SW	115	S&C ELECTRIC CO	MARK 4		76-20262
MEYERS SUB	BREAKER	1003 CKT SW	115	AEG ELECTRIC	S1-145 F1/4031		0155-SW145
MEYERS SUB	BREAKER	111	115	ALLIS CHALMERS	BZO-115-5000-2		338197
MEYERS SUB	REGULATOR	1	12	VA TECH ELIN USA CORP		6/23/04	941680N001
MEYERS SUB	REGULATOR	2	12	DELTA STAR INC			F63891298
MEYERS SUB	REGULATOR	3	69	MOLONEY			930671
MEYERS SUB	TRANSFORMER	1	120	FEDERAL PACIFIC ELECTRIC			21236-1
MEYERS SUB	TRANSFORMER	2	120	DELTA STAR INC	28 MVA	6/16/03	F69890903
MEYERS SUB	TRANSFORMER	3	120	WESTINGHOUSE PROCESS CONT			7000234
NORTHSTAR SUB	BATTERIES	NRTHSTR #1	Misc	FLAMM
NORTHSTAR SUB	BREAKER	8500	15	ALLIS CHALMERS	SDO-15-500		37815-1
NORTHSTAR SUB	RECLOSER	8400	15	MC GRAW-EDISON	RVE		401
NORTHSTAR SUB	RECLOSER	8600	15	KYLE	WE		11841
NORTHSTAR SUB	REGULATOR	1	12	GENERAL ELECTRIC CO			J331331
NORTHSTAR SUB	TRANSFORMER	1	69	WAGNER			9D1093
PORTOLA SUB	BREAKER	619	69	WESTINGHOUSE PROCESS CONT	SP-72.5-23		43299-1
PORTOLA SUB	RECLOSER	31 R	15	MC GRAW-EDISON	WE		9713
PORTOLA SUB	RECLOSER	32 R	15	MC GRAW-EDISON	RVE		3207
PORTOLA SUB	REGULATOR	1	12	ALLIS CHALMERS			3-2150-00054-1

PORTOLA SUB	REGULATOR	2	12	GENERAL ELECTRIC CO			J331173
PORTOLA SUB	TRANSFORMER	1-1	69	WESTINGHOUSE			4876805
PORTOLA SUB	TRANSFORMER	1-2	69	WESTINGHOUSE			4876804
PORTOLA SUB	TRANSFORMER	1-3	69	WESTINGHOUSE			4876803
PORTOLA SUB	TRANSFORMER	2	69	ALLIS CHALMERS			3199500
PROSSER DAM SUB	TRANSFORMER	1	69	GENERAL ELECTRIC CO			9912764
SIERRA BROOKS SUB	RECLOSER	51	25	ABB POWER T & D CO INC			SO3M189VR3LM
SIERRA BROOKS SUB	REGULATOR	1-1	12	GENERAL ELECTRIC CO			1-222496
SIERRA BROOKS SUB	REGULATOR	1-2	12	GENERAL ELECTRIC CO			1-222495
SIERRA BROOKS SUB	REGULATOR	1-3	12	GENERAL ELECTRIC CO			M809849PDW
SIERRA BROOKS SUB	TRANSFORMER	1	69	DELTA STAR INC			249974
SQUAW VALLEY SUB	BATTERIES	SQWVLY #1	Misc	ALCAD STANDBY BATTERIES
SQUAW VALLEY SUB	BREAKER	8100	15	ABB POWER T & D CO INC	R-3	6/23/04	1VAL04F229VBBT
SQUAW VALLEY SUB	BREAKER	8200	15	ABB POWER T & D CO INC	R-3	4/11/04	1VAL04J127VBBT
SQUAW VALLEY SUB	BREAKER	7201	25	PACIFIC ELECTRIC	JCE-22-C		9542
SQUAW VALLEY SUB	BREAKER	6003	69	GENERAL ELECTRIC CO	FK-69-2500-5		0139A4964-201
SQUAW VALLEY SUB	BREAKER	132	115	ABB POWER T & D CO INC	121 PM 40-12		100677-02
SQUAW VALLEY SUB	BREAKER	1001 CKT SW	115	S&C ELECTRIC CO	2030		92-13265
SQUAW VALLEY SUB	BREAKER	1002 CKT SW	115	S&C ELECTRIC CO	2030		92-13110
SQUAW VALLEY SUB	BREAKER	1003 CKT SW	115	S&C ELECTRIC CO	2030		92-13109
SQUAW VALLEY SUB	BREAKER	609	115	SIEMENS/ALLIS	BZO-121-20-7		43581-1
SQUAW VALLEY SUB	BREAKER	629	115	SIEMENS/ALLIS	BZO-121-20-7		39573-1
SQUAW VALLEY SUB	RECLOSER	8300	15	MC GRAW-EDISON	WE		10073
SQUAW VALLEY SUB	REGULATOR	1	12	COOPER POWER SYSTEMS			C-46720-1-1
SQUAW VALLEY SUB	REGULATOR	2	12	GENERAL ELECTRIC CO			M138009
SQUAW VALLEY SUB	TRANSFORMER	1	120	WESTINGHOUSE PROCESS CONT			REP-12251
SQUAW VALLEY SUB	TRANSFORMER	2	120	DELTA STAR INC			BB590005
SQUAW VALLEY SUB	TRANSFORMER	3	120	DELTA STAR INC			281648
STAMPEDE SUB	TRANSFORMER	1-1	69	WESTINGHOUSE PROCESS CONT			263219
STAMPEDE SUB	TRANSFORMER	1-2	69	WESTINGHOUSE PROCESS CONT			1061773
STATELINE SUB	BATTERIES	STLINE #1	Misc	ALCAD STANDBY BATTERIES
STATELINE SUB	BATTERIES	STLINE #2	Misc	ALCAD STANDBY BATTERIES
STATELINE SUB	BATTERIES	STLINE #3	Misc	ALCAD STANDBY BATTERIES
STATELINE SUB	BREAKER	3101	15	GENERAL ELECTRIC CO	FKD-15.5-18000-4	10/16/87	0442A3757-1401
STATELINE SUB	BREAKER	#1 CAP CKT SW	15	S&C ELECTRIC CO	MARK 5		00-31116
STATELINE SUB	BREAKER	2001	15	CUTLER HAMER	150VCP-W500		1087019
STATELINE SUB	BREAKER	2005	15	CUTLER HAMER	150VCP-W500		1087031
STATELINE SUB	BREAKER	2200	15	CUTLER HAMER	150VCP-W500		1087023
STATELINE SUB	BREAKER	2300	15	CUTLER HAMER	150VCP-W500		1087030
STATELINE SUB	BREAKER	3501	15	CUTLER HAMER	150VCP-W500		1087026
STATELINE SUB	BREAKER	6003 CKT SW	69	GEC ALSTHOM	SW72.5-F1		1439-SW09
STATELINE SUB	BREAKER	634	69	FEDERAL PACIFIC ELECTRIC	JE-42-E		13610
STATELINE SUB	BREAKER	640	69	ALLIS CHALMERS	FZO-69-1000H		317368

STATELINE SUB	BREAKER	160	115	MITSUBISHI ELECTRIC	100-SFMT-32LE	971220401
STATELINE SUB	BREAKER	1001	115	SIEMENS/ALLIS	CPV2-121-25-1	52370-2
STATELINE SUB	BREAKER	1003	115	SIEMENS/ALLIS	CPV2-121-25-1	52370-1
STATELINE SUB	REGULATOR	4	12	GENERAL ELECTRIC CO		J331321
STATELINE SUB	TRANSFORMER	4	69	WAGNER		9D1094
STATELINE SUB	TRANSFORMER	1	120	DELTA STAR INC	28 MVA	F67240801
STATELINE SUB	TRANSFORMER	3	120	NORTH AMERICAN		70650
TAHOE CITY SUB	BATTERIES	TAHOCTY #1	Misc	SBS BATTERY
TAHOE CITY SUB	BATTERIES	TAHOCTY #2	Misc	EXIDE BATTERY
TAHOE CITY SUB	BREAKER	5201	5	GENERAL ELECTRIC CO	PVDB1-15.5-20-2	0357A4984-00102
TAHOE CITY SUB	BREAKER	7100	5	GENERAL ELECTRIC CO	PVDB1-15.5-20-2	0357A4984-00101
TAHOE CITY SUB	BREAKER	7300	15	WESTINGHOUSE PROCESS CONT	150-DH-500	A49D903G02
TAHOE CITY SUB	BREAKER	2002	15	WESTINGHOUSE PROCESS CONT	144GC500	3-36Y5034
TAHOE CITY SUB	BREAKER	7200	15	GENERAL ELECTRIC CO	VIB-14.4-1	0442A2533-201
TAHOE CITY SUB	BREAKER	625	69	ALLIS CHALMERS	TDO-69-2500-1	32334-2
TAHOE CITY SUB	BREAKER	629	69	ALLIS CHALMERS	TDO-69-2500-1	32334-1
TAHOE CITY SUB	REGULATOR	2	12	MOLONEY		P660130
TAHOE CITY SUB	SWITCH	6001 MO	69	KPF		199
TAHOE CITY SUB	SWITCH	6002 MO	69	KPF		198
TAHOE CITY SUB	TRANSFORMER	1	69	WESTINGHOUSE PROCESS CONT		PHP-10851
TAHOE CITY SUB	TRANSFORMER	2	69	FEDERAL PACIFIC ELECTRIC		50569-1

Location	Relay	Quantity	Manufacturer
BROCKWAY SUB	IAC-77	12	GE
BROCKWAY SUB	MCGG-22	4	GEC
BROCKWAY SUB	CO-11	4	Westinghouse
BROCKWAY SUB	SEL-351	1	Schweitzer
GLENSHIRE SUB	BL-1	1	Westinghouse
KINGS BEACH SUB	CO-11	3	Westinghouse
KINGS BEACH SUB	CR-11	6	Westinghouse
KINGS BEACH SUB	IRD-9	2	Westinghouse
KINGS BEACH SUB	SEL-300G	6	Schweitzer
KINGS BEACH SUB	SEL-351	2	Schweitzer
KINGS BEACH SUB	SEL-551	2	Schweitzer
KINGS BEACH SUB	SEL-587Z	2	Schweitzer
KINGS BEACH SUB	SEL-587	2	Schweitzer
KINGS BEACH SUB	SEL-501	2	Schweitzer
LOYALTON SUB	Agastat	2	Agastat
LOYALTON SUB	BE1-25	1	Basler
LOYALTON SUB	BE1-27/59	2	Basler
LOYALTON SUB	BE1-59	2	Basler
LOYALTON SUB	BE1-81	1	Basler
LOYALTON SUB	MCGG-22	4	GEC
MEYERS SUB	Agastat	1	Agastat
MEYERS SUB	BE1-27	2	Basler
MEYERS SUB	BE1-59	1	Basler
MEYERS SUB	BE1-81	1	Basler
MEYERS SUB	CA-26	3	Westinghouse
MEYERS SUB	CEY52A1D	1	GE
MEYERS SUB	CO-11	24	Westinghouse
MEYERS SUB	CO-9	5	Westinghouse
MEYERS SUB	CR-9	3	Westinghouse
MEYERS SUB	CV-4	1	Westinghouse
MEYERS SUB	HU	3	Westinghouse
MEYERS SUB	IRD-9	2	Westinghouse
MEYERS SUB	KD-10	1	Westinghouse
MEYERS SUB	MCGG-21	4	GEC
MEYERS SUB	MCGG-22	11	GEC
MEYERS SUB	METI-12	1	GEC
MEYERS SUB	RADSE	1	ASEA
MEYERS SUB	RADSB	1	ASEA
MEYERS SUB	SAM-13	1	GE
MEYERS SUB	SEL-221-F	1	Schweitzer
NORTHSTAR SUB	CO-11	4	Westinghouse
NORTHSTAR SUB	MCGG-22	1	GEC
NORTHSTAR SUB	BL-1	1	Westinghouse
PORTOLA SUB	BE1-25	1	Basler
PORTOLA SUB	CO-2	3	Westinghouse
PORTOLA SUB	CV-2	3	Westinghouse
PORTOLA SUB	CV-5	3	Westinghouse
PORTOLA SUB	CW	3	Westinghouse
PORTOLA SUB	IAC	1	GE
SQUAW VALLEY SUB	BE1-25	1	Basler

SQUAW VALLEY SUB	BE1-81	1	Basler
SQUAW VALLEY SUB	MCGG-22	22	GEC
SQUAW VALLEY SUB	MCGG-62	3	GEC
SQUAW VALLEY SUB	MFAC-34	1	GEC
SQUAW VALLEY SUB	RADSB	3	ASEA
SQUAW VALLEY SUB	SEL-221F	1	Schweitzer
SQUAW VALLEY SUB	SEL-221G	1	Schweitzer
SQUAW VALLEY SUB	SEL-267	4	Schweitzer
SQUAW VALLEY SUB	SEL-351	1	Schweitzer
STATELINE SUB	BE1-59	1	Basler
STATELINE SUB	CO-11	3	Westinghouse
STATELINE SUB	CR-9	6	Westinghouse
STATELINE SUB	DIACA5A	4	GE
STATELINE SUB	IRD-9	2	Westinghouse
STATELINE SUB	KD-10	1	Westinghouse
STATELINE SUB	MCGG-22	3	GEC
STATELINE SUB	METI-12	2	GEC
STATELINE SUB	SDF-1	1	Westinghouse
STATELINE SUB	SEL-221F	1	Schweitzer
STATELINE SUB	SEL-321-1	1	Schweitzer
STATELINE SUB	SEL-351	5	Schweitzer
STATELINE SUB	SEL-387	1	Schweitzer
STATELINE SUB	SEL-501	4	Schweitzer
STATELINE SUB	SEL-587	1	Schweitzer
TAHOE CITY SUB	BL-1	1	Westinghouse
TAHOE CITY SUB	CO-11	12	Westinghouse
TAHOE CITY SUB	CO-9	6	Westinghouse
TAHOE CITY SUB	CR-11	6	Westinghouse
TAHOE CITY SUB	CRC-11	2	Westinghouse
TAHOE CITY SUB	HU	3	Westinghouse
TAHOE CITY SUB	IAC-77	4	GE
TAHOE CITY SUB	MCGG-22	4	GEC
TAHOE CITY SUB	SEL-351	1	Schweitzer

Schedule 2.1(a)(iv)

Vehicles

Vehicles designated “Leased” are not owned by Seller, and are included solely for informational purposes.  Such vehicles are subject to the provisions of Section 7.10 of the Agreement.

Status	Vehicle Identification No.	Make	Model	Year
LEASED	1GCHK39U26E124240	CHEVROLET	K3500	2006
LEASED	1FDSF35P96EB01544	FORD	F350	2006
LEASED	1GCHK23U26F174648	CHEVROLET	K2500	2006
LEASED	1GCHK29U46E266972	CHEVROLET	K2500	2006
LEASED	1GKDT13SX62340687	GMC	ENVOY	2006
LEASED	1J4GL48K05W620767	JEEP	LIBERTY	2005
LEASED	1FTWX31P46EC83551	FORD	F350	2006
LEASED	1PTWX31P25EC83550	FORD	F350	2006
LEASED	1GCEK19V27Z168832	CHEVROLET	K1500	2007
LEASED	1GCEK19V77Z168812	CHEVROLET	K1500	2007
LEASED	1D7HW48N86S575507	DODGE	DAKOTA	2006
LEASED	1GBHK39K97E559857	CHEVROLET	K3500	2007
LEASED	1GBHK39K07E559990	CHEVROLET	K3500	2007
LEASED	1GBHK39KX7E561648	CHEVROLET	K3500	2007
LEASED	1GCHK29K97E581363	CHEVROLET	K2500	2007
LEASED	1GNDT13S572271539	CHEVROLET	TRAIL BLAZER	2007
LEASED	1FTZR45E87PA98639	FORD	RANGER	2007
LEASED	1FTZR45E48PA03589	FORD	RANGER	2008
LEASED	1FMCU59H18KD57156	FORD	ESCAPE	2008
LEASED	1FMCU59309KB08434	FORD	ESCAPE	2009
LEASED	1FDAF57P06ED41151	FORD	F550	2006
LEASED	1FDAF57P47EB47269	FORD	F550	2007
LEASED	1FDAF57P86ED71059	FORD	F550	2006
LEASED	1FDAF57P06ED71055	FORD	F550	2006
LEASED	1FDAX57R48EB85391	FORD	F550	2008
LEASED	1FDAX57R28EB85390	FORD	F550	2008
LEASED	1FDAX57R18EC66376	FORD	F550	2007
LEASED	1FDAX57RX8EC66377	FORD	F550	2008
LEASED	1FDAX57R28EC66390	FORD	F550	2008
LEASED	1FDAX57R48EC66391	FORD	F550	2007
LEASED	1FDAX57R68EC66389	FORD	F550	2007
LEASED	1HTWBAAN96J368347	INTERNATIONAL	7300	2006
LEASED	1HTWYAHTX8J045835	INTERNATIONAL	7600 6X6	2008
LEASED	1HTWYAHT38J045837	INTERNATIONAL	7600 6X6	2008
LEASED	1HTWYAHTX8J045818	INTERNATIONAL	7600 6X6	2008
LEASED	1HTWYAHT88J045820	INTERNATIONAL	7600 6X6	2008
LEASED	933700046	BOMBADIER	TROOPER	2006
LEASED	2BPSCT8A18V000449	SKI-DOO	800R	2008

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Status	Vehicle Identification No.	Make	Model	Year
LEASED	28PSCT8A18V000791	SKI-DOO	800R	2008
LEASED	1G9KS32226A065783	TRAILMAX	TD-40-T	2006
LEASED	4TCSU11238HX13106	PRESTIGE	128EB	2008
OWNED	1GDJK34N6NE555367	GMC	K3500	1992
OWNED	1FDSF35S0YEA06135	FORD	F350	2000
OWNED	1GKDT13S722465236	GMC	ENVOY	2002
OWNED	1GTHK24U53E326146	GMC	2500	2003
OWNED	F60HVJD1563	FORD	F600	1980
OWNED	1FDLF47G9VEA55834	FORD	SUPER DUTY	1997
OWNED	1FDAF57F82EB44651	FORD	F550 SUPER DUTY	2002
OWNED	1FDAF57P43EC02748	FORD	F550	2003
OWNED	F82KVGD8564	FORD	F800	1980
OWNED	1HTSEN2NXNH401342	INTERNATIONAL	4800	1991
OWNED	1HTSEAAN41H340879	INTERNATIONAL	4800	2000
OWNED	1HTSDN7R2PH482855	INTERNATIONAL	4954	1992
OWNED	1HTGGAHT3YH293794	INTERNATIONAL	2574	2000
OWNED	1651054	TUCKER	X	1967
OWNED	B11L2490J	HYSTER	KARRYCRANE	1960
OWNED	B11L2624K	HYSTER	KARRYCRANE	1960
OWNED	A18D-30895	HYSTER	P80-A	1965
OWNED	IT355-212-4145	CLARK	IT-40	1979
OWNED	702247	SULLAIR	V1902	1988
OWNED	ARP371545	ATLAS COPCO	185CFM	1992
OWNED	-not applicable(snowcat)-	THIOKOL	70-2701	1993
OWNED	HCB608265840214	CHAMP	CB608	1984
OWNED	JY44GBA03SA081109	YAMAHA	KODIAK	1995
OWNED	4XASR6DS0YB056038	POLARIS	600 RMK	2000
OWNED	4XASR6DSXYB056032	POLARIS	600 RMK	2000
OWNED	4XAMH50AX5B688849	POLARIS	SPORTSMAN 500	2005
OWNED	DMV02021NV	SELLER	80-0918	1967
OWNED	-not applicable(trailer)-	Unknown	80-0919	1967
OWNED	-not applicable(trailer)-	Unknown	80-0992	1969
OWNED	-not applicable(trailer)-	Unknown	80-1001	1969
OWNED	-not applicable(trailer)-	Unknown	80-1018	1973
OWNED	-not applicable(trailer)-	Unknown	80-1019	1973
OWNED	-not applicable(trailer)-	Unknown	80-1033	1974
OWNED	-not applicable(trailer)-	Unknown	80-1074	1980
OWNED	-not applicable(trailer)-	Unknown	80-1413	1981
OWNED	1BUP12104E1002357	BUTLER	80-1655	1984
OWNED	1F9RZ1018JVQ48218	SAUBER	80-2371	1990
OWNED	CA555832	SELLER	80-2372	1990
OWNED	1S9RF31S1L1078249	X	80-2376	1990
OWNED	DMVPS23371NV	SELLER	80-2377	1990
OWNED	1W9EC2022N1063695	WALTON	80-2550	1992
OWNED	1B9TB2623W1245154	BEST TRAILERS	8 X 20 TILTBED	1997

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Status	Vehicle Identification No.	Make	Model	Year
OWNED	4FGL01018XD316674	FEATHERLITE	1631	2000
OWNED	-not applicable(trailer)-	unknown	81-0974	1968

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Schedule 2.1(j)

Other Assets

The following licensed software:
Computer Software	Area Used	Vendor
Vertex (formerly Orcom/ADS)	Centralized Billing	Vertex

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Schedule 2.2(d)

Retained Agreements

The following listing of agreements does not set forth a complete listing of all of Seller’s agreements that are Excluded Assets.  Instead, the agreements listed below generally are agreements that may relate in significant part to the Business but which are not included in the Purchased Assets or Assumed Obligations.  No representation is made as to the accuracy or completeness of this listing.

Rate Recovery Note Agreements

1.
Agreements relating to the securitization by Seller of its Schedule FTA revenues and related assets and the issuance by SPPC Funding LLC of SPPC Funding LLC Notes, Series 1999-1 (the “Rate Recovery Notes”).

Services Agreements

2.	Contract dated May 23, 2003 between Sierra Pacific Power Company and El Aero Services, Inc., as amended (5.6)

3.	Contract dated August 27, 2007 between Sierra Pacific Power Company and Ryerson, Master, and Associates, Inc., as amended (5.16 and 5.77)

4.	Contract dated February 5, 2008 between Sierra Pacific Power Company and Richard Heath & Associates, as amended (5.17 and 5.76)

5.	Contract dated February 7, 2007 between Sierra Pacific Power Company and Airlift Helicopters, Inc., as amended (5.18, 5.39 and 5.67)

6.	Contract dated May 15, 2007 between Sierra Pacific Power Company and Alpine Septic and Pumping Inc. (5.20)

7.	Contract dated March 13, 2009 between Sierra Pacific Power Company and C.B. Ebright Company Inc. (5.78)

8.	Contract dated July 31, 2006 between Sierra Pacific Power Company and J&L Pro Kleen, as amended (5.23 and 5.70)

9.	Contract dated February 20, 2008 between Sierra Pacific Power Company and Road Safety Services, as amended (5.24 and 5.74)

10.	Contract dated September 25, 2008 between Sierra Pacific Power Company and PAR Electrical Contractors, Inc. (5.25 and 5.45)

11.	Contract dated February 7, 2008 between Sierra Pacific Power Company and Aramark Uniform Service, as amended (5.27 and 5.68)

12.	Contract May 1, 2007 between Sierra Pacific Power Company and H2O Environmental, Inc. (5.28)

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13.	Contract dated September 4, 2008 between Sierra Pacific Power Company and HeliQwest Aviation, Inc. (5.29)

14.	Contract dated December 26, 2004 between Sierra Pacific Power Company and J&L Pro Kleen, Inc., as amended (5.30 and 5.69)

15.	Contract dated June 25, 2005 between Sierra Pacific Power Company and Sergi Enterprises, as amended (5.32 and 5.75)

16.	Contract dated December 19, 2003 between Sierra Pacific Power Company and P.J. Helicopters, Inc., as amended (5.34 and 5.73)

17.	Contract dated October 24, 2006 between Sierra Pacific Power Company and J&L Pro Kleen, Inc. (5.35 and 5.71)

18.	Contract dated July 14, 2008 between Sierra Pacific Power Company and Withrotor Aviation Inc. (5.37)

19.	Contract dated October 18, 2007 between Sierra Pacific Power Company and Yankton Excavating Inc. (5.38)

20.	Contract dated May 29, 2007 between Sierra Pacific Power Company and Davey Tree Surgery Company, as amended (5.40.1, 5.40.2 and 5.64)

21.	Contract dated October 4, 2007 between Sierra Pacific Power Company and Davey Tree Surgery Company, as amended (5.40.3 – 5.40.8)

22.	Contract dated December 9, 2002 between Sierra Pacific Power Company and Asplundh Tree Expert Co., as amended (5.41.1 – 5.41.8 and 5.63)

23.	Contract dated December 20, 2006, as modified, between Sierra Pacific Power Company and ACRT, Inc. (5.42, 5.43 and 5.62)

24.	Contract dated December 10, 2007 between Sierra Pacific Power Company and Elm Locating & Utility Services, as amended (5.44 and 5.65)

25.	Contract dated January 12, 2007 between Sierra Pacific Power Company and Pole Maintenance Company, LLC, as amended (5.46, 5.47 and 5.66)

26.	Contract dated August 12, 2008 between Sierra Pacific Power Company and Timberline Helicopters Inc. (5.48)

27.	Contract dated February 27, 2009 between Sierra Pacific Power Company and Al Pombo Inc. (5.55)

28.	Contract dated February 9, 2009 between Sierra Pacific Power Company and Burt & Burt Inc. (5.56)

29.	Contract dated February 12, 2009 between Sierra Pacific Power Company and Etcheberry Const. LLC (5.57)

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30.	Contract dated February 14, 2009 between Sierra Pacific Power Company and Longo, Inc. (5.58)

31.	Contract dated January 16, 2009 between Sierra Pacific Power Company and NorthTree Fire International (5.59)

32.	Contract dated February 11, 2009 between Sierra Pacific Power Company and Yankton Excavating Inc. (5.61)

Vehicle Lease Agreements

33.
Master Lease Agreement dated March 3, 2006 between Sierra Pacific Power Company and Enterprise Leasing Company-West (includes Basic Ordering Agreement dated May 17, 2006 and Invoice #FBN1411771 dated August 5, 2008) (5.49.1; 5.49.2; 3.6; 3.7)

34.	Master Lease Agreement dated April 30, 2004 between Sierra Pacific Resources and ROEG Capital Company (5.49.4 and 3.9)

35.	Master Lease Agreement #4277771 dated March 29, 2006 between Sierra Pacific Power Company and TFS Capital Funding, as amended (5.49.5 and 3.10)

36.
Equipment Leasing Agreement dated December 19, 2007 between Sierra Pacific Power Company and U.S. Bancorp Equipment Finance, Inc., including Other Equipment Individual Lease Record dated April 4, 2008 between Sierra Pacific Power Company and U.S. Bancorp Equipment Finance, Inc. (5.49.6 and 3.11)

Mutual Assistance Agreements

37.	Mutual Assistance Agreement dated September 15, 2005 among Members of the California Utilities Emergency Association (see Attachment A thereto) (5.14.1 and 5.14.2)

38.
Western Mutual Assistance Agreement for Electric and Natural Gas Utilities dated November 14, 2003 among Sierra Pacific Power Company and those entities listed on Attachment A thereto (5.14.3 and 5.14.4)

Equipment Lease Agreements

39.	FMV Lease Agreement dated February 17, 2006 between Sierra Pacific Power Company and Toshiba Financial Services, as amended

40.	Master Lease dated August 30, 2005 between Sierra Pacific Power Company and Oce Financial Services, Inc.

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Schedule 2.2(n)

Other Excluded Assets

Excluded Real Property:

The real property and real property interests, including buildings, structures, other improvements, and fixtures located thereon, relating to the substations listed below under “Excluded Substations” as well as the following:

County in CA	APN	Official Name	Acreage
Lassen	043-101-03	Thermal Fiber Optic Repeater Site	0.0500
Nevada	17-050-25-000	Donner Summit substation	1.6780
Nevada	19-420-47-000	North Truckee switching station	5.0600
Nevada	19-030-12	Truckee substation, warehouse, and storage area	3.3999
Nevada	19-030-07	Truckee substation, warehouse, and storage area	0.0330
Nevada	19-030-24	Truckee substation, warehouse, and storage area	0.1726
Placer	092-010-023	Dollar Hill	19.5000
Sierra	023-070-24	101 Transmission Line right of way	13.4900
Sierra	023-150-007	California substation	22.0000

		Acreage Subtotal	65.3835

Accounts Receivable:

Any and all accounts receivable that have been written off by Seller prior to Closing and all rights and payments associated therewith.

Excluded Lines:

Line	Description
619	Transmission line 60-kV from Truckee to Marble
132	Transmission line 120-kV from Martis to North Truckee
621	Transmission line 60-kV from Verdi to Truckee
101	Transmission line 120-kV from California Sub to North Truckee
102	Transmission line 120-kV from Summit 2 to California Sub
133	Transmission line 120-kV from Summit 1 to North Truckee
607	Transmission line 60-kV from Summit 3 to Truckee
3450	Transmission line 345-kV from Hill Top to Bordertown – Alturas
112	Nevada Distribution line 120-kV from Buckeye to Stateline
114	Nevada Transmission line 120-kV from California Sub to Northwest
632	Nevada Distribution line 60-kV from California Sub to Verdi (no longer in service)
201	That portion not in the Territory

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111	That portion not in the Territory
634	That portion not in the Territory
160	That portion not in the Territory

Excluded Substations:

The following substations, which are located in Nevada, used in the FERC Transmission Business, or not owned by Seller are Excluded Assets and will not be transferred to Buyer.

1.	California substation
2.	Loyalton substation
3.	Stampede Dam substation
4.	SPI substation
5.	Silver Lake substation
6.	Fleish substation
7.	Stampede Pump House
8.	North Truckee substation
9.	Truckee substation
10.	Roundhill substation
11.	Kingsbury substation
12.	Pinenut substation
13.	Topaz substation
14.	Donner Summit substation

Excluded IT&T Assets:

All IT&T assets not described in Section 2.1(a)(v) of the Agreement.  Excluded IT&T assets include, without limitation, all mobile and portable EDACS mobile radio units used to support the Business, the software identified below, as well as the IT&T assets located in or in support of the following:

•	California substation
•	Truckee substation
•	Donner Summit (Donner substation)
•	Alturas 345kV Transmission Line (#3450 Line)
•	North Lake Tahoe EDACS mobile radio site (1030 Skyline Blvd., Tahoe City, CA)
•	South Lake Tahoe EDACS mobile radio site (4727 Saddle Rd., South Lake Tahoe, CA)
•	Likely Mountain EDACS mobile radio site
•	Shaffer Mountain EDACS mobile radio site
•	Beckwourth Peak EDACS mobile radio site
•	Alder Hill EDACS mobile radio site (12744 Brookstone Dr., Truckee, CA)
•	High Camp EDACS mobile radio site

Computer Software	Area Used	Vendor
Ariva	SCADA	Ariva
Autocad	Distribution Planning	Autodesk
Autodesk Utility Design	Distribution Planning	Autodesk

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Adele	Distribution Planning	JCMB
Automated Meter System	Meters	AMS
EMTR-Electric Meter Test Repository	Meters	Custom
Equifax - Customer Credit Check	Meters	Equifax
Construction Management System	Work Management	Custom
Contract Refund System	Contract Refund (RT)	Custom
Corp Tax ETS	Corp Tax	D&T
Peoplesoft v8.9 (HR, Financials, Supply Chain)	ERP	Oracle
ERP Data Warehouse	ERP	Custom
Fixed Assets & Tax	ERP	PowerPlan
Fleet Anywhere	Fleet	Maximus
PBX	Telephone	Nortel
IVR - Syntellect	Telephone	Syntellect

Other Excluded Assets:

Any and all interest that Seller may still have in the Farad 2.8 MW hydroelectric generation facility and the real property that have been transferred to, or are pending transfer to, the Truckee Meadows Water Authority ( “TMWA”) pursuant to that certain Asset Purchase Agreement dated January 15, 2001 between Seller and the TMWA.

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Schedule 5.3

Seller’s Consents and Approvals

(a)	Governing Documents: None.

(b)	Agreements:

1.
Consent under that certain Amended and Restated Credit Agreement, dated as of November 4, 2005 among the Company, Wachovia Bank, National Association, as administrative agent, the lenders from time to time party thereto and the other parties named therein, as amended by that certain Amendment and Consent, dated April 19, 2006.

2.
Release of lien over certain Purchased Assets created by that certain General and Refunding Mortgage Indenture, dated as of May 1, 2001, between the Company and The Bank of New York, as Trustee, as amended, modified, or supplemented from time to time, including amendments, modifications, and supplements set forth in the following:

•
Second Supplemental Indenture, dated as of October 30, 2006, between the Company and The Bank of New York, as Trustee (subjecting additional properties of the Company located in the State of California to the lien of the General and Refunding Mortgage Indenture);

•	Officer’s Certificate of the Company, dated April 16, 2004 (establishing the terms of the Company’s 6 1/4% General and Refunding Mortgage Bonds, Series H, due 2012);

•	Officer’s Certificate of the Company, dated March 23, 2006 (establishing the terms of the Company’s 6% General and Refunding Mortgage Notes, Series M, due 2016);

•	Officer’s Certificate of the Company, dated November 22, 2006 (establishing the terms of the Company’s General and Refunding Mortgage Notes, Series N);

•	Officer’s Certificate of the Company, dated April 27, 2007 (establishing the terms of the Company’s General and Refunding Mortgage Notes, Series O);

•	Officer’s Certificate of the Company, dated June 28, 2007 (establishing the terms of the Company’s 6.750% General and Refunding Mortgage Notes, Series P, due 2037); and

•	Officer’s Certificate of the Company, dated September 2, 2008 (establishing the terms of the Company’s 5.45% General and Refunding Mortgage Notes, Series Q, due 2013).

3.
The Business Agreements on Schedule 5.10(a) marked with (a) require consent from one or more parties for assignment.  The Business Agreements on Schedule 5.10(a) marked with (b) require notice to one or more parties for assignment.

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4.	All crossing licenses and other agreements with any railroad may require consent from the railroad for assignment.

5.	Easements and Shared Easements may require consent for assignment.

6.	If applicable, release of the Encumbrances described in items 1-3 of Schedule 5.7.

(c)	Law or Order: None.

(d)	Governmental Entities:

1.
The Franchises on Schedule 5.10(b) marked with (a) require consent from one or more parties for assignment.  The Franchises on Schedule 5.10(b) marked with (b) require notice to one or more parties for assignment.

2.	Any required filings with the Pension Benefit Guaranty Corporation or the Internal Revenue Service as a result of the matters contemplated by Section 5.17 of the Agreement.

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Schedule 5.4

Governmental Filings

The inaccuracies in Seller’s 2008 rate case filing with the CPUC with regard to vehicles, as described on Schedule 5.5, are incorporated into this Schedule 5.4.

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Schedule 5.5

Financial Information; Material Adverse Effect

The count, cost, accumulated depreciation, and net book value of the vehicles identified in Seller’s 2008 rate case filing with the CPUC as being used in the Business have been amended as follows to reflect the vehicles actually used in the Business, as reflected in Schedule 2.1(a)(iv) above:

Vehicles	Count	Cost	Accumulated Depreciation	Net Book Value
In 2008 CPUC rate case	51	2,747,579	(1,170,312)	1,577,267
In 2008 CPUC rate case not used in the Business	(27)	(869,734)	110,736	(758,997)
Used in the Business but not in 2008 CPUC rate case	24	465,453	(411,795)	53,658

Amended 2008 CPUC rate case	48	2,343,298	(1,471,371)	871,927

Seller’s 2008 CPUC rate case may have incorporated other minor inaccuracies in plant accounting records that typically exist in the ordinary course.  The foregoing shall not limit in any way Seller’s obligations with respect to the FERC Accounts, including the representation in Section 5.19.

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Schedule 5.6

Transactions Outside the Ordinary Course of Business

Seller increased its annual vegetation management budget applicable to the Purchased Assets from approximately $1.3 million in 2008, by adopting a $1.77 million budget in 2009 with 2-5% annual increases thereafter, to provide for a recurring four-year cycle intended to attain sustainable compliance with vegetation management requirements.

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Schedule 5.7

Title

Certain Purchased Assets, including assets comprising the Distribution Assets and properties comprising the Real Property, are subject to the Encumbrance created by, and arising under, the Company’s General and Refunding Mortgage Indenture, as more fully described on Schedule 5.3.

Based on title reports obtained by Buyer prior to date of the Agreement, certain Purchased Assets may currently remain subject to Encumbrances recorded in connection with Seller’s past financing transactions (all of which have been paid and retired in full), including:

1.
Kings Beach Generation Facility – mortgage in favor of New England Merchants National Bank of Boston (successor to the New England Trust Company), recorded on May 1, 1970 under Placer County Book 1292, Page 504.

•
Seller’s records indicate that this mortgage was released pursuant to a Release of Mortgage recorded by First American Title Insurance Company in Placer County on January 17, 2007 (Document No. 2007-06762).

2.
Tahoe Vista Office – mortgage in favor of New England Merchants National Bank of Boston (successor to the New England Trust Company), recorded on October 4, 1965 under Placer County Book 1083, Page 549.

3.	South Lake Tahoe Office – mortgage in favor of the Bank of New England (successor to The New England Trust Company), recorded on July 2, 1986 under Eldorado County Book 2597, Page 688.

•
Seller’s records indicate that this mortgage was released pursuant to a Release of Mortgage recorded by First American Title Insurance Company in Eldorado County on January 29, 2007 (Document No. 2007-0006397).

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Schedule 5.8

Real Property Leases

None.

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Schedule 5.9(a)-1

Sufficiency of Environmental Permits

To the best of Seller’s Knowledge, Seller presently possesses all Environmental Permits necessary to operate the Business as it is currently being operated, in compliance, in all material respects, with the requirements of the Environmental Permits and Environmental Laws.

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Schedule 5.9(a)-2

Environmental Permits

1.
Active California Environmental Protection Agency (“CA EPA”) identification numbers issued by the California Department of Toxic Substances Control for the transportation of hazardous materials from the following site:

a.      Stateline substation
3794 Montreal Road, South Lake Tahoe, CA                                                       #CAC000043711; and

b.      Kings Beach Generation Facility                                                                           #CAC000894352.

2.
Inactive California Environmental Protection Agency (“CA EPA”) identification numbers issued by the California Department of Toxic Substances Control for the transportation of hazardous materials from the following sites:

a.      Tahoe Vista Office
 7001 National Ave, Tahoe Vista, CA                                                                   #CAC000108997

b.      Meyers substation
 Garbage Dump Road, Meyers, CA                                                                       #CAC000971488

c.      Portola Warehouse
 Gulling Street, Portola, CA                                                                                     #CAD980676696

d.      South Lake Tahoe Office
                                  933 Eloise Ave, South Lake Tahoe, CA                                                              #CAL000245067

3.	Above-Ground Storage Tank (AST) Registrations with Placer County Department of Environmental Health Services for the following facilities:

a.	Tahoe Vista Office: Facility No. FA0000816; and

b.	Kings Beach Generating Station: Facility No. FA0002388.

4.	Stormwater Infiltration Basin Discharge Permit issued by the Lahontan Regional Water Quality Control Board (“LRWQCB”) for the Meyers substation and the Tahoe Vista Office. Permit No. WDID 6A090407011.

5.	Air Emissions Permits:

a.
Source Construction Approval permits issued by Placer County for construction of the Kings Beach Diesel Generator Replacement.  These construction permits converted to operating permits when construction of the generators was completed.  Permit Nos. AC-07113A, AC-07113B, AC-07113C, AC-07113D, AC-07113E, AND AC-07113F; and

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b.	Air Emissions Permit No. VRS98-60 issued by the Placer County Air Pollution Control District, authorizing the dispensal of gasoline at the Tahoe Vista facility.

6.	Placer County Design Site Review Agreement for construction of the Kings Beach Diesel Generator Replacement.

7.
Hazardous Material Business Plans filed with El Dorado County Environmental Management Department, Placer County Department of Environmental Health Services, Plumas County Environmental Health Division for the following facilities:

a.	The Kings Beach Generation Facility and the Kings Beach switching substation;

b.	The Meyers substation;

c.	The Tahoe Vista Office;

d.	The Portola substation;

e.	The South Lake Tahoe Office; and

f.	The Stateline substation.

These are business plans, not permits, but they are required by Ch. 6.95 of the California Health and Safety Code; Division 2 of Title 19 of the California Code of Regulations; and Division 4.5 of Title 22 of the California Code of Regulations.  Hazardous Material Business Plans are used by local agencies and emergency responders as a “Community Right-to-Know” document.

8.	Spill Prevention Coordination Control and Countermeasure Plans (“SPCCC Plans”) for the following facilities:

a.      The Broadway substation;

b.      The Cemetery substation;

c.      The Hobart Mills substation (Construction);

d.      The Hobart Mills substation;

e.	The Kings Beach Generation Facility and the Kings Beach switching substation [last updated in June 2005];

f.      The Meyers substation;

g.      The Tahoe Vista Office [last updated in May 2002];

h.      The Northstar substation;

i.      The Portola substation;

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j.      The Squaw Valley substation; and

k.      The Tahoe City substation.

These are business plans, not permits, but they are required by Section 25270.4.5 of the California Health and Safety Code and 40 C.F.R. Part 112.   SPCCC Plans are prepared in order to minimize the potential for oil spills, prevent spilled oil from leaving the property and ensure immediate response in the event of a release.  SPCCC Plans must be kept onsite at the facility to which they apply and available for inspection by the county.

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Schedule 5.9(b)

Environmental Notices

Seller received a notice of violation from the LWRQCB dated October 27, 2008 indicating that Seller was in violation of the monitoring and reporting requirements contained in Water Quality Order No. 2003-0003-DWQ-1-0, which apply to utility vault wastes discharged to Sellers’ basins located at the Meyers facility in El Dorado County and the Tahoe City facility in Placer County (the “NOV”).  The NOV ordered Seller to provide a technical report including (1) dates of all discharging events; (2) quantity and rate of waste discharge during each event; (3) condition of disposal sites before and after each event; and (4) inspection records that may have been recorded since September 2004.  On November 12, 2008, Seller delivered to LWRQCB a Technical Report in response to the requirements in the NOV.  On December 5, 2008, the LWRQCB issued a letter to Seller acknowledging the LWRQCB’s receipt of the Technical Report.

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Schedule 5.9(c)

Environmental Claims or Releases

1.
United States of America v. El Dorado County, California, et al., U.S. District Court for the Eastern District of California, Case No. CIV. S-01-1520-MCE-GCH:  Third Party claim against Seller for partial responsibility for the cleanup of a landfill located next to the Meyers substation.  The U.S. Government sued El Dorado County and South Lake Tahoe to recover the cost of cleaning up the landfill pursuant to CERCLA.  El Dorado County then named a dozen entities on the grounds that all had contributed waste to the landfill.  Seller is one of those third-party defendants.  A consent decree has been negotiated under which Seller would pay $100,000 toward the cleanup costs.  The consent decree has not been executed yet, because it is undergoing formal review by the U.S. Environmental Protection Agency.

2.
At the Tahoe Vista office, Seller is remediating historic releases of gasoline from aboveground storage tanks that were removed in 1999.  As of the last sampling event (11/3/2008), monitoring well GW-3 had the only water sample that had MTBE (8.9ug/L) and chlorinated solvents, most noticeably, PCE (37 ug/L) above the California Primary Maximum Contaminant Levels (“MCLs”).  The remediation plan is to pump GW-3 for a period of time to lower the MTBE and PCE levels below MCLs.  The staff of the Lahontan Regional Water Quality Control Board has expressed agreement with this plan.  Seller will initiate this pumping in the Spring of 2009, so the pump can run, if necessary, overnight without freezing.

3.	See Schedule 5.9(b).

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Schedule 5.10(a)

Certain Contracts and Arrangements

The disclosure by Seller of the existence or terms of any Business Agreement to Buyer in connection with the transactions contemplated by the Agreement, or to any other party in connection with the proposed or potential sale of the Business or the Purchased Assets to that party, will not be a basis for claiming a breach of any representation or warranty of Seller in the Agreement.

Business Agreements marked with (a) require consent from one or more parties for assignment.   Business Agreements marked with (b) require notice to one or more parties for assignment.

Services Agreements

1.
Customer Care Agreement dated June 24, 1999 between Sierra Pacific Power Company and Orcom Solutions, Inc., as amended by First Amendment dated March 29, 2001 between Sierra Pacific Power Company and Orcom Solutions, Inc., Second Amendment dated June 1, 2002 between Sierra Pacific Power Company and Orcom Solutions, Inc., and Third Amendment dated June 1, 2008 between Sierra Pacific Power Company and Orcom Solutions, LLC d/b/a Vertex US Holdings II Inc. (5.2 and 5.3)(a)

Construction Agreement

2.	Contract dated June 21, 2007 between Sierra Pacific Power Company and Q&D Construction, Inc. (5.11 and 12.1.1.12)(a)

Wholesale Distribution Agreement

3.	Electric Service Agreement dated May 6, 1965 between Sierra Pacific Power Company and Pacific Gas and Electric Company, as amended (5.52)

Pole Attachment Agreements

4.	Pole Attachment Agreement dated December 1, 2004 between Sierra Pacific Power Company and Cebridge Connections (5.79.1)

5.
Communication Antenna Installation Contract dated September 19, 2000 between Sierra Pacific Power Company and Reno Cellular Telephone Company by AT&T Wireless Services of Nevada, Inc. d/b/a AT&T Wireless Services (5.79.2)

6.	Communication Antenna Installation Contract dated October 6, 2003 between Sierra Pacific Power Company and Nextel of California, Inc. d/b/a Nextel Communications (5.79.3) (b)

7.	Master Pole Attachment Agreement dated October 3, 1997 between Sierra Pacific Power Company and Pacific Bell Mobile Services (5.79.4)

8.	Communication Antenna Installation Contract dated July 20, 2000 between Sierra Pacific Power Company and UbiquiTel Leasing Company (5.79.5)

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9.	Joint Pole Agreement dated January 1, 1978 between Sierra Pacific Power Company and The Pacific Telephone and Telegraph Company (5.79.6) (a)

10.	Fiber Optic Cable Installation and Use Agreement dated October 15, 1999 between Sierra Pacific Power Company and Pacific Bell (5.79.7)

11.	Joint Pole Agreement dated August 21, 1998 between Sierra Pacific Power Company and GTE (5.79.8) (a)

Miscellaneous Agreements

12.	Extended Service Coverage for New and Used Electric Power effective November 1, 2006 by Cashman Equipment (an authorized Caterpillar Inc. dealer) in favor of Sierra Pacific Power Company (5.53) (a)

13.	Agreement and Release dated February 5, 2007 between Sierra Pacific Power Company and Placer County Air Pollution Control District (2.3.3.2)

14.	Settlement Agreement and Release dated July 13, 2001 between Sierra Pacific Power Company and Placer County Air Pollution Control District (2.3.3.3)

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Schedule 5.10(b)

Franchises

The disclosure by Seller of the existence or terms of any Franchise to Buyer in connection with the transactions contemplated by the Agreement, or to any other party in connection with the proposed or potential sale of the Business or the Purchased Assets to that party, will not be a basis for claiming a breach of any representation or warranty of Seller in the Agreement.

Franchises marked with (a) require consent from one or more parties for assignment.   Franchises marked with (b) require notice to one or more parties for assignment.

1.	Ordinance No. 146 dated November 4, 1946, of the County of Alpine, California, granting a non-exclusive franchise to Sierra Pacific Power Company (4.1.1.13.1)(b)

•
Ordinance No. 146 has by its terms expired.  However, as of the date of this Agreement, the parties continue to operate under its terms, and Seller is pursuing a renewal of the Franchise under substantially similar terms.

•
Seller is authorized to collect a 2% franchise fee in the rates Seller charges its customers within Alpine County, and Seller has charged and collected from these customers the 2% franchise fee.  Seller has remitted its franchise fee receipts from such customers to the County of Alpine through calendar year 2008.

2.	Ordinance No. 1727 dated December 14, 1976, of the County of El Dorado, California, granting a non-exclusive franchise to Sierra Pacific Power Company (4.1.1.13.2) (b)

3.	Ordinance No. 89-370 dated June 14, 1989, of the City of Loyalton, California, granting a non-exclusive franchise to Sierra Pacific Power Company (4.1.1.13.3) (b)

4.	Ordinance No. 98-12 dated November 10, 1998, of the County of Mono, California, granting a non-exclusive franchise to Sierra Pacific Power Company (4.1.1.13.4) (b)

5.	Ordinance No. 670 dated May 14, 1974, of the County of Nevada, California, granting a non-exclusive franchise to Sierra Pacific Power Company (4.1.1.13.5) (b)

6.	Ordinance No. 2117-B dated February 1, 1977, of the County of Placer, California, granting a non-exclusive franchise to Sierra Pacific Power Company (4.1.1.13.6) (b)

7.	Ordinance No. 516 dated April 24, 1964, of the County of Plumas, California, granting a non-exclusive franchise to Sierra Pacific Power Company (4.1.1.13.7) (b)

8.	Ordinance No. 91 dated June 8, 1964, of the City of Portola, California, granting a non-exclusive franchise to Sierra Pacific Power Company (4.1.1.13.8) (b)

9.	Ordinance No. 540 dated January 2, 1979, of the County of Sierra, California, granting a non-exclusive franchise to Sierra Pacific Power Company (4.1.1.13.9) (b)

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10.
Ordinance No. 154 dated March 19, 1968 of the City of South Lake Tahoe, California, granting a non-exclusive franchise to Sierra Pacific Power Company, as extended and modified by Ordinance No. 817 dated April 20, 1993 (4.1.1.13.10) (a) (b)

11.
Seller and the Town of Truckee are not parties to a written franchise agreement.  Seller is pursuing a written franchise agreement with the Town of Truckee under terms and conditions that are both customary and similar to those which Seller has with other Governmental Entities identified on this Schedule 5.10(b).

•
Seller is authorized to collect a 2% franchise fee in the rates Seller charges its customers within the Town of Truckee, and Seller has charged and collected from these customers the 2% franchise fee.  Seller has not, as of the date of this Agreement, remitted its franchise fee receipts for services provided after June 30, 2006.

With respect to each Franchise held by Seller as of the Closing Date, Seller will provide written and certified notice to the Governmental Entity that granted, approved or issued each such Franchise within 30 days of its assignment to Buyer.  With respect to Franchises listed above, the Franchises marked with (b) may require notice under the terms of the applicable franchise agreement or under applicable CPUC regulations (including Section 6528 of the California Public Utilities Code).

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Schedule 5.11

Legal Proceedings and Orders

Claims:

Claim No.	Date of Loss	Description

206015301	8/31/2006	Lawsuit involving water rights dispute between Truckee Carson Irrigation District and Seller at Donner Lake. Suit to be resolved through transfer of ownership. No reserve, no expected monetary payout.
2005015477	10/14/2005
Lawsuit with multiple defendants involving injuries related to health issues associated with power and communications lines at the Likely Mountain Facility in Lassen County, California.  Case filed in state court has been dismissed.  Motion pending to dismiss claims filed in federal court.

2007015802	8/27/2007	Minor property damage claim at Zephyr Cove residence. Estimated repairs of $2,000 to be paid by Seller.
2007016160	11/16/2007	Claim for wrongful tree removal at a residence in Truckee. Estimated loss of $5,000.
2007016515	5/31/2007	Claim by U.S. Forest Service for fire suppression on Kingsbury Grade at South Lake Tahoe. Received an invoice for $38,348. Negotiating final payment.
2008016894	6/30/2008	Potential personal injury claim resulting from overhead line contact in South Lake Tahoe. No claim presented to date, no liability on Seller’s part, and no reserve.

Workers’ Compensation Claims:

Claim No.	Date of Filing	Claimant

08415A336273	06/28/08	Joel Kuntz
07415T894691	04/17/07	Joseph Martin
06415T603383	10/23/06	Lori Morris
00415T382285	01/05/06	Claudia Anderson
00415T382268	01/05/06	Thomas Math
02415T439229	01/02/03	Don Lough

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Orders:

1.	Decision approving setting of SPPC 2005 General Rate Case Application – Decision No. 06-08-024.

2.	Decision approving SPPC 2008 ECAC Application – Decision No. 08-07-042.

3.	Decision on participation of SPPC and other small and multijurisdictional utilities to comply with Renewable Portfolio Standard – Decision No. 08-05-029.

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Schedule 5.12(a)

Permits

1.	Franchises listed on Schedule 5.10(b).

2.	Sierra Pacific Operating Companies Open Access Transmission Tariff.

3.	The Certificates of Public Convenience and Necessity authorized and issued by CPUC.

4.	Various permits and licenses required in the ordinary course of business, such as permits for occupancy, fire permits, and other customary licenses and permits.

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Schedule 5.12(b)

Sufficiency of Permits

None.

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Schedule 5.13

Compliance with Laws

Seller increased its annual vegetation management budget applicable to the Purchased Assets from approximately $1.3 million in 2008, by adopting a $1.77 million budget in 2009 with 2-5% annual increases thereafter, to provide for a recurring four-year cycle intended to attain sustainable compliance with vegetation management requirements.

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Schedule 5.14

Insurance

None.

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Schedule 5.16(a)

Collective Bargaining Agreements

Collective Bargaining Agreements

The Collective Bargaining Agreement between Sierra Pacific Power Company and Local Union 1245 of the International Brotherhood of Electrical Workers (affiliated with the American Federation of Labor and The Congress of Industrial Organizations) (the “Union”) effective March 2007 through December 31, 2009 (the “CBA”), and all related letters and letters of agreement.

Other

None.

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Schedule 5.16(b)

Labor Matters

1.
Grievance, No. 25-08, filed by a field clerk (warehouseman) for an incident that occurred on May 19, 2008.  The warehouseman is claiming five hours of double time for not being called to the warehouse where a crew was supplied with emergency materials.

2.
The grievances listed below were filed by employees claiming they are owed pay at overtime rates, plus interest, for allegedly being forced on-call for standby (or “pager”) duty and being threatened with insubordination for not complying.

Grievance No.	Employee/Claimant	Incident Dates
10-07A	Milan Dohnansky	between on or about 01/18/07 to 01/22/07
10-07B	Marty Radekin	between on or about 01/18/07 to 01/22/07
10-07C	Greg Gruenzner	between on or about 01/18/07 to 01/22/07
10-07D	Steve Kauffman	between on or about 01/11/07 to 01/16/07
10-07E	Mike Beckett	between on or about 01/11/07 to 01/16/07
10-07F	Bill McMillen	between on or about 01/11/07 to 01/16/07
10-07G	Milan Dohnansky	between on or about 01/11/07 to 01/16/07
10-07H	Percy Stahl	between on or about 01/11/07 to 01/16/07
10-07I	Percy Stahl	between on or about 01/24/07 to 01/29/07
10-07J	Mike Beckett	between on or about 01/24/07 to 01/29/07
10-07K	Steve Kauffman	between on or about 01/24/07 to 01/29/07
10-07L	Mike Beckett	between on or about 12/22/06 to 12/26/06
10-07M	Greg Gruenzner	between on or about 12/22/06 to 12/26/06
10-07N	Steve Kauffman	between on or about 12/22/06 to 12/26/06
10-07O	Milan Dohnansky	between on or about 12/22/06 to 12/26/06
10-07P	Percy Stahl	between on or about 12/22/06 to 12/26/06
10-07Q	Percy Stahl	between on or about 12/29/06 to 01/04/07
10-07R	Steve Kauffman	between on or about 12/29/06 to 01/04/07
10-07S	Milan Dohnansky	between on or about 12/29/06 to 01/04/07
10-07T	Greg Gruenzner	between on or about 12/29/06 to 01/04/07
13-07A	Justin Wearin	between on or about 01/24/07 to 01/26/07
13-07B	Steve Bottrell	between on or about 01/24/07 to 01/26/07
13-07C	Sean Cherry	between on or about 01/24/07 to 01/26/07
13-07D	Harry Bartolomei	between on or about 01/19/07 to 01/22/07
13-07E	Mark Christensen	between on or about 01/19/07 to 01/22/07
13-07F	Paul Otten	between on or about 01/11/07 to 01/16/07
13-07G	Robert Fambrough	between on or about 01/11/07 to 01/16/07
13-07H	Justin Wearin	between on or about 01/11/07 to 01/16/07

3.
Under California law, generally, an employer must provide a 30 minute unpaid meal break to employees who work more than five hours per day.  Cal. Labor Code §§ 512(a) and 226.7. If an employer fails to provide such a meal break to an employee, it owes the employee one additional hour of pay at the employee’s regular rate for each work day that the meal break is

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not provided.  Cal. Labor Code § 226.7.  Section 6.4 of the Collective Bargaining Agreement provides that each employee shall have a regularly scheduled meal period, and that, if there is a change in the lunch period (of more than half an hour), the employee is paid overtime for work performed during the lunch period (half an hour at overtime rate = 45 minutes pay) and eats on company time.  Local Union 1245 disagrees with Seller’s view that payments made under Sec. 6.4 of the Labor Agreement for missed meal periods count toward and partially offset the one hour pay remedy called for under California Labor Code §§ 512(a) and 226.7.

4.
Grievance, No. 28-05, 44-06 and 16-07 were filed by employees claiming all General Foreman duties are bargaining unit work.  The Union, therefore, alleges that Seller should upgrade a Foreman with the appropriate pay in the absence of a General Foreman and post and fill a General Foreman position when it is vacant.

5.
Grievance, No. 03-08 was filed by the Business Manager for the good of the Union claiming Seller discontinued dental and vision coverage for present and future, post age 65 retirees.  The grievance asks for reinstatement of these coverages equal to the prior coverage and to make retiree’s whole for lost monies and interest due to the change.

6.
Grievance, No. 05-08 was filed by the Business Manager for the good of the Union claiming Seller has reduced the employees’ ability to invest their money in certain funds within the 401(k), in particular the limitation of Seller stock at 10% of the employee balance.  The grievance asks for Seller to cease and desist in making this change to the 401(k) plan and bargain with the Union over any future changes to this plan.

7.
Grievance, No. 13-08 was filed by the Business Manager for the good of the Union claiming the new prescription carrier implemented prescription drug formulary is significantly more restrictive than the previous formulary administered by the previous carrier.  The grievance asks for Seller to use an RX formulary substantially comparable to the previous Catalyst Rx formulary and make employees whole for all increased RX expenditures.

8.
Grievance, No. 31-08 was filed by the Business Manager for the good of the Union claiming Seller’s decision to no longer allow 90 day prescriptions to be filled at a local pharmacy is a reduction in benefits, and therefore a violation of Title 19.4 of the CBA.  Any change to the medical plan(s) is a mandatory subject of bargaining.  The grievance asks for Seller to start allowing 90 day maintenance prescriptions to be filled at local pharmacies and reimburse the travel expense for the extra round trips for each prescription due to filling maintenance prescriptions every 30 days instead of 90 days at a local pharmacy.

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Schedule 5.17(a)

ERISA; Benefit Plans

1.	Short Term Incentive Plan

2.	NV Energy Resources Comprehensive Welfare Benefit and Cafeteria Plan, which includes the following benefits:

(a)	health (other than dental or vision)
(b)	life insurance
(c)	dental
(d)	vision
(e)	temporary disability (accident and sickness)
(f)	long-term disability
(g)	death benefits (include travel accident but not life insurance)

3.	NV Energy Retirement Plan

4.	NV Energy 401(k) Plan

5.	NV Energy Master (Employee Benefits) Trust, which holds the plans’ assets

All of Seller’s employees, without regard to status, are eligible to receive benefits provided under the above plans.

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Schedule 5.17(c)

Benefit Plan Obligations

None.

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Schedule 5.21

Intellectual Property

Seller licenses the following software:

Computer Software	Area Used	Vendor
Ariva	SCADA	Ariva
Autocad	Distribution Planning	Autodesk
Autodesk Utility Design	Distribution Planning	Autodesk
Adele	Distribution Planning	JCMB
Automated Meter System	Meters	AMS
EMTR-Electric Meter Test Repository	Meters	Custom
Equifax - Customer Credit Check	Meters	Equifax
Vertex (formerly Orcom/ADS)	Centralized Billing	Vertex
Construction Management System	Work Management	Custom
Contract Refund System	Contract Refund (RT)	Custom
Corp Tax ETS	Corp Tax	D&T
Peoplesoft v8.9 (HR, Financials, Supply Chain)	ERP	Oracle
ERP Data Warehouse	ERP	Custom
Fixed Assets & Tax	ERP	PowerPlan
Fleet Anywhere	Fleet	Maximus
PBX	Telephone	Nortel
IVR - Syntellect	Telephone	Syntellect

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Schedule 6.3

Buyer’s Consents and Approvals

None.

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Schedule 7.1

Conduct of Business

Ongoing conduct of regulatory and other legal matters disclosed in Article V or arising as a result of any request, action, or notification (formal or informal) by or from any Governmental Entity, or as a result of any Claims, Law or Order; provided, however, that Seller shall consult with Buyer with respect to such matters.

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Schedule 7.12(a)

Locals

Local Union 1245 of the International Brotherhood of Electrical Workers (affiliated with the American Federation of Labor and The Congress of Industrial Organizations).

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Schedule 8.1(c)

Required Consents

1.
Consent under that certain Amended and Restated Credit Agreement, dated as of November 4, 2005 among the Company, Wachovia Bank, National Association, as administrative agent, the lenders from time to time party thereto and the other parties named therein, as amended by that certain Amendment and Consent, dated April 19, 2006.

2.
Consent to release of lien over certain Purchased Assets created by that certain General and Refunding Mortgage Indenture, dated as of May 1, 2001, between the Company and The Bank of New York, as Trustee, as amended, modified, or supplemented from time to time, including amendments, modifications, and supplements set forth in the following:

•
Second Supplemental Indenture, dated as of October 30, 2006, between the Company and The Bank of New York, as Trustee (subjecting additional properties of the Company located in the State of California to the lien of the General and Refunding Mortgage Indenture);

•	Officer’s Certificate of the Company, dated April 16, 2004 (establishing the terms of the Company’s 6 1/4% General and Refunding Mortgage Bonds, Series H, due 2012);

•	Officer’s Certificate of the Company, dated March 23, 2006 (establishing the terms of the Company’s 6% General and Refunding Mortgage Notes, Series M, due 2016);

•	Officer’s Certificate of the Company, dated November 22, 2006 (establishing the terms of the Company’s General and Refunding Mortgage Notes, Series N);

•	Officer’s Certificate of the Company, dated April 27, 2007 (establishing the terms of the Company’s General and Refunding Mortgage Notes, Series O);

•	Officer’s Certificate of the Company, dated June 28, 2007 (establishing the terms of the Company’s 6.750% General and Refunding Mortgage Notes, Series P, due 2037); and

•	Officer’s Certificate of the Company, dated September 2, 2008 (establishing the terms of the Company’s 5.45% General and Refunding Mortgage Notes, Series Q, due 2013).

3.	If applicable, consent to release the Encumbrances described in items 1-3 of Schedule 5.7.

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